                                  EXHIBIT 10.26



ARIAD PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 10.26 PORTIONS OF THE AGREEMENT FOR WHICH ARIAD PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                         JOINT VENTURE MASTER AGREEMENT


                                     BETWEEN


                          HOECHST MARION ROUSSEL, INC.


                                       AND


                           ARIAD PHARMACEUTICALS, INC.


                                  MARCH 4, 1997
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                         JOINT VENTURE MASTER AGREEMENT


         This JOINT VENTURE MASTER AGREEMENT (the "Agreement") is entered into as of March 4, 1997 by and between HOECHST MARION ROUSSEL, INC., a Delaware corporation, having its offices at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807-0800, U.S.A. ("HMRI"), and ARIAD PHARMACEUTICALS, INC., a Delaware corporation, having its principal office at 26 Landsdowne Street, Cambridge, Massachusetts 02139, U.S.A. ("ARIAD").

         WHEREAS, the parties desire to enter into a joint venture in the form of a limited liability company (the "Joint Venture" or "LLC") for the purposes of combining and further developing their respective technologies in the area of Functional Genomics in order to identify Candidate Genes, Validated Targets and Validated Proteins for use in drug discovery; and

         WHEREAS, the Joint Venture will perform research and will license the results of such research to one or both of the parties and/or to other licensees; and

         WHEREAS, in order to implement the Joint Venture, the parties wish to agree upon the terms thereof and to describe the agreements to be executed to set forth in detail the terms and conditions of the Joint Venture.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

                                 1. DEFINITIONS

         Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1 "ACQUISITION" has the meaning set forth in Section 9.6.3.

1.2 "ADDITIONAL CAPITAL CONTRIBUTIONS" has the meaning set forth in Section 2.9.2(a).

1.3 "ADMINISTRATIVE SERVICES" has the meaning set forth in the Administrative Services Agreement.

1.4 "ADMINISTRATIVE SERVICES AGREEMENT" has the meaning set forth
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in Section 4.1.1.

1.5 "AFFILIATE" means any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any limited liability company or other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.6 "ANALOG PROTEIN DRUG" means a Protein or polypeptide, the discovery of which was based on the identification of a Validated Protein or the Candidate Gene of such Validated Protein, and which has been modified through a change in its primary structure or sequence resulting in a functionally significant change.

1.7 "ANNUAL RESEARCH PLAN" means the written plan describing the scientific activities to be carried out by the Joint Venture during each year pursuant to this Agreement. Each Annual Research Plan will be set forth in a written document prepared and approved by the Management Committee.

1.8 "ANTIBODY DRUG" means an antibody (monoclonal or polyclonal) or fragments or constructs thereof.

1.9 "ANTISENSE DRUG" means any nucleic acid or a functional analog, derivative or homologue thereof which is complementary to a segment of DNA of a Gene or such Gene's cognate RNA, the discovery of which was based on the identification of a Validated Target or the Candidate Gene of such Validated Target, and which, upon delivery by any means, alters the transcription, processing, elaboration, RNA expression, or protein production of or by such Gene.

1.10 "ARIAD BACKGROUND TECHNOLOGY" means Technology owned or


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licensed by ARIAD or its Affiliates that exists as of the date hereof or is acquired by ARIAD or its Affiliates during the Term, that is useful in Functional Genomics and that is applicable to the objectives of the Research Program. ARIAD Background Technology is listed or described as such on Schedule I to the ARIAD License Agreement, as such Schedule is amended from time to time.

1.11 "ARIAD LICENSE AGREEMENT" has the meaning set forth in Section 7.1.1.

1.12 "BIOINFORMATICS" means genomics software and databases (including, without limitation, databases containing information pertaining to the sequence, function and relationship of genomic information) and methods and tools for creation, maintenance and analysis thereof (including, without limitation, source and object code, maintenance files and documentation for software, and computer systems).

1.13 "CANDIDATE GENE" means a Gene whose [*] cDNA sequence is known and whose function has been determined, in whole or in part, in accordance with criteria to be determined by the Management Committee.

1.14 "CERTIFICATE" has the meaning set forth in Section 2.1.

1.15 "CHANGE OF CONTROL" has the meaning set forth in Section 9.6.3.

1.16 "CLOSING" has the meaning set forth in Section 8.1.

1.17 "CLOSING DATE" has the meaning set forth in Section 8.1.

1.18 "CONFIDENTIAL INFORMATION" means all tangible embodiments of Technology and all information (including but not limited to information about any element of Technology) which is disclosed by one party to the other hereunder or under the Joint Venture Agreements, except to the extent that such information (i) as of the date of disclosure is demonstrably known to the party receiving such disclosure or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure to such party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain,

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through no fault or omission of the party receiving such disclosure; or (iii) as of the date of disclosure or thereafter is obtained from a third party free from any obligation of confidentiality to the disclosing party.

1.19 "COPYRIGHT RIGHTS" means the rights and interests in and to copyrights in any country, including without limitation, copyrights pertaining to Bioinformatics or other software. "ARIAD Copyright Rights" means Copyright Rights of ARIAD. "HMRI Copyright Rights" means Copyright Rights of HMRI.

1.20 "CROSS LICENSE AGREEMENT" has the meaning set forth in Section 7.1.5.

1.21 "DERIVATIVE PROTEIN DRUG" means a Protein, the discovery of which was based on the identification of a Validated Protein or the Candidate Gene of such Validated Protein, including, without limitation, species variant forms thereof, amino acid variant forms thereof having [*] amino acid sequence identity and truncated forms or fragments thereof.

1.22 "DIAGNOSTIC PRODUCT" means any product in the form of a device, compound, kit or service, the discovery of which was based upon, or which utilizes, any Candidate Gene, Validated Target or Validated Protein, which is intended to predict, detect or identify a disease, determine the presence of a pathologic condition or monitor the course of disease or therapy in humans.

1.23 "DRUG" means any product which is intended to treat and/or prevent a disease or disorder in humans.

1.24 "EFFECTIVE DATE" means the date first written above.

1.25 "FIELD" means Functional Genomics.

1.26 "FUNCTIONAL GENOMICS" means the identification of Genes, and the function of such Genes or the products thereof, and the interacting elements of pathways involving those Genes.

1.27 "GENE" means a cDNA or a human gene or a family of such human genes or any portion of such cDNA, gene or genes.

1.28 "GENE THERAPY DRUG" means a nucleic acid or a functional analog, derivative or homologue thereof, the discovery of which was


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based on the identification of a Validated Protein or the Candidate Gene of such
Validated Protein, and which, upon delivery by any means, causes a gene product encoded thereby to be expressed, but does not include an Antisense Drug or a Vaccine.

1.29 "HMRI BACKGROUND TECHNOLOGY" means Technology owned or licensed by: (i) HMRI or (ii) [*] of an Affiliate of HMRI [*] that exists as of the date hereof or is acquired by any such party during the Term that is useful in Functional Genomics and that is [*] of the Research Program. HMRI Background Technology is listed or described as such on Schedule I to the HMRI License Agreement, as such
Schedule is amended from time to time. In the event of any restructuring of [*] which involves the [*] HMRI and ARIAD agree to review in good faith the definitions set forth in this Section 1.29 and in Section 1.5 and the provisions of Section 7.1.2, and, to the extent they have the ability to do so, to modify such definitions and provisions to achieve the same scope and inclusion of entities and Technology as contemplated at the time of execution of this Agreement.

1.30 "HMRI LICENSE AGREEMENT" has the meaning set forth in Section 7.1.2.

1.31 "HSR ACT" has the meaning set forth in Section 13.14.

1.32 "JOINT VENTURE" means the limited liability company to be established pursuant to Article 2 of this Agreement by the parties for the purposes set forth therein.

1.33 "JOINT VENTURE AGREEMENTS" means this Agreement, the Administrative Services Agreement, the ARIAD License Agreement, the Certificate, the Cross License Agreement, the HMRI License Agreement, the Operating Agreement, the Scientific Research Services Agreement, the Stock Purchase, Standstill and Registration Rights Agreement and the Product Rights Agreement.

1.34 "JOINT VENTURE TECHNOLOGY" has the meaning set forth in Section 7.2.

1.35 "LICENSEE" means a third party licensee of rights from the Joint Venture.

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1.36 "MANAGEMENT COMMITTEE" means the committee of ARIAD and HMRI representatives, established pursuant to Section 3.1 hereof.

1.37 "MARKET VALUE" means [*] of the average of the closing prices of ARIAD Common Stock on the NASDAQ National Market System (or, if the ARIAD Common Stock is not listed on the NASDAQ National Market System, the principal exchange or interdealer quotation system on which the ARIAD Common Stock is listed) for the [*] trading days preceding the date as of which Market Value is determined (the "Average Closing Price"); provided, however, that Market Value shall be no greater than [*] and no less than the minimum purchase price determined in accordance with the following sentence. The minimum purchase price shall be [*] at the Closing and shall increase by [*] on each January 1 after the Closing. Notwithstanding the foregoing, if the Average Closing Price is greater than [*] Market Value shall mean the Average Closing Price.

1.38 "MASTER RESEARCH PLAN" means the written plan describing the scientific research and other activities to be carried out by the Joint Venture attached as
Schedule I to this Agreement, and as reflected in the Annual Research Plans.

1.39 "MEMBERS" has the meaning set forth in Section 2.1.

1.40 "OPERATING AGREEMENT" has the meaning set forth in Section 2.1.

1.41 "OTHER PRODUCTS" means any product (e.g., a cosmetic or veterinary product) which does not comprise a Small-molecule Drug, Peptidomimetic Drug, Antisense Drug, Protein Drug, Derivative Protein Drug, Analog Protein Drug, Protein Mimetic Drug, Gene Therapy Drug, Vaccine, Antibody Drug or Diagnostic Product.

1.42 "PATENT RIGHTS" means the rights and interests in and to issued patents and pending patent applications (which for purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and priority rights) in any country, including all substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations


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and extensions thereof, whether owned or licensed in by a party with the right to sublicense. "ARIAD Patent Rights" means Patent Rights with respect to ARIAD Background Technology. "HMRI Patent Rights" means Patent Rights with respect to HMRI Background Technology. "Joint Venture Patent Rights" means Patent Rights with respect to Joint Venture Technology.

1.43 "PEPTIDOMIMETIC DRUG" means a synthetic organic molecule which is a mimetic of, or is designed or developed, using computational, medicinal or combinatorial chemistry techniques, to interact with a Validated Target and which incorporates key structural features of a peptide or Protein which interacts with such Validated Target.

1.44 "PRINCIPAL OFFICE" means the portion of the facility located at 26 Landsdowne Street, Cambridge, Massachusetts dedicated for the business activities and operations of the Joint Venture, and the mechanical, laboratory, office and common areas shared with ARIAD supporting those portions of the facility.

1.45 "PRODUCT" means any product that comprises a Small-molecule Drug, Peptidomimetic Drug, Antisense Drug, Protein Drug, Derivative Protein Drug, Analog Protein Drug, Protein Mimetic Drug or Gene Therapy Drug; provided, however, that Product shall not include any Diagnostic Product, Vaccine, Antibody Drug or Other Product.

1.46 "PRODUCT RIGHTS AGREEMENT" has the meaning set forth in Section 7.4.

1.47 "PROTEIN" means any of a class of high molecular weight polymer compounds composed of a variety of amino acids joined by peptide linkages, including aggregates and hybrids thereof, as well as naturally post-translationally modified variants thereof (e.g., glycosylated proteins) and chemically modified versions thereof (e.g., pegylated or liposomally encapsulated proteins).

1.48 "PROTEIN DRUG" means a Validated Protein used as a Drug.

1.49 "PROTEIN MIMETIC DRUG" means a synthetic organic molecule which is a mimetic of, or is designed or developed using computational, medicinal or combinatorial chemistry techniques to incorporate the key properties of a Validated Protein.

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1.50 "RESEARCH PROGRAM" means the research program, to be conducted by the Joint
Venture pursuant to the Joint Venture Agreements and reflected in the Master and Annual Research Plans.

1.51 "RESEARCH PROJECT" means a detailed project approved by the Management Committee, the objective of which is to discover and research Candidate Genes, Validated Targets and Validated Proteins, generally in a particular disease area or pathophysiologic condition.

1.52 "SCIENTIFIC ADVISORY BOARD" or "SAB" means the Scientific Advisory Board created pursuant to Section 5.4.

1.53 "SCIENTIFIC DIRECTOR" has the meaning set forth in Section 3.3.

1.54 "SCIENTIFIC RESEARCH SERVICES AGREEMENT" has the meaning set forth in
Section 5.2.2.

1.55 "SCIENTIFIC RESEARCH SERVICES" has the meaning set forth in the Scientific Research Services Agreement.

1.56 "SMALL-MOLECULE DRUG" means a small-molecule therapeutic product identified in an assay using a Validated Target, other than a Peptidomimetic Drug, Antisense Drug, Protein Drug, Derivative Protein Drug, Analog Protein Drug, Protein Mimetic Drug, Gene Therapy Drug, Vaccine, or Antibody Drug.

1.57 "SPECIAL PROJECT" has the meaning set forth in Section 5.2.10.

1.58 "STOCK PURCHASE, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in Section 2.8.1.

1.59 "SUPPLEMENTAL CAPITAL CONTRIBUTIONS" has the meaning set forth in Section 2.9.2(c).

1.60 "SUPPLEMENTAL CAPITAL LOAN" has the meaning set forth in Section 2.9.2(d).

1.61 "TECHNOLOGY" means and includes all inventions, discoveries, improvements and proprietary materials, whether or not patentable or copyrightable, including but not limited to samples of, and structural and functional information pertaining to, chemical compounds, DNA vectors, cells, antibodies, other proteins or other biological substances, including DNA sequence information and

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information pertaining to the three-dimensional structure of proteins and other substances; Bioinformatics and other software (in both source and object form) and documentation with respect thereto; other data; formulations; techniques; and know-how; including any negative results. "Technology" of a party includes Technology owned by a party or licensed to that party with a right to grant sublicenses.

1.62 "TERM" means the term of this Agreement as set forth in Article 9.

1.63 "TERRITORY" means all the countries and territories of the world.

1.64 "VACCINE" means any product which achieves a prophylactic or therapeutic effect by inducing an antigen-specific humoral and/or cellular immune system response.

1.65 "VALIDATED PROTEIN" means a Protein encoded by a Candidate Gene and which has been determined by the Management Committee to be potentially suitable for development into a Drug or potentially useful in the discovery of a Drug.

1.66 "VALIDATED PROTEIN POOL" has the meaning set forth in Section 7.4.2.

1.67 "VALIDATED TARGET" means a biological molecule (e.g., receptor, enzyme, ion channel or protein domain) or Gene, the function of which has been identified and which has been determined by the Management Committee to be potentially useful in the discovery of a Drug.

1.68 "VALIDATED TARGET POOL" has the meaning set forth in Section 7.4.2.

1.69 "VISITING SCIENTIST" has the meaning set forth in Section 5.2.8.

1.70 "YEAR" or "YEAR" means a calendar year ending December 31.

                        2. FORMATION OF THE JOINT VENTURE

2.1 FORMATION OF LIMITED LIABILITY COMPANY. On or prior to the Closing Date, ARIAD and HMRI shall establish or cause to be established a Limited Liability Company (the "LLC" or "Joint


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Venture") under the laws of the State of Delaware in accordance with the
Delaware Limited Liability Company Act (the "Act"). For purposes of this Agreement, ARIAD and HMRI may be referred to individually as a "Member" and collectively as the "Members". The "Percentage Interest" in the LLC of each of the two Members shall be fifty percent (50%). The Members shall, on or prior to the Closing Date, take all actions necessary to enter into an Operating Agreement setting forth the rights, obligations and duties of the Members with respect to the LLC in the form of Exhibit A hereto (the "Operating Agreement"), to assure the prompt filing of a Certificate of Formation of the LLC in the form of Exhibit B hereto (the "Certificate") with the Secretary of State of the State of Delaware as required by the Act, and to execute the other Joint Venture Agreements to be executed on or prior to the Closing Date, all in form and substance satisfactory to each of ARIAD and HMRI. Except as expressly provided herein and in the Operating Agreement and the other Joint Venture Agreements, the rights and obligations of the Members with respect to the LLC shall be governed by the Act.

2.2 NAME OF THE JOINT VENTURE. The name of the Joint Venture shall be the "HOECHST-ARIAD Genomics Center, LLC" or such other name as the Members may from time to time determine. The Members shall cause to be filed on behalf of the Joint Venture such corporate, assumed or fictitious name or foreign qualification certificate or certificates as may from time to time be required by law.

2.3 PRINCIPAL OFFICE. The initial principal place of business of the Joint Venture shall be located at the Principal Office.

2.4 PURPOSE OF JOINT VENTURE. The purpose of the Joint Venture shall be to pursue Functional Genomics in order to [*] and to do and perform all acts necessary or desirable to carry out the foregoing purpose in accordance with the terms and conditions of this Agreement and the other Joint Venture Agreements, and to take any other action not prohibited under the Act or other applicable


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law.

2.5 SCOPE OF MEMBERS' AUTHORITY. Except as provided in the Operating Agreement, no Member shall have any authority to act for, hold itself out as the agent of, or assume any obligation or responsibility on behalf of any other Member or the Joint Venture. All property and rights acquired by the Joint Venture by purchase, license, or otherwise will be the property of the Joint Venture and not of either of the Members. Title to all such property shall be held in the name of the Joint Venture.

2.6 ADMINISTRATION. The program, operations, and business of the Joint Venture shall be administered by the Management Committee as provided herein and in the Operating Agreement, and pursuant to an Administrative Services Agreement and Scientific Research Services Agreement to be entered into by ARIAD, HMRI and the Joint Venture, all as further described in Articles 3, 4 and 5.

2.7 TERM. The term of the Joint Venture shall commence upon the filing of the Certificate with the Secretary of State of the State of Delaware and the Joint Venture shall continue for ten (10) years unless sooner terminated pursuant to the terms hereof and of the Operating Agreement or pursuant to applicable law or extended pursuant to the terms hereof or of the Operating Agreement.

2.8      PURCHASE OF PREFERRED STOCK.

         2.8.1 Initial Purchase of Preferred Stock. Simultaneously with the execution of this Agreement, HMRI and ARIAD will enter into a Stock Purchase, Standstill and Registration Rights Agreement in the form of Exhibit C hereto (the "Stock Purchase, Standstill and Registration Rights Agreement"), pursuant to which HMRI will purchase from ARIAD, and ARIAD will sell to HMRI, at the time of the Closing hereunder, Two Million Five Hundred Twenty-Six Thousand Three Hundred Sixteen (2,526,316) shares of Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock") of ARIAD having an aggregate purchase price of Twenty-Four Million Dollars ($24,000,000) (the "Initial Purchase").

         2.8.2 Additional Purchases of Preferred Stock. In addition to


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the Initial Purchase, pursuant to the terms and conditions of the Stock
Purchase, Standstill and Registration Rights Agreement, ARIAD may require HMRI to purchase an additional number of shares of Series B Preferred Stock equal to the aggregate purchase price to be paid divided by the Market Value then in effect at any time during such years and for an aggregate purchase price equal to [*] or the amounts listed below [*]:

         Year                                     Aggregate Purchase Price
         ----                                     ------------------------
         [*]                                      [*]


         In addition, except as otherwise provided in Section 9.6.2, at any time that ARIAD elects or is required to repay a Supplemental Capital Loan pursuant to Section 2.9.2(d) hereof or Section 3.2(b) of the Operating Agreement, pursuant to the terms and conditions of the Stock Purchase, Standstill and Registration Rights Agreement, ARIAD may require HMRI to purchase an additional number of shares of Series B Preferred Stock equal to [*] divided by the Market Value then in effect.

2.9      CAPITAL CONTRIBUTIONS.

         2.9.1 Initial Capital Contributions. Each of the Members shall contribute in cash to the Joint Venture immediately following its formation the amount set forth in this Section 2.9.1, which shall also be set forth in the Operating Agreement. Except as provided in this Section 2.9.1 or in the Operating Agreement, no Member shall be required to make any capital contributions or loans to the Joint Venture. The Initial Capital Contribution for HMRI shall be [*] and the Initial Capital Contribution for ARIAD shall be [*].

         2.9.2    Additional Capital Contributions.

                  (a) Call for Additional Capital Contributions. Pursuant to the terms of the Operating Agreement, each Member shall make additional Capital Contributions in cash to the Joint Venture ("Additional Capital Contributions"). Pursuant to the Operating Agreement, if Additional Capital Contributions are required to be


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made by the Members, the Joint Venture shall provide each Member with written notice at least thirty (30) days prior to the date such payment is due (the "Call Notice"). Such Call Notice shall specify the amount of the Additional Capital Contribution to be paid, the purposes for the Additional Capital Contribution and the date by which payment must be made (the "Due Date"), which shall not be less than thirty (30) days from the date of the Call Notice.

                  (b) Circumstances Requiring Additional Capital Contributions. Pursuant to the terms of the Operating Agreement, each of the Members shall make quarterly Additional Capital Contributions to the Joint Venture, in addition to the amount of its Initial Capital Contribution, as will be recommended by the Management Committee from time to time and as agreed to by the Members, for purposes of funding the operating expenses of the Joint Venture, on the terms and conditions set forth in the Operating Agreement. Notwithstanding the foregoing, pursuant to the terms of the Operating Agreement, each of HMRI and ARIAD shall provide its "Expense Sharing Percentage" of the following aggregate Joint Venture operating expenses (which have been calculated on the basis of [*] to the Joint Venture as Additional Capital Contributions during the following years:

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                                                          Joint Venture
         Year                                             Operating Expenses
         ----                                             ------------------

         1997 [*]                                      $[*]
         1998                                          $[*]
         1999                                          $[*]
         2000                                          $[*]
         2001                                          $[*]
         2002                                          $[*]


; provided, however, that in the event that capital contributions in any year are less than such amounts, [*] Contributions are intended to be used primarily for Reimbursable Costs (as such term is defined in the Scientific Research Services Agreement and the Administrative Services Agreement), and any remainder may be used for other expenses of the Joint Venture.

         HMRI's Expense Sharing Percentage shall be fifty percent (50%), and ARIAD's Expense Sharing Percentage shall be fifty percent (50%), subject to adjustment as set forth in the Operating Agreement.

                  (c) Pursuant to the terms of the Operating Agreement, in the event that capital contributions in excess of the Additional Capital Contributions [*] are required in any of such years to cover expenses such as patent costs, operating costs for Visiting Scientists, transactions with or acquisitions of Technology from third parties, capital purchases beyond the initial plan, contingencies or other expenses of the Joint Venture, the Members shall discuss and determine whether to make supplemental capital contributions ("Supplemental Capital Contributions") by the Members of amounts which exceed the amount set forth as Additional Capital Contributions for any year.

                  (d) Pursuant to the terms of the Operating Agreement, in order to provide funds to ARIAD for ARIAD's share of any Supplemental Capital Contributions, HMRI shall, on the date the Supplemental Capital Contribution is due, at ARIAD's request, lend the necessary funds to ARIAD (a "Supplemental Capital Loan"), which


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
shall be repayable, together with interest at [*] with interest to be reset quarterly on the first business day of each calendar quarter, out of (a) [*] or
(b) in cash. Pursuant to the terms of the Operating Agreement, each Supplemental Capital Loan shall provide that it shall be repayable (i) [*] years after the Effective Date if additional funding arrangements are not agreed upon pursuant to Section 9.3.2 or (ii) on terms and conditions to be agreed upon as part of such arrangements if additional funding arrangements are agreed upon pursuant to
Section 9.3.2; provided, however, that ARIAD may elect to prepay all or part of any Supplemental Capital Loan or Loans at any time, and provided, further, that all Supplemental Capital Loans outstanding at the time of consummation of a Change of Control or Acquisition of ARIAD shall become due [*] after the occurrence of the Change of Control or Acquisition of ARIAD, pursuant to Section 9.6.2.

                  (e) Funding for Incyte Subscription. In order to provide funds to ARIAD in connection with ARIAD's subscription to the [*] database of Incyte Pharmaceuticals, Inc. ("Incyte") pursuant to the Collaborative Agreement between ARIAD and Incyte dated March 4, 1997 (the "Incyte Agreement"), HMRI shall reimburse to ARIAD [*] for each subscription year during the Access Term (as defined in the Incyte Agreement) through the subscription year ending [*] within thirty (30) days of the receipt of an invoice from ARIAD evidencing ARIAD's payment to Incyte of the Access Fee (as defined in the Incyte
Agreement) for ARIAD's LifeSeq database subscription.

                  (f) Funding for Additional Incyte Subscription(s). In addition, in the event that [*] (i) continue its subscription to the LifeSeq database for the period from [*] or thereafter (an "Incyte Extension") or (ii) upgrade its subscription to include additional Incyte databases or services [*] (an "Incyte Enhancement"), [*] will take the same action or actions. The cost of any Incyte Extension or Incyte Enhancement by ARIAD will be borne by ARIAD. HMRI shall reimburse to ARIAD [*] of the cost to


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
ARIAD of any Incyte Extension. HMRI shall make a Supplemental Capital Loan to ARIAD for (a) [*] of the cost to ARIAD of the subscription pursuant to any Incyte Extension and (b) [*] cost to ARIAD of any Incyte Enhancement, within thirty (30) days of the receipt of an invoice from ARIAD for such reimbursement or a request from ARIAD for such Supplemental Capital Loan, which invoice or request shall not be sent by ARIAD more than forty-five (45) days prior to the date payment is due to Incyte.

                  (g) Failure to Make Additional Capital Contributions. Pursuant to the terms of the Operating Agreement, if a Member fails to make an Additional Capital Contribution as required by the Operating Agreement by the Due Date, the Joint Venture shall so notify such Member, and such Member shall be deemed to be in default of its obligations to make an Additional Capital Contribution, unless such Member cures the default within thirty (30) days of receipt of such notice by the Joint Venture. In the event of such a default, the procedures set forth in the Operating Agreement shall then apply.

                  (h) Use of Additional Capital Contributions. The Additional Capital Contributions shall be paid or delivered to the Joint Venture by wire transfer or by a certified or bank cashier's check when payment thereof is called for pursuant to the terms of the Operating Agreement. Pursuant to the terms of the Operating Agreement: (i) such Additional Capital Contributions shall be used for the purposes set forth in the Call Notice and (ii) all Capital Contributions will be temporarily invested by the Joint Venture in short-term United States Treasury securities, or other such investment grade instruments and securities as determined by the Management Committee.

                  (i) Benefit. The Members shall have no personal liability, one to another, for the payment or repayment of Capital Contributions made pursuant to the Operating Agreement, except for Supplemental Capital Loans and as otherwise provided in the Operating Agreement. The provisions of this Section
2.9 are not
intended to be for the benefit of any creditor of the Joint Venture or other person, and no such creditor or other person shall by reason of any such foregoing provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Joint Venture or any of the Members.

2.10 LOANS. Pursuant to the terms of the Operating Agreement, in the event the Joint Venture's funds are insufficient to meet its costs, expenses, obligations, contingencies, liabilities and charges, or to make any expenditure authorized by this Agreement, the Operating Agreement or the other Joint Venture Agreements, and Additional Capital Contributions or Supplemental Capital Contributions are not required to be made pursuant to the Operating Agreement or additional funds are not available from third parties on terms acceptable to the Members in their sole discretion, then a Member or its Affiliate may (but shall not be required to) advance such funds to the Joint Venture upon the prior approval of the Management Committee. Any such advance by a Member or an Affiliate of a Member pursuant to the Operating Agreement shall be evidenced by a promissory note and shall bear interest, accrued annually, at a rate of interest equal to [*] with interest to be reset quarterly on the first business day of each calendar quarter. Any such loan made pursuant to the Operating Agreement shall be on a full recourse basis to the Joint Venture but without recourse to the Members.

2.11 CAPITAL ACCOUNTS; CONTRIBUTIONS AND WITHDRAWAL OF CAPITAL. The Operating Agreement shall contain appropriate provisions for the establishment and maintenance of separate capital accounts for each Member, all in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv).

2.12 WITHDRAWAL OF CAPITAL; VOLUNTARY CONTRIBUTION OF CAPITAL. The Operating Agreement shall provide that: (i) without the approval of the Management Committee, no Member shall have the right to withdraw from the Joint Venture all or any part of its Capital Contribution or to receive any funds or property from the Joint

Venture, or to make any voluntary contribution of capital to the Joint Venture, except as provided in the Operating Agreement, (ii) no Member shall have any right to demand and receive property other than cash of the Joint Venture in return of its Capital Contribution except as may be specifically provided in the Operating Agreement or the other Joint Venture Agreements and (iii) no interest shall be paid on any Capital Contribution.

2.13     ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS.

         2.13.1 Allocation of Profits and Losses; Taxation. The Operating Agreement shall provide that: (i) the net profits, net losses, net cash flow and net proceeds of any disposition of property of the Joint Venture or upon liquidation of the Joint Venture shall be allocated among the Members according to the Percentage Interest of each Member or as otherwise set forth in the Operating Agreement; (ii) tax losses shall be allocated on a preferential basis [*]; (iii) the Percentage Interest of each Member shall be fifty percent (50%);
(iv) net profits and net losses shall, for both allocation and tax purposes, be net profits and net losses as determined for reporting on the Joint Venture's federal income tax return; and (v) except as otherwise set forth in the Operating Agreement, for tax purposes, all items of depreciation, gain, loss, deduction or credit shall be determined in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and, except to the extent otherwise required by the Code, allocated to and among the Members in the same percentages in which the Members share in net profits and net losses.

         2.13.2 Distributions; Taxation. The Operating Agreement shall provide that: (i) the Management Committee shall have sole discretion, to the extent consistent with the maintenance of an appropriate and prudent capital structure, to determine whether all cash available in excess of operating and capital expenditure requirements and provision for repayment of borrowings of the Joint Venture shall be: (a) used to fund the further operations of the Joint Venture or (b) paid out to the Members in proportion to their

Percentage Interests on the date the distribution is authorized by the Management Committee; (ii) the Joint Venture is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, foreign, state or local law and; (iii) all amounts withheld pursuant to the preceding sentence with respect to any distribution or allocation shall be treated as amounts distributed to the Members with respect to which such amounts were withheld pursuant to this Section 2.13.2 for all purposes of the Operating Agreement.

2.14 TAX MATTERS MEMBER. The Operating Agreement shall provide that ARIAD shall serve as the tax matters Member for the Joint Venture (the "Tax Matters Member"), with such duties and responsibilities as shall be enumerated in the Operating Agreement and that the Joint Venture shall indemnify and reimburse the Tax Matters Member for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Joint Venture and its Members, all as provided in the Operating Agreement.

2.15 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in the Operating Agreement, the Act, and other applicable law. Except as required pursuant to the Act or as otherwise provided in the Operating Agreement, a Member will not be personally liable for any debts or losses of the Joint Venture beyond the Member's Capital Contributions.

2.16 LIABILITY FOR CERTAIN ACTS. The Members shall perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the Joint Venture, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Except as otherwise provided in the Operating Agreement, each Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) who so performs such duties shall not have any liability by reason of being or having been a Member of the Joint Venture. Except as otherwise provided herein or in the Operating Agreement, no Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) shall be liable to the Joint Venture or to any Member for any loss or damage sustained by the Joint Venture or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents).

2.17     INDEMNIFICATION OF MEMBERS.

                  (a) Pursuant to the terms of the Operating Agreement, to the maximum extent permitted from time-to-time under the Act, each Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) shall be entitled to indemnity from the Joint Venture for any liability incurred and/or for any act performed by them within the scope of the authority conferred on them by the Joint Venture Agreements and/or for any act omitted to be performed, except in any case where the alleged act or failure to act giving rise to the claim for indemnification is a result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by such Member, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses.

                  (b) Pursuant to the terms of the Operating Agreement, to the extent that the activities of a Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents), other than in connection with performing its obligations under the Joint Venture Agreements (a "Non-Joint Venture Activity"), gives rise to a claim or litigation, such Member shall indemnify the Joint Venture and each other Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) of the Joint Venture who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, which arises by reason of the Non-Joint Venture Activities of the indemnifying Member or by reason of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the Member (including its Affiliates and their respective officers, directors, partners employees, shareholders and agents), against all expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Joint Venture or the indemnified Member in connection with such action, suit or proceeding. No amount paid hereunder shall be treated as a Capital Contribution or a loan to the Joint Venture by the Member making such payment.

2.18 OTHER BUSINESS ACTIVITIES OF MEMBERS. The Members acknowledge that each Member and its Affiliates are engaged in drug discovery, drug development and other activities which may be competitive with the business of the Joint Venture and the other Member. Each Member and its Affiliates may engage independently or with others in other business ventures of every nature and description; provided, however, that if [*]. Each party shall keep the Management Committee promptly informed as to any Functional Genomics research undertaken by the party in areas closely related to the objectives of the Research Projects. Neither the Joint Venture nor any Member shall have any right by virtue of the Operating Agreement or the other Joint Venture Agreements or the relationship created thereunder in or to such other ventures or activities of an individual Member or to the income or proceeds derived therefrom, except as set forth in this Section 2.18.

                       3. MANAGEMENT OF THE JOINT VENTURE

3.1 DECISION MAKING. Pursuant to the terms of the Operating Agreement, subject to any express provisions, if any, of the other Joint Venture Agreements reserving to either ARIAD or HMRI, as the case may be, the right to make unilateral decisions concerning the

Joint Venture, the general affairs and activities of the Joint Venture and the research, development and licensing programs of the Joint Venture described herein shall be administered, managed and coordinated by a committee (the "Management Committee") consisting of three (3) representatives designated by ARIAD (who shall be officers, directors or employees of ARIAD or an Affiliate of ARIAD) and three (3) representatives designated by HMRI (who shall be officers, directors or employees of HMRI or an Affiliate of HMRI), in each case reasonably acceptable to the other party. The Management Committee may be given such name as ARIAD and HMRI may agree upon from time to time.

3.2 MANAGEMENT COMMITTEE CO-CHAIRS. The Operating Agreement shall provide that:
(i) each Member shall designate one of its representatives on the Management Committee as its "Co-Chair"; (ii) the initial Co-Chair designated by ARIAD shall be Harvey J. Berger, M.D., and the initial Co-Chair designated by HMRI shall be Norbert G. Riedel, Ph.D.; (iii) each of the Co-Chairs shall have authority to act for the Joint Venture as specified by the Management Committee; and (iv) each Member shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the Management Committee, including its Co-Chair, by giving written notice thereof to the other Member.

3.3 APPOINTMENT OF SCIENTIFIC DIRECTOR AND OTHER OFFICERS. The Operating Agreement shall provide that: (i) the Management Committee shall select a Scientific Director of the Joint Venture (the "Scientific Director"), who shall be responsible for setting the scientific direction of the Joint Venture in conjunction with the Management Committee, directing the Joint Venture's research programs, and managing the day-to-day operations of the Joint Venture, and who shall be an officer, director or employee of ARIAD or HMRI (or their respective Affiliates); (ii) the Management Committee shall also appoint a Secretary-Treasurer and a Director of Finance and Administration of the Joint Venture who shall keep the records of the Joint Venture and be authorized to act for the Joint Venture within the level of authority designated by the Management Committee; and (iii) the Scientific Director, Secretary-Treasurer and Director of Finance and Administration shall report to the Co-Chairs of the Management Committee.

3.4      MANAGEMENT COMMITTEE MEETINGS.

         3.4.1 Schedule of Meetings. The Operating Agreement shall provide that:
(i) the Management Committee shall meet at least semi-annually; (ii) meetings shall also be convened upon the determination of the Co-Chairs, or either of them, by written notice thereof to the members of the Management Committee, that a meeting of the Management Committee is required to discuss and/or resolve any matter or matters with respect to the Joint Venture; and (iii) meetings shall be held in the Principal Office of the Joint Venture unless the Co-Chairs otherwise agree; provided, however, that the parties may mutually agree to meet by teleconference or video conference and may act by unanimous written action without a meeting.

         3.4.2 Quorum; Voting; Decisions. The Operating Agreement shall provide that: (i) at each Management Committee meeting, attendance by at least [*] members appointed by each party shall constitute a quorum; (ii) each Management Committee member shall have [*] vote on all matters before the Management Committee; provided, however, that the member or members of each party present at a Management Committee meeting shall have the authority to cast the votes of any of such party's members on the Management Committee who are absent from the meeting; (iii) all decisions of the Management Committee shall be made by majority vote of all of the members; (iv) whenever any action by the Management Committee is called for hereunder during a time period in which the Management Committee is not scheduled to meet, the Co-Chairs shall cause the Management Committee to take the action in the requested time period by calling a special meeting or by action without a meeting; (v) representatives of each party, in addition to the members of the Management Committee, may attend Management Committee meetings at the invitation of either party with the approval of the other party, which shall not be unreasonably withheld; and (vi) in the event that the Management Committee is unable to resolve any matter before it, such matter shall be resolved as set forth in Section 3.8 hereof.

         3.4.3 Minutes. The Operating Agreement shall provide that: (i) the Management Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken; (ii) the Co-Chairs shall designate a member of the Management Committee to prepare and circulate a draft of the minutes of each meeting; and (iv) drafts of the minutes shall be delivered to the Co-Chairs of the Management Committee within twenty
(20) days after the meeting. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form as soon as is practical, but not more than forty-five (45) days after the meeting only with their approval and agreement as evidenced by their signatures on the minutes.

         3.4.4 Expenses. Pursuant to the terms of the Operating Agreement, ARIAD and HMRI shall each bear all expenses of their respective Management Committee members related to their participation on the Management Committee and attendance at Management Committee meetings.

3.5 DECISION MAKING RESPONSIBILITIES. Pursuant to the terms of the Operating Agreement, the Management Committee shall be solely responsible for making all decisions regarding the operation and policies of the Joint Venture, not expressly reserved to the Members or to one Member, including, but not limited to, decisions with respect to the following matters:

                  (i) any amendments to or changes in the objectives and scope of the Research Program described in Article 5 hereof;

                  (ii) approval of the Annual Research Plans;

                  (iii) the appointment of the Scientific Director of the Joint Venture;

                  (iv) the appointment of the members of the Scientific Advisory Board of the Joint Venture;

                  (v) the appointment of consultants and scientific experts on behalf of the Joint Venture;

                  (vi) calls for Additional Capital Contributions from the Members;

                  (vii) business plans and annual budgets of the Joint Venture, subject to the limitations on Additional Capital Contributions;

                  (viii) prioritization of Research Projects, Special Projects and other activities of the Joint Venture;

                  (ix) annual financial statements, distributions to the Members, investment and allocation of surplus funds, establishment of reserves out of earnings (including disposition of such reserves) and establishment of accounting policy, including depreciation rates and accruals and internal accounting controls;

                  (x)    [*]
                  (xi)   [*]
                  (xii)  [*]
                  (xiii) [*]
                  (xiv)  [*]

                  (xv) appointment of a Secretary-Treasurer and Director of Finance and Administration of the Joint Venture;

                  (xvi) determination of levels of authority for the Management Committee Co-Chairs, Scientific Director, Secretary-Treasurer and Director of Finance and Administration;

                  (xvii) authorization of individuals to act on behalf of the Joint Venture for particular matters or classes of matters (subject to the authority of the Management Committee);

                 (xviii) maintenance of a list of Technology in accordance with
Section 7.3;

                  (xix) establishment and amendment of the criteria for determining whether a Candidate Gene, Validated Target or Validated Protein has been discovered by the Joint Venture; and,

                  (xx) recommendations to the Members for modifications of the selection procedures set forth in Section 7.4 and the Product Rights Agreement.

         The representatives of a Member on the Management Committee shall at all times be entitled to consult with that Member prior to taking any action as members of the Management Committee. In addition, the Management Committee, as a whole, may from time to time consult with, and act as directed by, the Members on any matter related to the conduct and operations of the Joint Venture.

3.6 DECISIONS RESERVED TO THE MEMBERS.

         Pursuant to the terms of the Operating Agreement, the Members shall reserve to themselves the following decisions:

                  (i) [*]

                  (ii) capital contributions in excess of the amounts set forth in Sections 2.9.2(b);

                  (iii) Supplemental Capital Contributions;

                  (iv) conduct of litigation involving the Joint Venture;

                  (v) hiring of legal counsel and independent public accountants; and

                  (vi) modifications of the procedures set forth in Section 7.4 and the Product Rights Agreement.

3.7 ANNUAL BUDGET. The Operating Agreement shall provide that: (i) the Management Committee shall annually adopt a budget for the Joint Venture; (ii) the Management Committee shall use commercially reasonable efforts to adopt such budget thirty (30) days prior to the beginning of each year; and (iii) such budget may be amended from time to time by the Management Committee.

3.8 MANAGEMENT COMMITTEE DISPUTE RESOLUTION.

    3.8.1 Reference to Senior Officials. In the event that the Management Committee shall not be able to reach a decision or take an action on any matter for which the Management Committee is responsible, or in the event that the parties are unable to resolve any dispute involving any of the Joint Venture Agreements, the matter in question shall be referred for final resolution to [*]

(or, if [*] is also a member of the Management Committee, [*] if such person is not an employee of ARIAD), and if [*] is an employee of ARIAD, then to [*] who is not an employee of ARIAD, and to the [*] of Hoechst Marion Roussel (or, if the [*] is a Member of the Management Committee, then to a senior officer of HMRI designated by the Chief Executive Officer of HMRI who is not a member of the Management Committee), respectively, or a person or persons designated by each or both said officials.

         3.8.2 Scientific Issues. In the event that a matter for dispute resolution pursuant to Section 3.8.1 involves a scientific issue, and said persons or their respective designees (none of whom may be a member of the Management Committee) shall be unable to resolve such matter after reasonable efforts to do so and after the passage of a reasonable period of time under the relevant circumstances, in any event not to exceed [*], each party shall, at its own expense, appoint an unaffiliated scientific expert to advise such persons on the matter. The scientific experts shall be chosen based on their experience and expertise in the particular type of issue which is unresolved. The experts shall render a written advisory opinion to such persons, [*].

         3.8.3 Budget Disputes. In the event that the Management Committee is unable to adopt an annual budget for the Joint Venture (or amend such budget as required from time to time) within the annual limitations as set forth in
Section 3.2(a) of the Operating Agreement, the matter shall be resolved in accordance with the procedures set forth in Section 3.8.1; provided, however, without the approval of the Members, such budget shall be limited to the amount of Additional Capital Contributions [*] set forth in Section 3.2(a) of the Operating Agreement, and such dispute shall not be subject to the dispute resolution procedures set forth in Section 12.1. In the event that a dispute regarding an annual budget is not resolved in accordance with the procedures set forth in Section 3.8.1, the amount of the annual budget shall be the amount set forth for the year in question in Section 3.2(a) of the Operating

Agreement, excluding any carry-forward amounts. Notwithstanding any provision contained herein or in the other Joint Venture Agreements to the contrary, the parties agree that any decision as to whether to make Supplemental Capital Contributions shall be reserved solely to the Members and such decision shall not be subject to the dispute resolution procedures set forth in Section 3.8.1 or Section 12.1, and under no circumstance shall either Member be required to make Supplemental Capital Contributions without the agreement of the Members.

3.9 INTERESTS OF THE PARTIES. Notwithstanding any other provisions of this Agreement, all decisions made and all actions taken by the Management Committee with respect to any Joint Venture matter shall be made or taken in the best interest of the Joint Venture.

                       4. OPERATIONS OF THE JOINT VENTURE

4.1      PROVISION OF ADMINISTRATIVE SERVICES; COMPENSATION.

         4.1.1 Services. Immediately following formation of the LLC as set forth in Section 2.1, ARIAD and HMRI agree to enter into and agree to cause the Joint Venture to enter into an Administrative Services Agreement in the form of Exhibit D hereto (the "Administrative Services Agreement") in form and substance satisfactory to each of ARIAD, HMRI and the Joint Venture, pursuant to which ARIAD will use commercially reasonable efforts to provide to the Joint Venture the Administrative Services (as such term is defined in the Administrative Services Agreement). Pursuant to the terms of the Administrative Services Agreement, ARIAD shall provide the Administrative Services in a prompt manner generally consistent with ARIAD's past practices in the conduct of its own business and operations.

         4.1.2 Compensation for Administrative Services; Determination of Cost. The Administrative Services Agreement shall provide that:

                  (a) In consideration of the performance of the Administrative Services by ARIAD, the Joint Venture shall pay to ARIAD the Reimbursable Costs (as defined in the Administrative

Services Agreement) incurred by ARIAD in providing such Administrative Services on a quarterly basis as follows: the amount of the budget for the first calendar quarter will be paid by the Joint Venture to ARIAD within thirty (30) days following execution of the Administrative Services Agreement. The amount of the budget for the second calendar quarter will be paid by the Joint Venture to ARIAD on or before April 1, 1997. Thereafter, at least forty-five (45) days prior to each calendar quarter, ARIAD will invoice the Joint Venture for an amount equal to the budgeted amount for the following quarter as contained in the annual budget (as amended), plus or minus the excess or deficiency of actual expenditures during the calendar quarter preceding the invoice compared to the budgeted amount for such quarter. The invoice will be paid by the Joint Venture to ARIAD on or before the first day of the following quarter. For example, if the annual budget for 1998 was $1,200,000 in equal quarterly amounts of $300,000, and actual expenditures were $220,000 in the first quarter, $320,000 in the second quarter, and $300,000 in each of the third and fourth quarters, then the Joint Venture would pay to ARIAD $300,000 on January 1, 1998, $300,000 on April 1, 1998, $220,000 on July 1, 1998 ($300,000 less $80,000 deficiency from first quarter) and $320,000 on September 1, 1998 ($300,000 plus $20,000 excess from the second quarter).

                  (b) Each invoice shall set forth in reasonable detail the determination of the cost upon which the amount to be reimbursed is based, broken down by the nature of costs incurred in rendering Administrative Services and the period to which such invoice relates. A copy of each invoice will be sent to HMRI at the time it is sent to the Joint Venture. If HMRI or the Joint Venture has objection to the amount of any invoice, the Joint Venture shall nevertheless be obligated to pay the undisputed portion of the invoice in full, and the parties shall promptly meet to resolve the matter. If the parties do not resolve the matter within thirty (30) days, the Joint Venture or HMRI may thereafter cause ARIAD's records with respect thereto to be audited in accordance with
Section 4.1.3. Following such audit, or at the request of either party after the thirty (30) day period if no audit is requested, the Management Committee shall endeavor in good faith to resolve any disagreement with respect to costs for Administrative Services rendered by ARIAD to the Joint Venture under the Administrative Services Agreement. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1. Notwithstanding the foregoing, in the event that ARIAD anticipates that the total amount to be paid to ARIAD for the Administrative Services will exceed the annual budget approved by the Management Committee, ARIAD shall promptly advise the Management Committee, which shall, in consultation with ARIAD, determine whether to reduce the services to be provided or amend the budget. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Section 3.8.

         4.1.3 Maintenance of Books and Records; Audits. The Administrative Services Agreement shall provide that: (i) ARIAD shall maintain true and complete books of account containing an accurate record of the data necessary for the proper determination and computation of all charges and costs to be reimbursed by the Joint Venture to ARIAD under the terms of the Administrative Services Agreement; provided, however, that ARIAD shall not be required hereby to maintain any duplicate books of account or records; (ii) ARIAD shall retain and maintain such records in accordance with ARIAD's records retention policy for its other books and records; provided, however, that no such retained records will be destroyed without the consent of HMRI (such consent not to be unreasonably withheld); (iii) the Joint Venture and HMRI shall each have the right, using the firm of independent certified public accountants employed by ARIAD to conduct ARIAD's regular annual audit, or another national firm of independent certified public accountants acceptable to ARIAD (whose approval of such accountants will not be unreasonably withheld), to audit such books on any one occasion as to each fiscal year within two (2) years after the delivery of year-end financial statements for the fiscal year to which they relate for the purpose of verifying such charges and costs; and (iv) such examination shall be made upon reasonable advance notice to ARIAD during normal business hours at the Principal Office.

4.2 RENOVATION COSTS; START-UP EXPENSES. ARIAD, in consultation with HMRI, shall prepare a plan and budget for the construction of the Joint Venture's laboratories and offices at the Principal Office, and for equipping the facility. ARIAD shall undertake to construct and renovate the Principal Office and equip the laboratory in accordance with such plans and budget and shall use commercially reasonable efforts to complete such construction within six (6) months after approval of such plans and budget by ARIAD and HMRI. The parties agree that all costs incurred by ARIAD under this Section 4.2 shall be borne by ARIAD, but ARIAD shall not be obligated to spend in excess of [*]. If such costs are less than [*], the remainder shall be used by ARIAD for additional equipment and leasehold improvements, if any, for the Principal Office, during the Term of the Joint Venture. In the event the parties determine that the costs of constructing and renovating the Principal Office and equipping the laboratory is greater than such amount, then the Members shall either revise the plans and budget or shall agree upon a method for funding the excess costs.

4.3 INSURANCE. Pursuant to the Administrative Services Agreement, ARIAD, on behalf of the Joint Venture, shall use commercially reasonable efforts to obtain insurance for the Joint Venture, and in the name of the Joint Venture, against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated. Each of ARIAD and HMRI shall be responsible for directors and officers liability insurance insuring their respective members serving on the Management Committee, but neither party shall be required to maintain such insurance.

4.4 LITIGATION. Each of ARIAD, HMRI and the Joint Venture shall promptly notify the others of any actions which are threatened or commenced against or by such party which relates to or may affect the business or operations of the Joint Venture.

4.5 ACCESS. At any time and from time to time during the term of the Joint Venture and until completion of wind-down of the Joint Venture after termination, authorized representatives of ARIAD and HMRI shall have access to the Principal Offices, upon reasonable notice and at reasonable times for specified periods, without further consideration and subject to reasonable confidentiality undertakings, for the purpose of allowing such ARIAD and HMRI authorized representatives to review the operations, books and records of the Joint Venture and to assist with the business and purposes of the Joint Venture.

4.6      INDEPENDENT CONTRACTOR; RELATIONSHIP OF THE PARTIES.

                  (a) Nothing herein or in the Administrative Services Agreement shall be deemed to constitute ARIAD (or any of ARIAD's employees or agents) to be the agent, representative or employee of the Joint Venture. ARIAD shall be an independent contractor and shall have responsibility for and control over the details and means of performing the Administrative Services.

                  (b) Nothing herein or in the Administrative Services Agreement shall be construed as: (i) an assumption by ARIAD of responsibility for the operations of the Joint Venture except as expressly set forth in the Administrative Services Agreement; (ii) an assumption by ARIAD of any financial obligation of the Joint Venture; or (iii) the assumption by ARIAD of any responsibility for work performed by outside suppliers employed directly by the Joint Venture at the suggestion or recommendation of ARIAD.

4.7 COOPERATION. Each of ARIAD, HMRI and the Joint Venture shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Article 4 and as provided in the Administrative Services Agreement.

                        5. STRUCTURE OF RESEARCH PROGRAM

5.1 RESEARCH PROGRAM; RESEARCH PLANS. In accordance with the Master Research Plan, as updated and amended from time to time by the Annual Research Plans and otherwise, the Joint Venture shall conduct the scientific research efforts in the Research Program. The Annual Research Plan for the first year of the Research Program shall be prepared by HMRI and ARIAD and approved by the Management Committee as promptly as practical after the Closing Date. For each year of the Research Program commencing with the second year, the Annual Research Plan shall be prepared by the Management Committee no later than sixty
(60) days before the end of the prior year. Each Annual Research Plan shall set forth: (i) the Research Projects to be pursued, (ii) the specific objectives of each Research Project, (iii) a detailed plan to achieve such objectives and the tasks to be performed and (iv) the therapeutic and/or pathophysiologic rationale for each Research Project. The Management Committee shall review and monitor the progress of the Research Program. In planning and monitoring the Research Program, the Management Committee may propose that certain tasks and responsibilities be assigned to the parties outside the Scientific Research Services Agreement, taking into account each party's respective specialized facilities, know-how, expert personnel and research expertise in order to avoid duplication and enhance synergies among the parties. The Management Committee may make adjustments in the Annual Research Plan at its meetings or otherwise as it may determine.

5.2 PERFORMANCE OF SCIENTIFIC RESEARCH.

                  5.2.1 Scientific Research. Pursuant to the terms of the Scientific Research Services Agreement, ARIAD, with the cooperation of HMRI, will use commercially reasonable efforts to employ at the Joint Venture at least [*] in order to accomplish such objectives.

                  5.2.2 Scientific Research Services Agreement.


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
Immediately following formation of the LLC as set forth in Section 2.1, ARIAD and HMRI agree to enter into and agree to cause the Joint Venture to enter into a Scientific Research Services Agreement in the form of Exhibit E hereto (the "Scientific Research Services Agreement") in form and substance satisfactory to each of ARIAD, HMRI and the Joint Venture, pursuant to which ARIAD will use commercially reasonable efforts to provide to the Joint Venture the Scientific Research Services (as such term is defined in the Scientific Research Services Agreement). Pursuant to the terms of the Scientific Research Services Agreement, ARIAD will furnish scientific employees and consultants (e.g., the Scientific Advisory Board), supervision (including the Scientific Director), services, supplies and materials to perform the Scientific Research Services for the Joint Venture and provide compensation and benefits, including, without limitation, stock options, for the employees and certain consultants rendering the Scientific Research Services. Pursuant to the terms of the Scientific Research Services Agreement, ARIAD shall provide the Scientific Research Services in a prompt manner generally consistent with ARIAD's past practices in the conduct of its own business and operations.

                  5.2.3 Compensation for Scientific Research Services; Determination of Cost. The Scientific Research Services Agreement shall provide that:

                           (a) In consideration of ARIAD's provision of
facilities and the performance of the Scientific Research Services, the Joint Venture shall pay to ARIAD the Reimbursable Costs (as defined in the Scientific Research Services Agreement) incurred by ARIAD in providing such facilities and services on a quarterly basis as follows: the amount of the budget for the first calendar quarter will be paid by the Joint Venture to ARIAD within thirty (30) days following execution of the Scientific Research Services Agreement. The amount of the budget for the second calendar quarter will be paid by the Joint Venture to ARIAD on or before April 1, 1997. Thereafter, at least forty-five
(45) days prior to
each calendar quarter, ARIAD will invoice the Joint Venture for an amount equal to the budgeted amount for the following quarter as contained in the annual budget (as amended), plus or minus the excess or deficiency of actual expenditures during the calendar quarter preceding the invoice compared to the budgeted amount for such quarter. The invoice will be paid by the Joint Venture to ARIAD on or before the first day of the following quarter. For example, if the annual budget for 1998 was $12,000,000 in equal quarterly amounts of $3,000,000, and actual expenditures were $2,200,000 in the first quarter, $3,200,000 in the second quarter and $3,000,000 in each of the third and fourth quarters, then the Joint Venture would pay to ARIAD $3,000,000 on January 1, 1998, $3,000,000 on April 1, 1998, $2,200,000 on July 1, 1998 ($3,000,000 less
$800,000 deficiency from first quarter) and $3,200,000 on September 1, 1998 ($3,000,000 plus $200,000 excess from the second quarter).

                           (b) Each invoice shall set forth in reasonable detail
the determination of the cost upon which the amount to be reimbursed is based, broken down by the nature of costs incurred in rendering Scientific Research Services and the period to which such invoice relates. A copy of each invoice will be sent to HMRI at the time it is sent to the Joint Venture. If the Joint Venture or HMRI has objection to the amount of any invoice, the Joint Venture shall nevertheless be obligated to pay the undisputed portion of the invoice in full, and the parties shall promptly meet to resolve the matter. If the parties do not resolve the matter within thirty (30) days, the Joint Venture or HMRI may thereafter cause ARIAD's records with respect thereto to be audited in accordance with Section 5.2.4. Following such audit, or at the request of either party after the thirty (30) day period if no audit is requested, the Management Committee shall endeavor in good faith to resolve any disagreement with respect to costs for Scientific Research Services rendered by ARIAD to the Joint Venture under the Scientific Research Services Agreement. If the Management

Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1. Notwithstanding the foregoing, in the event that ARIAD anticipates that the total amount to be paid to ARIAD for the Scientific Research Services will exceed the annual budget approved by the Management Committee, ARIAD shall promptly advise the Management Committee, which shall, in consultation with ARIAD, determine whether to reduce the services to be provided or amend the budget. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Section 3.8.

                  5.2.4 Maintenance of Books and Records; Audits. The Scientific Research Services Agreement shall provide that: (i) ARIAD shall maintain true and complete books of account containing an accurate record of the data necessary for the proper determination and computation of all charges and costs to be reimbursed by the Joint Venture under the terms of the Scientific Research Services Agreement; provided, however, that ARIAD shall not be required hereby to maintain any duplicate books of account or records; (ii) ARIAD shall retain and maintain such records in accordance with ARIAD's records retention policy for its other books and records; provided, however that no such retained records shall be destroyed without the consent of HMRI (such consent not to be unreasonably withheld); (iii) the Joint Venture and HMRI shall each have the right, using the firm of independent certified public accountants employed by ARIAD to conduct ARIAD's regular annual audit, or another national firm of independent certified public accountants acceptable to ARIAD (whose approval of such accountants will not be unreasonably withheld), to audit such books on any one occasion as to each fiscal year within two (2) years after the delivery of year-end financial statements for the fiscal year to which they relate for the purpose of verifying such charges and costs; and (iv) such examination shall be made upon reasonable advance notice to ARIAD during normal business hours at the

Principal Office.

                  5.2.5 Reports to Management Committee. Pursuant to the Scientific Research Services Agreement, ARIAD shall furnish to the Management Committee a semi-annual written report, describing the progress of the work done by it under the Scientific Research Services Agreement pursuant to the Annual Research Plan in reasonable detail, at least fifteen (15) days prior to each semi-annual meeting of the Management Committee.

                  5.2.6 Research Collaborations. In the event that the Management Committee or its designee determines that any research task exceeds the scope or capacity available under the Scientific Research Services Agreement, the Joint Venture may contract with HMRI, ARIAD or a third party (including any academic laboratory) to perform such research. Such research contracts shall be on terms approved by the Management Committee or its designee; provided, however, that if the party performing the research is HMRI or ARIAD or an Affiliate of either, such agreement shall provide that any Technology developed in such research shall become the property of the Joint Venture.

                  5.2.7 Scientific Cooperation. Pursuant to the Scientific Research Services Agreement, scientists at ARIAD and HMRI shall cooperate with the Joint Venture in the performance of the Research Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the Research Program and to assist the Joint Venture in the performance of the Research Program, but subject to the provisions of Article 6. Such activities shall be deemed to be part of the Joint Venture, and any Technology developed in such activities will be Joint Venture Technology.

                  5.2.8 Visiting Scientists. Pursuant to the Scientific Research Services Agreement, the parties expect that scientists from ARIAD and HMRI ("Visiting Scientists") may work at the Principal Office of the Joint Venture on the Research Program or Special Projects (as defined in Section 5.2.10). Under no circumstances shall any such Visiting Scientist be deemed an agent, representative or employee of the Joint Venture, and each shall remain an employee of HMRI or ARIAD, as the case may be. Notwithstanding the foregoing or any agreement between the Visiting Scientist and his or her employer, any Technology developed by a Visiting Scientist relating to his or her activities for the Joint Venture will be Joint Venture Technology, except as otherwise provided in Section 5.2.10. Salary, benefits, housing and relocation expenses of Visiting Scientists shall be borne by the party by whom they are employed.

                  5.2.9 Specialized Facilities of the Parties. Each of ARIAD and HMRI shall make available to the Joint Venture their specialized facilities, such as [*], for reasonable use by the Joint Venture without charge in fulfilling the Master Research Plan and Annual Research Plans. In addition, the parties shall furnish to the Joint Venture specialized materials and reagents without charge, for reasonable use by the Joint Venture in fulfilling the Master Research Plan and Annual Research Plans, with each such task being performed by the party with appropriate expertise and resources.

                  5.2.10 Special Projects for ARIAD and HMRI. Either party may request the Joint Venture to perform a special project or projects (each, a "Special Project") [*] for such requesting party, where the Joint Venture has specialized Technology, resources, skills or equipment which are otherwise not available to such requesting party and where the objectives of the Special Project are [*]. Subject to the availability of the needed personnel, resources and equipment, as determined by the Management Committee, the Joint Venture will perform such Special Projects through the Scientific Research Services Agreement and the Administrative Services Agreement; provided, however, that the Joint Venture shall in no event be obligated to devote more than [*] full-time employees (including Visiting Scientists) in the aggregate to all Special Project(s) for ARIAD and HMRI at any time. [*] shall reimburse the Joint Venture for [*] of the fully burdened cost of performing the Special Projects, and such costs shall not be deemed to be a part of the Joint Venture's annual budget. Any Technology developed by the Joint Venture in any Special Project for a Project Sponsor that is useful only in conducting the Special Project or exploiting the results thereof, as determined by the Management Committee, shall be assigned to the [*]. Any other Technology developed by the Joint Venture in any Special Project shall be owned by the Joint Venture, which shall grant to such Project Sponsor an irrevocable, world-wide, exclusive, royalty-free license to such Technology for use by [*] or exploiting the results thereof.

                  5.2.11 Bioinformatics and Information Services. Pursuant to the Scientific Research Services Agreement, scientists from ARIAD and HMRI shall cooperate with the Joint Venture to establish a Bioinformatics center as required to achieve the objectives of the Research Program and each party's internal use outside the Joint Venture, subject to the limitations set forth in
Section 7.2(c). The Management Committee will establish standards for the network system to be used by the Joint Venture, which shall comply with the security requirements of ARIAD and HMRI. The Joint Venture will provide overall system administration and support for the network components at the Principal Office. System administration and support for the network components at ARIAD and HMRI will be the responsibility of the respective party.

                  5.2.12 Compliance with Laws. ARIAD shall conduct the Scientific Research Services under the Scientific Research Services Agreement, and the parties shall conduct any other research conducted by them for the Joint Venture, in compliance with all applicable laws, rules, regulations and orders.

                  5.2.13 Independent Contractor; Relationship of the Parties.

                  (a) Nothing in the Scientific Research Services Agreement shall be deemed to constitute ARIAD or HMRI or any of ARIAD's or HMRI's employees or agents to be the agent, representative or employee of the Joint Venture. ARIAD and HMRI shall each be an independent contractor and shall have responsibility for and control over the details and means of performing the Scientific Research Services.

                  (b) Nothing in the Scientific Research Services Agreement shall be construed as an assumption by ARIAD or HMRI of any financial obligation of the Joint Venture or the assumption by ARIAD or HMRI of any responsibility for work performed by outside third parties engaged directly by the Joint Venture.

                  5.2.14 Cooperation. Each of ARIAD, HMRI and the Joint Venture shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Section 5.2 and as provided in the Scientific Research Services Agreement.

5.3 RECORDS AND REPORTS.

                  5.3.1 Record Keeping. ARIAD, HMRI and the Joint Venture shall each maintain records in sufficient detail and in good form appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations). ARIAD, HMRI and the Joint Venture shall each provide the other the right to inspect and copy such records to the extent reasonably required for the exercise of its rights and the performance of its obligations under the Joint

Venture Agreements; provided, however, that each party shall maintain such records and the information of the other contained therein in confidence in accordance with Article 6 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

                  5.3.2 Technical Reports. Each party shall keep the Management Committee fully informed about the status of any part of the Research Program performed by it outside the Scientific Research Services Agreement. In particular, without limitation, each party shall provide the other party with access to Technology and Confidential Information employed in or arising out of the Research Program and provide such other information concerning the Research Program as the other party shall reasonably request.

5.4 SCIENTIFIC ADVISORY BOARD.

                  5.4.1 Establishment and Functions. The Operating Agreement shall provide that: (i) the Management Committee shall establish a Scientific Advisory Board ("SAB") for the Joint Venture, consisting of experts in the Field or related fields who may be members of the Scientific Advisory Board of either ARIAD or HMRI or may be previously unaffiliated with either party; and (ii) the SAB shall perform such functions and advise the Joint Venture on matters as the Management Committee may from time to time determine, including, without limitation, evaluation of the Research Program and the provision of advice on scientific, technical and intellectual property matters.

                  5.4.2 Meetings. The Operating Agreement shall provide that:
(i) the SAB shall meet as needed in Cambridge, Massachusetts at the Principal Office of the Joint Venture; and (ii) representatives of each party, in addition to the members of the SAB, may attend such meetings at the invitation of either party, with the approval of the other party.

                  5.4.3 Expenses. The Joint Venture shall bear all expenses of the SAB members related to the participation of the SAB members on the SAB and attendance at SAB meetings pursuant to the

Scientific Research Services Agreement; provided, however, that when appropriate, upon consultation with the Management Committee, ARIAD shall make appropriate provision for the grant of ARIAD stock options to the SAB members pursuant to the Scientific Research Services Agreement.

5.5 INCYTE AGREEMENTS. Simultaneously with the execution of this Agreement, ARIAD, HMRI and Hoechst Aktiengesellschaft will collectively enter into a letter agreement with Incyte in the form of Exhibit F hereto.

                  6. TREATMENT OF CONFIDENTIAL INFORMATION

6.1 CONFIDENTIALITY.

                  6.1.1 ARIAD and HMRI each recognize that the Confidential Information of the Joint Venture and the other party (including minutes of meetings of the Management Committee) constitute highly valuable and proprietary confidential information. ARIAD and HMRI each agree that during the Term of the Joint Venture and for five (5) years thereafter, but in no event less than ten
(10) years, it will keep confidential, and will cause its employees, consultants, Affiliates and licensees and sublicensees to keep confidential, all Confidential Information of the other party and the Joint Venture that is disclosed to it, or to any of its employees, consultants, Affiliates and licensees and sublicensees, pursuant to or in connection with this Agreement, except to the extent that disclosure is required in accordance with the performance of this Agreement. Neither ARIAD nor HMRI nor any of their respective employees, consultants, Affiliates and licensees and sublicensees shall use Confidential Information of the other party or the Joint Venture for any purpose whatsoever except as expressly permitted in this Agreement.

                  6.1.2 ARIAD and HMRI each agree that any disclosure of the Confidential Information of the Joint Venture and the other party (including minutes of meetings of the Management Committee) to any of its officers, employees, consultants or agents or those of any of its Affiliates and licensees and sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. ARIAD and HMRI each agree not to disclose the Confidential Information of the Joint Venture or the other party to any third parties under any circumstance without the prior written approval from the other party or the Joint Venture (such approval not to be unreasonably withheld), except as required by law, and except as otherwise expressly permitted by this Agreement. Each party shall take such action, and shall cause its Affiliates and licensees and sublicensees to take such action, to preserve the confidentiality of the Joint Venture's and each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, and in no event, less than reasonable care. Each party, upon the other's request, will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement; provided, however, that a party may retain Confidential Information of the other party relating to any license or right to use Technology or any Candidate Gene, Validated Target or Validated Protein which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

                  6.1.3 ARIAD and HMRI each represent that all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates, participating in the Joint Venture's activities who shall have access to Confidential Information of the Joint Venture or the other party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each party agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

                  6.1.4 The Operating Agreement shall contain appropriate provisions setting forth the confidentiality obligations between the Joint Venture and each of the Members.

6.2 PUBLICITY. Neither party may disclose the terms of this Agreement or the Joint Venture without the prior consent of the other party; provided, however, that either party may make such a disclosure to the extent required by law; provided, further, that prior to any such required disclosure the non-disclosing party shall be allowed to review the proposed disclosure, and the party making the disclosure shall seek confidential treatment for such disclosure as permitted by applicable laws. The parties, upon the execution of this Agreement, will agree to a news release for publication. Once any written statement is approved for disclosure by the parties, either party may make subsequent public disclosure of the contents of such statement without the further approval of the other party.

6.3 PUBLICATION. It is expected that ARIAD, HMRI and the Joint Venture may wish to publish the results of the research under the Research Program. In order to safeguard patent rights, the party wishing to publish or otherwise publicly disclose the results of any such research shall first submit a draft of the proposed manuscript or disclosure to the Scientific Director for review, comment and consideration of appropriate action at least four (4) weeks prior to any submission for publication or other public disclosure. Within thirty (30) days of receipt of the prepublication materials, the Scientific Director, with the advice of the Co-Chairs of the Management Committee and patent counsel, will advise the party seeking publication as to whether a patent application shall be prepared and filed and the party seeking publication shall delay submission for thirty (30) days from such request or until a patent application can be filed, whichever is sooner. Notwithstanding the foregoing, the Members agree that the Co-Chairs of the Management Committee may jointly [*].

6.4 SOLICITATION. During the Term of the Joint Venture, in the event either party or its Affiliates wishes to hire or solicit for employment any person who is employed by the other party or its Affiliates, the party wishing to hire or solicit such person shall notify and consult with the Management Committee prior to engaging in any such solicitation or hiring.

               7. JOINT VENTURE TECHNOLOGIES AND RIGHTS TO RESEARCH

                  7.1 Patent and Technology Rights of Joint Venture. In order to fulfill its obligations under the Research Program, the Joint Venture shall be granted rights by the parties as follows:

                  7.1.1 ARIAD License to Joint Venture. Immediately following the formation of the LLC as set forth in Section 2.1, ARIAD agrees to enter into and the Members shall cause the Joint Venture to enter into a License Agreement in the form of Exhibit G hereto (the "ARIAD License Agreement") in form and substance satisfactory to each of ARIAD and the Joint Venture pursuant to which ARIAD shall grant to the Joint Venture [*] license or sublicense, as the case may be, in the Field to all ARIAD Background Technology and ARIAD Patent Rights to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms of the ARIAD License Agreement. Except as set forth in
Section 7.1.3, any fees payable to any licensor as a result of the grant of any such sublicense to the Joint Venture shall be paid by ARIAD. Set forth on
Schedule I to the ARIAD License Agreement is a list (with a reasonable description thereof) designating all ARIAD Background Technology. The initial
Schedule I to the ARIAD License Agreement includes Technology which is the subject of licensing or acquisition negotiations with third parties (which is so designated under

Section C of such Schedule I). To the extent ARIAD [*] acquire Technology after the date hereof that [*] ARIAD shall so advise the Management Committee, and, upon agreement by HMRI, [*].

                  7.1.2 HMRI License to Joint Venture. Immediately following formation of the LLC as set forth in Section 2.1, HMRI agrees to enter into and the Members shall cause the Joint Venture to enter into a License Agreement in the form of Exhibit H hereto (the "HMRI License Agreement") in form and substance satisfactory to each of HMRI and the Joint Venture pursuant to which HMRI shall grant to the Joint Venture a [*], as the case may be, in the Field to all HMRI Background Technology and HMRI Patent Rights to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms of the HMRI License Agreement. Except as set forth in Section 7.1.3, any fees payable to any licensor as a result of the grant of any such sublicense to the Joint Venture shall be paid by HMRI. Set forth on Schedule I to the HMRI License Agreement is a list (with a reasonable description thereof) designating all HMRI Background Technology. The initial Schedule I to the HMRI License Agreement includes Technology which is the subject of licensing or acquisition negotiations with third parties (which is so designated under Section C of such Schedule I). Subject to Section 1.29, to the extent HMRI or [*] acquires Technology after the date hereof that [*], HMRI shall so advise the Management Committee, and, upon agreement by ARIAD, [*].

                  7.1.3 Royalty to Third Parties. If either ARIAD or HMRI would be obligated [*] as a result of granting any sublicense pursuant to Section
7.1.1 or 7.1.2, [*] shall reimburse the party granting the sublicense [*] within [*] after receipt of an invoice for such payment from the party granting the sublicense. The party receiving the license shall not be obligated [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  7.1.4 Limitation on In-Licenses to Joint Venture. Notwithstanding anything to the contrary in this Section 7.1, neither ARIAD nor HMRI nor their respective Affiliates shall be obligated to make any disclosure of or grant any license for any Technology if ARIAD, HMRI or their Affiliates are prohibited by law or third party agreements from making such disclosure or granting such license. Each party agrees to [*].

                  7.1.5 Licenses Between ARIAD and HMRI. Immediately following formation of the LLC as set forth in Section 2.1, ARIAD and HMRI agree to enter into a Cross License Agreement in the form of Exhibit I hereto (the "Cross License Agreement") in form and substance satisfactory to each of ARIAD and HMRI pursuant to which: (i) ARIAD shall grant to HMRI a [*] license or sublicense in the Field under the ARIAD Background Technology and ARIAD Patent Rights for the purposes of (a) developing, making, using and selling Products to which HMRI shall have been granted rights pursuant to Section 7.4 hereof and the Joint Venture Agreements, and (b) utilizing in the Field any Joint Venture Technology licensed to HMRI pursuant to Section 7.2, but not for any other purpose; and
(ii) HMRI shall grant to ARIAD a [*] license or sublicense in the Field [*] for the purposes of (a) developing, making, using and selling Products to which ARIAD shall have been granted rights pursuant to Section 7.4 hereof and the Joint Venture Agreements, and (b) utilizing in the Field any Joint Venture Technology licensed to ARIAD pursuant to Section 7.2, but not for any other purpose. If a Member cannot grant [*], then, subject to the approval of the other Member, [*]. Notwithstanding the foregoing, neither Member shall have any rights to the other Member's combinatorial, natural product or other compound libraries or sources. If the party granting the sublicense or taking such other steps (the "Grantor") would be obligated [*] based on or resulting from the development, manufacture or sale of a Product by the other party (the "Grantee") as a result of [*], the Grantee shall [*]. The Grantee shall not be obligated to [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  7.1.6 In-Licensing of Technology. Pursuant to the ARIAD License Agreement and the HMRI License Agreement, respectively, and the Cross License Agreement, ARIAD and HMRI will [*] in accordance with the terms hereof.

7.2 RIGHTS TO JOINT VENTURE TECHNOLOGY. Rights to Joint Venture Technology shall be allocated as follows:

                  (a) The Joint Venture shall have sole and exclusive ownership of all right, title and interest on a world-wide basis in and to any technology (the "Joint Venture Technology") or patents (the "Joint Venture Patent Rights") arising out of the Research Program or any Special Project, except as otherwise provided in Section 5.2.10.

                  (b) Except with respect to Candidate Genes, Validated Targets, Validated Proteins and Technology related to specific Research Projects, the Joint Venture shall grant to each of ARIAD and HMRI a [*] (except as set forth in the next to last sentence of this Section 7.2(b)) license, with the right to grant sublicenses, to any Joint Venture Technology and Joint Venture Patents which are designated by the Management Committee, using criteria to be established by the Management Committee, as having been sufficiently developed so as to be suitable for use outside the Joint Venture (i) for any use outside the Field, and (ii) for use in the Field for projects and products other than Research Projects and Products, Antibody Drugs, Vaccines and Other Products derived from Validated Targets and Validated Proteins. In the event either ARIAD or HMRI wish to license from the Joint Venture any rights to the Joint Venture Technology and Joint Venture Patents outside the Field [*], any such license shall be [*], and the parties agree to [*] and other terms of such a license; provided, however, that neither party shall be obligated to agree that the other shall[*]. If the Joint Venture [*] or resulting from the development, manufacture or sale of a Product by the party receiving the license as a result of granting such licenses [*]. The party receiving the license shall not be obligated to [*] except for those: (i) based on or resulting from [*] or
(ii) as otherwise expressly provided in the Joint Venture Agreements.

                  (c) Without limiting the generality of Section 7.2(b), the Joint Venture shall grant to each of ARIAD and HMRI [*] license, with the right to grant sublicenses, to any Bioinformatics developed or utilized by the Joint Venture, for each party's internal use (including for uses in collaborations with third parties); provided, however, that neither ARIAD nor HMRI shall have access to the other party's proprietary data bases developed outside the Joint Venture by virtue of such licenses.

                  (d) The Management Committee shall determine the extent to which, and the terms of, arrangements for the possible licensing by the Joint Venture of the Joint Venture Technology and Joint Venture Patents to potential Licensees.

                  (e) ARIAD shall be responsible for filing, prosecuting, maintaining and enforcing patent rights with respect to Joint Venture Technology, in consultation with HMRI, in accordance with the terms of the Scientific Research Services Agreement. HMRI shall, at ARIAD's request and in consultation with ARIAD, file outside the United States any patent application of the Joint Venture. The Joint Venture shall reimburse HMRI for out-of-pocket costs incurred in such filings. ARIAD and HMRI will provide quarterly reports of all patent filings undertaken on behalf of the Joint Venture to the Management Committee and each other in a format approved by the Management Committee. With respect to any Products as to which a party has rights pursuant to the Product Rights Agreement, such party shall be responsible for filing, prosecuting, maintaining and enforcing patent rights claiming inventions made by such party with respect to such Products. Pursuant to the Product Rights Agreement, the party with responsibility for prosecution shall furnish copies of relevant filings and correspondence to the Joint Venture as reasonably requested by the Joint Venture and cooperate with the Joint Venture and the other party to achieve consistency in prosecution of all patent applications relating to the Research Program. In the event a Product is a Validated Protein, responsibility for prosecuting, maintaining and enforcing patent rights shall be effective from and after the time the relevant Validated Protein has been selected as described in Section 7.4, in accordance with the terms of the Product Rights Agreement. In the event Technology developed in a Special Project is assigned to a Project Sponsor, the Project Sponsor shall assume responsibility for filing, prosecuting, maintaining and enforcing patent rights with respect to Technology assigned to it.

                  (f) ARIAD and HMRI shall each appoint a Patent Coordinator who shall serve as such party's primary liaison with the other party on matters relating to patent filing, prosecution, maintenance and enforcement. Each party may replace its Patent Coordinator at any time by notice in writing to the other party. The initial Patent Coordinators shall be:

         For ARIAD:        David L. Berstein

         For HMRI:         Stephen L. Nesbitt

7.3 REVIEW OF TECHNOLOGY.

                  (a) In the event either party becomes aware of Technology believed to be useful in the Field or of any opportunity to license or otherwise acquire such Technology, it shall notify the Management Committee or its designees, providing reasonable details of the Technology and the terms on which it may be available, as promptly as is reasonably practical, and subject to confidentiality obligations to third parties and other legal obligations. The Management Committee shall maintain and update a list of all such Technology. The Management Committee or its designees will review such Technology and advise the Members on the utility of such Technology in the Field. ARIAD and HMRI each agrees that it will not in any way compete with the other to obtain rights to any Technology brought by the other party to the

Management Committee or its designees pursuant to this Section 7.3 or in any way interfere with the other party's efforts to obtain rights to such Technology.

                  (b) In the event either party proposes to subscribe to a database or Bioinformatics service other than the LifeSeq database or other database or Bioinformatics service offered by Incyte or its affiliates, it shall so advise the Management Committee, which shall determine whether or not the Joint Venture should subscribe to such database or other Bioinformatics service. The cost of any such database or other Bioinformatics service shall be funded pursuant to Section 3.2 of the Operating Agreement, provided, however, that any Supplemental Capital Contribution shall require the approval of the Members.

7.4 PRODUCT RIGHTS AGREEMENT. Immediately following the formation of the LLC as set forth in Section 2.1, ARIAD and HMRI agree to enter into and agree to cause the Joint Venture to enter into a Product Rights Agreement in the form of Exhibit J hereto (the "Product Rights Agreement") in form and substance satisfactory to the parties, which will provide for the following mechanism to grant rights to ARIAD and HMRI to Candidate Genes, Validated Targets and Validated Proteins developed by the Joint Venture:

                  7.4.1 Determination of Discovery of Candidate Genes, Validated Targets and Validated Proteins. Whenever ARIAD, HMRI or the Joint Venture believes it has discovered a Candidate Gene, Validated Target or Validated Protein in the course of the Research Program, it shall promptly notify and provide all relevant data to the Management Committee. Upon such notice (and on its own initiative even without notice), the Management Committee shall determine whether a Candidate Gene, Validated Target or Validated Protein has been discovered by the Joint Venture utilizing criteria to be established by the Management Committee and furnished to the parties in writing. The Management Committee shall use its best efforts to establish the initial criteria by [*] and shall have the right to amend the criteria from time to time. Regardless of the date of determination of discovery by the Management Committee, any Candidate Gene, Validated Target or Validated Protein will be deemed to have been discovered at the earlier of disclosure of such Candidate Gene, Validated Target or Validated Protein in: [*]. The required scope and contents of such disclosure shall be determined by the Management Committee as part of the criteria for determination of discovery of a Candidate Gene, Validated Target or Validated Protein. Upon a determination by the Management Committee that a Validated Target or Validated Protein has been discovered by the Joint Venture, the Management Committee shall provide prompt written notice to each of ARIAD and HMRI, and such Validated Targets and Validated Proteins shall be added to the respective Pools, as described below.

                  7.4.2 Establishment of Validated Target Pool and Validated Protein Pool. The Management Committee shall establish a Validated Target Pool (the "Validated Target Pool") and a Validated Protein Pool (the "Validated Protein Pool"). The [*] discovered by the Joint Venture shall constitute the initial Validated Target Pool, and the [*] discovered by the Joint Venture shall constitute the initial Validated Protein Pool, and additional Validated Targets and Validated Proteins shall be added to the Pools as the Management Committee determines that they have been discovered in accordance with Section 7.4.1. The Management Committee shall provide prompt written notice to each of ARIAD and HMRI of the establishment of each initial Pool. Validated Targets and Validated Proteins will be deemed added to the Pools in the order in which they are discovered; provided, however, that if the Management Committee later determines that the contents of a Pool should have been different at the time of selection by a party, the party which has made such selection will neither be required nor entitled to return that selection to the Pool or otherwise change its selection. In the event more than one Validated Target or Validated Protein is discovered [*].

                  7.4.3 Procedure for Selecting Candidates from Pools.

                  (a) As to each of the Validated Target Pool and Validated Protein Pool, the selection procedures set forth below for ARIAD and HMRI shall apply separately to each such Pool. As used below, the word "Pool" means the Validated Target Pool or the Validated Protein Pool, and the word "Candidate" means a Validated Target or a Validated Protein, as the case may be.

                  (b) Upon receipt from the Management Committee of notice of creation of each initial Pool, [*]; provided, however, that within thirty (30) days of receipt from the Management Committee of notice that the Validated Target Pool is comprised of [*] and the Validated Protein Pool is comprised of [*], with respect to each Pool, HMRI shall give written notice to the Management Committee of [*].

                  (c) If [*] shall have the right to [*]. [*] to provide written notice to the Management Committee of [*].

                  (d) If [*] within [*] shall then have the [*] by the Management Committee. [*] to provide written notice to the Management Committee of [*].

                  (e) If [*] shall then have the [*] by the Management Committee. [*] to provide written notice to the Management Committee of [*]. If [*] under the circumstances described in subparagraph (d) above, then [*]. [*] shall have [*] described in subparagraph (d) to provide written notice to the Management Committee of [*]. Whether or not [*] shall have [*] to provide written notice to the Management Committee of [*]. If [*] under the circumstances described in subparagraph (c) above, then [*] by the Management Committee. [*] to provide written notice to the Management Committee of [*].

                  (f) It is the intention of ARIAD and HMRI that the selection process for Candidates shall continue thereafter in a manner consistent with:
(i) [*].

                  (g) Notwithstanding the foregoing, at any time that ARIAD or HMRI has the [*] right to select a Candidate from a Pool, such party may exercise such right upon written notice to the

Management Committee [*]. ARIAD and HMRI may [*] upon mutual agreement.

                  (h) Any selection of a Candidate by ARIAD or HMRI pursuant to this Section 7.4 shall be deemed to have been made upon receipt by the Management Committee of written notice thereof. In the event ARIAD or HMRI fails to provide written notice to the Management Committee of a selection of a Candidate from a Pool within such [*] day period for selection, [*] in accordance with the procedures set forth in this Section 7.4. The Management Committee shall promptly inform ARIAD or HMRI whenever the other has selected a Candidate from a Pool, or failed or affirmatively decided not to select a Candidate within any such [*] during which such party has a right to select a Candidate.

                  7.4.4 Rights to Diagnostic Products, Vaccines, Antibody Drugs and Other Products. The Joint Venture shall have sole and exclusive ownership of all right, title and interest in any Diagnostic Product, Vaccine, Antibody Drug or Other Product derived from any Candidate Gene, Validated Target, Validated Protein or otherwise derived from the Research Program. The Management Committee shall have sole discretion in determining whether to grant any licenses to ARIAD, HMRI or third parties for the development, manufacture, use or sale of any Diagnostic Product, Vaccine, Antibody Drug or Other Product, and the terms and conditions of any such licenses, in order to maximize the value of the Joint Venture.

                  7.4.5 Licenses to Drugs Derived from Validated Targets. Pursuant to the terms of the Product Rights Agreement, effective upon selection of a Validated Target by ARIAD or HMRI, the Joint Venture shall be deemed, without further action, to have granted to the party selecting such Validated Target [*] license under all Joint Venture Technology and Joint Venture Patent Rights, and [*] to use such Validated Target for purposes of developing, making, having made, using, having used, selling, having sold, offering for sale and importing any Small-molecule

Drug, Peptidomimetic Drug, or Antisense Drug. If the Joint Venture [*], the party receiving the license[*] The party receiving the license [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  7.4.6 Licenses to Drugs Derived from Validated Proteins. Pursuant to the terms of the Product Rights Agreement, effective upon selection of a Validated Protein by ARIAD or HMRI, the Joint Venture shall be deemed, without further action, to have granted to the party selecting such Validated Protein [*] license under all Joint Venture Technology and Joint Venture Patent Rights, and [*] sublicense (limited to the field and scope of the license to the Joint Venture) under all licenses of Technology to the Joint Venture to use such Validated Protein for purposes of developing, making, having made, using, having used, selling, having sold, offering for sale and importing any Protein Drug, Derivative Protein Drug, Protein Mimetic Drug, Analog Protein Drug or Gene Therapy Drug. If the Joint Venture [*], the party receiving the license [*]. The party receiving the license shall not be obligated [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

7.5 DILIGENCE AND PRODUCT REVERSION. Pursuant to the terms of the Product Rights Agreement, with respect to each Validated Target or Validated Protein selected by ARIAD or HMRI, the party selecting such Validated Target or Validated Protein shall, by virtue of selecting the Validated Protein and without further action, be deemed to have committed itself in good faith to apply [*], to diligently pursue the discovery, development and/or commercialization of at least [*] derived from such Validated Target or Validated Protein. Notwithstanding the fact that, as set forth in Section 7.1.5, neither party has any rights to the other party's combinatorial, natural product or other compound libraries or services, if the party selecting the Validated Target or

Validated Protein fails to utilize such diligent efforts or ceases to pursue for any reason such Validated Target or Validated Protein, the relevant Validated Target or Validated Protein [*], and the party which failed to utilize such diligent efforts or ceased pursuit [*]. If [*] accepts the transfer of the Validated Target or Validated Protein, by virtue of such transfer and without further action it will be deemed to have received a license under Section 7.4.5 or Section 7.4.6, as the case may be, and to have [*], to diligently pursue the discovery, development and/or commercialization of such Validated Target, Validated Protein or Product. If the party which originally selected the Validated Target or Validated Protein [*] as a result of the transfer of the Validated Target or Validated Protein [*]. If the [*] does not wish to acquire rights to such Validated Target or Validated Protein, or if, after acquiring rights to such Validated Target or Validated Protein fails to utilize diligent efforts or ceases to pursue for any reason such Validated Target or Validated Protein, the relevant Validated Target or Validated Protein shall be [*].

7.6 RIGHTS TO VALIDATED TARGETS AND VALIDATED PROTEINS REMAINING IN POOL. Pursuant to the Product Rights Agreement, the Management Committee shall have the authority, at such times as the Management Committee deems appropriate, to assess the Pools containing Candidates that each of ARIAD and HMRI has not selected or has returned, for purposes of determining whether to grant any licenses to third parties for rights to such Candidates previously unselected or returned by ARIAD and HMRI. The Management Committee shall have sole discretion in determining the terms and conditions of any such licenses.

7.7 ROYALTIES. Pursuant to the terms of the Product Rights Agreement:

                  (a) In the event ARIAD or HMRI develops a Product, that is [*] Validated Target or Validated Protein or the associated Candidate Gene, it shall pay a [*] royalty on its Net Sales (as such term is defined in the Product Rights Agreement) and those of its Affiliates to the other party.

                  (b) In the event ARIAD or HMRI shall grant a sublicense to a third party to make, use or sell a Product, that is [*] a Validated Target or Validated Protein, the royalty shall be the lesser of the amount set forth in subparagraph (a) above calculated on the sublicensee's Net Sales (as such term is defined in the Product Rights Agreement) or [*] of the royalties actually received from the sublicensee.

                  (c) In the event that ARIAD or HMRI shall be obligated to pay royalties in excess of [*] its Net Sales and those of its Affiliates or sublicensees to a third party with respect to a particular Product being developed or sold by it under a license from the third party for a Gene or Protein necessary to develop or sell such Product, then the paying party shall be entitled to reduce the royalty payable hereunder to the other party by [*]; provided, however, that the royalty payable to the other party under subparagraph (a) above shall not be reduced below [*] of Net Sales and the royalty payable to the other party under subparagraph (b) above shall not be reduced below [*] of the royalties actually received by the paying party from the sublicensee.

                  (d) In the event that ARIAD or HMRI shall be obligated to pay royalties or other payments to a third party with respect to a particular Product being developed or sold by the other party or its Affiliates or sublicensees as a result of the grant of a sublicense to the Joint Venture or the other party, [*] after receipt of an invoice for such payment from the party granting the sublicense. The party receiving the license shall not be obligated [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

7.8 RIGHT OF FIRST NEGOTIATION. Pursuant to the terms of the Product Rights Agreement, for a period of [*] years [*] by ARIAD or HMRI under Section 7.4 or 7.5, in the event that the party making the selection determines to license or sublicense to any non-Affiliate rights to any such Validated Target or Validated Protein, or any Products derived therefrom, it shall give written notice to the other party, specifying in reasonable detail the rights it intends to license (the "Negotiation Notice"). The party receiving the Negotiation Notice (the "Recipient") shall have [*] after the date of the Negotiation Notice to provide a written response (the "Response") to the party sending the Negotiation Notice (the "Sender") as to whether or not the Recipient wishes to enter into negotiations with the Sender concerning the licensing of such rights. If the Sender does not receive a Response within such [*] period or if the Recipient declines to enter into negotiations, the Sender shall thereafter have the right to license the rights which were the subject of the Negotiation Notice free of any restriction, limitation or duty to the Recipient whatsoever. If the Response states that the Recipient wishes to enter into negotiations with the Sender, the parties shall negotiate in good faith the licensing of such rights to the Recipient for a period of [*] from the date of the Response.

                  If the parties do not agree upon and execute a written agreement for such rights within such [*] period, as such period may be extended by written agreement of both parties, the Recipient [*].

                            8. CONDITIONS TO CLOSING

8.1 CLOSING. The closing of the transactions which are the subject matter of this Agreement (the "Closing") will take place at 9:00 a.m. Eastern Standard Time on a date to be specified by the parties (the "Closing Date"), which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Section 8.2 (and in no event later than May 30, 1997), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Boston, Massachusetts unless another date or place is agreed to in writing by the parties hereto.

8.2 CONDITIONS TO CLOSING. The respective obligations of each party to effect the transactions contemplated under this Agreement shall be subject to the satisfaction, at or prior to the Closing

Date, of the following conditions (the performance of any of which by the other party may be waived in writing by ARIAD or HMRI):

         (a) Neither ARIAD nor HMRI shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated hereby;

         (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the transactions contemplated hereby illegal;

         (c) Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

         (d) The Operating Agreement and the Stock Purchase, Standstill and Registration Rights Agreement shall have been entered into by the parties thereto and the Certificate shall have been filed with the Secretary of State of the State of Delaware;

         (e) ARIAD shall have furnished to HMRI evidence satisfactory to HMRI that ARIAD has entered into an agreement with Incyte for a subscription to Incyte's [*] to become effective at the time of Closing of this Agreement and extending through [*], and HMRI shall have furnished to ARIAD evidence satisfactory to ARIAD that HMRI has amended its agreement with Incyte extending through [*] and otherwise modifying HMRI's subscription to Incyte's [*] to become effective at the time of Closing of this Agreement;

         (f) Each party shall have furnished to the other party evidence satisfactory to the other party of its authority to enter into the Joint Venture, the consent or approval of those persons or entities whose consent or approval shall be required in order for such party to consummate the transactions contemplated hereby (including, without limitation, any necessary consents of third parties for the grant of licenses or sublicenses to the Joint Venture), and such other documents as the other party may reasonably request; and

         (g) The representations and warranties of the other party shall be accurate in all material respects as of the time of the Closing and such other party shall have delivered a certificate of an officer certifying the same.


                        9. TERMINATION AND DISENGAGEMENT

9.1 TERM. This Agreement shall take effect as of the Effective Date and shall continue for ten (10) years unless terminated in accordance with the provisions of this Article 9 or extended pursuant to the terms hereof or of the Operating Agreement (the "Term").

9.2 EXTENSION OF THE JOINT VENTURE. The parties may agree to extend the term of the Joint Venture beyond ten years by mutual written agreement.

9.3 TERMINATION.

         9.3.1 General Termination Conditions. The Joint Venture (and the rights and obligations of the parties pursuant to the Joint Venture Agreements) may be terminated in the following ways:

         (a) if either party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other party may terminate this Agreement upon written notice to such party;

         (b) upon a material breach of either party (subject first to the dispute resolution procedures set forth in Sections 3.8 and 12.1) in the full and timely observance or performance of its covenants or obligations under this Agreement which has been determined in arbitration pursuant to Section 12.1 to affect the ability of the Joint Venture to carry out its objectives and purposes and the arbitration panel has determined that termination is the appropriate remedy for such material breach, upon thirty (30) days' prior written notice by the other party, which notice shall specify the nature of the breach and the steps to be taken to cure such breach; provided, however, that if such breach is cured by the breaching party within such thirty (30) day period, such notice of termination shall be deemed null and void as if the same had never been given and this Agreement shall not be terminated pursuant thereto; or

         (c) if without fault of the terminating party, the Closing shall not have occurred on or before May 30, 1997.

         9.3.2 Further Funding for Joint Venture. HMRI and ARIAD currently expect that the Joint Venture will continue in operation and be funded beyond [*]; provided, however, that the parties acknowledge that neither this Agreement nor the other Joint Venture Agreements creates a binding commitment to fund the Joint Venture beyond [*]. [*]

         9.3.3 Potential Termination After [*]. The Joint Venture may be terminated by either of the parties hereto at any time on or after [*], unless additional funding arrangements have been agreed upon pursuant to Section 9.3.2, by six (6) months written notice to the other party.

9.4 CONSEQUENCES OF TERMINATION.

         9.4.1 Technology Rights. In the event of termination of the Joint
Venture:

         (a) each party will retain exclusive rights under such party's Technology and Patent Rights, and each party shall be free to pursue the development and commercialization of such rights in any manner that it may choose in all fields except to the extent that exclusive rights have been granted to the other party pursuant to the Product Rights Agreement;

         (b) each party will retain the licenses to the Joint Venture Technology granted to it in Section 7.2 and in the Product Rights Agreement, subject to continued royalty obligations to the other party in connection therewith pursuant to Section 10 of the

Product Rights Agreement;

         (c) each party will retain the licenses and sublicenses granted to it by the other party pursuant to Section 7.1.5;

         (d) each party will be free to pursue activities in the Field alone or with a third party;

         (e) the procedures set forth in Section 7.4 and as set forth in the Product Rights Agreement shall be applied until there are no more Candidates in either Pool;

         (f) each party will retain the licenses and sublicenses granted to it by the Joint Venture in Section 7.4.5 and 7.4.6 and as set forth in Section 6 and 7 of the Product Rights Agreement prior to termination; and

         [*]

         9.4.2 Wind-down Payments. HMRI shall pay to ARIAD an amount equal to [*] to be paid to ARIAD under the Scientific Research Services Agreement and the Administrative Services Agreement for the last calendar year of the Joint Venture (provided, however, that no such payment shall exceed [*] in the event the Joint Venture is terminated under any of the following conditions:

         (a) ARIAD and HMRI are unable to agree upon further funding for the Joint Venture and either party terminates the Joint Venture pursuant to Section 9.3.3;

         (b) ARIAD terminates the Joint Venture upon a material breach by HMRI pursuant to Section 9.3.1(c); or

         (c) HMRI terminates the Joint Venture for any reason other than: (i) upon a material breach by ARIAD pursuant to Section 9.3.1(c) or (ii) pursuant to
Section 9.6.2.

Any such payment required hereunder shall be made on or before the effective date of termination of the Joint Venture.

9.5 SURVIVING PROVISIONS.

    Termination of this Agreement for any reason shall be without prejudice to:

         (a) the rights and obligations of the parties provided in Section 7.5 of the Operating Agreement, Section 8 of the ARIAD License Agreement (with respect to Validated Targets and Validated Proteins discovered at the time of termination), Section 8 of the HMRI License Agreement (with respect to Validated Targets and Validated Proteins discovered at the time of termination), Sections 7.1.5, 7.2(b), 7.2(c), and Articles 6, 11, 12 and 13 hereof and Section 17 of the Product Rights Agreement, all of which shall survive such termination;

         (b) ARIAD's and HMRI's right to receive all payments earned and/or accrued prior to termination hereunder; and

         (c) any other rights or remedies which either party may otherwise have against the other.

9.6 CONSEQUENCES OF CHANGE OF CONTROL OR ACQUISITION.

         9.6.1. Notice. If ARIAD enters into any written agreement for a transaction which, upon consummation, will result in an Acquisition or Change of Control, it shall give written notice thereof to HMRI at least thirty (30) days prior to the scheduled consummation thereof.

         9.6.2. Consequences. In the event a Change of Control or Acquisition of ARIAD shall occur, then [*] upon termination of the Joint Venture for any reason. [*]

                  [*]

                  [*]

                  [*]

                  [*]

                  [*]

         9.6.3. Definition. For purposes hereof, an "Acquisition" shall be deemed to have occurred if ARIAD shall consolidate or merge with another entity, or convey, sell or lease to another entity all or substantially all of the stock, assets or business of ARIAD and its subsidiaries taken as a whole, unless the stockholders of ARIAD immediately prior to the transaction own a majority of the voting equity securities of the merged, consolidated or acquiring entity after the transaction. For purposes hereof, a "Change of Control" shall be deemed to have occurred upon consummation of any transaction or event as a result of which any other entity acquires or controls [*].

                       10. REPRESENTATIONS AND WARRANTIES

10.1 MUTUAL REPRESENTATIONS. ARIAD and HMRI each represents and warrants as follows:

         10.1.1 Organization. It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         10.1.2 Authorization. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders or
(b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

         10.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

         10.1.4 No Inconsistent Obligation. It is not under any obligation to any person, or entity, contractual or otherwise, that is materially conflicting or materially inconsistent in any respect with the terms of this Agreement or that would materially impede the diligent and complete fulfillment of its obligations.

                              11. INDEMNIFICATION

11.1 INDEMNIFICATION OF ARIAD BY HMRI. HMRI shall indemnify, defend and hold harmless ARIAD, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "ARIAD Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the ARIAD Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of ARIAD) arising out of any actions of HMRI in the performance of the Research Program, the use by the Joint Venture or any Licensee of the HMRI Background Technology or the development, testing, production, manufacture, promotion, import, sale or use by any person of any Product which is manufactured or sold by HMRI or by an Affiliate, licensee, sublicensee, distributor or agent of HMRI other than a Licensee.

11.2 INDEMNIFICATION OF HMRI BY ARIAD. ARIAD shall indemnify, defend and hold harmless HMRI and its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "HMRI Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the HMRI Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation claims of suppliers and ARIAD employees (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of HMRI), arising out of any actions of ARIAD in the performance of the Research Program, the use by the Joint Venture of the ARIAD Background Technology or the development, testing, production, manufacture, promotion, import, sale or use by any person of any Product which is manufactured or sold by ARIAD or by an Affiliate, licensee, sublicensee, distributor or agent of ARIAD other than a Licensee.

11.3 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

11.4 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ARIAD NOR HMRI WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

                                12. ARBITRATION

12.1 ARBITRATION. In the event of any dispute, difference or question arising between the parties in connection with this Agreement or the other Joint Venture Agreements, the construction hereof or thereof, or the rights, duties or liabilities of either party hereunder or under the other Joint Venture Agreements (other than disputes concerning Management Committee decisions subject to resolution by the good faith efforts of specified persons under
Section 3.8), then such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by ARIAD, one by HMRI and the third by the two so chosen. If both or either of ARIAD or HMRI fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he or she shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the New York office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of either party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at New York, New York, U.S.A. The arbitration award shall be final and binding upon the parties to such arbitration and may be entered in any court having jurisdiction.

                                13. MISCELLANEOUS

13.1 NOTICES. All notices, requests and other communications to ARIAD, HMRI and the Joint Venture hereunder or under the other

Joint Venture Agreements shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to the Joint Venture Agreement(s) to which they pertain and shall be personally delivered by a courier service providing evidence of receipt or sent by telecopy or other electronic facsimile transmission or by registered air mail or certified air mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or such other address as may be specified in writing to the other party hereto):


         If to HMRI:       Hoechst Marion Roussel, Inc.
                           Route 202-206 P.O. Box 6800
                           Bridgewater, NJ 08807-0800
                           Attn: Senior Vice President,
                                 Business Development
                                 and Strategic Planning


         With a copy to:   Hoechst Marion Roussel, Inc.
                           Route 202-206 P.O. Box 6800
                           Bridgewater, NJ 08807-0800
                           Attn: General Counsel, Global
                                 Development Center



         If to ARIAD:      ARIAD Pharmaceuticals, Inc.
                           26 Landsdowne Street
                           Cambridge, MA 02139
                           Attn:  Chief Executive Officer


         With a copy to:   Jeffrey M. Wiesen, Esq.
                           Mintz, Levin, Cohn, Ferris,
                             Glovsky and Popeo, P.C.
                           One Financial Center
                           Boston, MA 02111


        If to the          To the Co-Chairs at their respective
          Management       addresses at HMRI and ARIAD.
          Committee:


         In addition, any Call Notice for Additional Capital Contributions or Supplemental Capital Contributions addressed to HMRI shall also be sent to:


                           Hoechst Marion Roussel, Inc.
                           Route 202-206 P.O. Box 6800

                           Bridgewater, NJ  08807-0800
                           Attn: R&D Controller


Any notice or communication given in conformity with this section shall be deemed to be effective on the same day as delivered if personally delivered or if sent by telecopy or other electronic facsimile transmission and seven (7) days after mailing, if mailed.

13.2 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to the application of principles of conflicts of law.

13.3 CURRENCY TRANSLATIONS. All costs charged by either party hereunder will be charged in the currency or currencies in which the same are incurred. Any costs incurred by either party in currencies other than United States Dollars will be converted to United States Dollars as of the end of each calendar quarter using the average exchange rate for such calendar quarter based on rates reported in The Wall Street Journal. The parties hereto shall each bear all risks of exchange losses and/or currency restrictions, regardless of when expenditures relating to the charging of such costs are actually made by either party.

13.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

13.5 HEADINGS. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

13.6 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

13.7 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

13.8 NO THIRD PARTY BENEFICIARIES. Except as set forth in Article 11 hereof, no third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.

13.9 ASSIGNMENT AND SUCCESSORS. Neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement, its interest in the Joint Venture, and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Joint Venture (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD or HMRI hereunder shall be deemed to include the successor thereto and assigns thereof.

13.10 FORCE MAJEURE. Neither ARIAD nor HMRI shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of ARIAD or HMRI. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

13.11 INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

13.12 INTEGRATION; SEVERABILITY. This Agreement together with the other Joint Venture Agreements constitutes on and as of the date hereof the entire understanding of the parties with respect to the subject matter hereof and all prior or contemporaneous agreements and understandings, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, including but not limited to the Confidentiality Agreement between ARIAD and HMRI dated October 28, 1996; provided, however, that all or part of this Agreement may be superseded by the remainder of the Joint Venture Agreements. This Agreement and the other Joint Venture Agreements do not supersede the Collaborative Research and License Agreement between ARIAD and Roussel Uclaf dated as of November 5, 1995. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

13.13 FURTHER ASSURANCES. Each of ARIAD and HMRI agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

13.14 HART-SCOTT-RODINO FILING. The parties shall cooperate fully and use their best efforts to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations issued thereunder (the "HSR Act"), to determine if a Notification Report is required thereunder, and to file any required Notification Report form with the Federal Trade Commission and the Department of Justice in accordance with such rules and regulations with respect to the transactions contemplated in this Agreement.

13.15 ACTIONS BY JOINT VENTURE. Whenever this Agreement provides that the Joint Venture (or its Management Committee) shall take or refrain from taking any action or shall do or refrain from doing anything, the Members agree that they shall cause the Joint Venture (or its Management Committee) to do so.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                     HOECHST MARION ROUSSEL, INC.

                                     By: /s/ Frank L. Douglas, M.D.
                                         -------------------------------
                                     Title: Executive Vice President
                                            ----------------------------
                                     Date:  March 3, 1997
                                            ----------------------------


                                     ARIAD PHARMACEUTICALS, INC.

                                     By: /s/ Harvey Berger
                                         -------------------------------
                                     Title: Chief Executive Officer
                                            ----------------------------
                                     Date:  March 3, 1997
                                            ----------------------------

                                   SCHEDULE I

                              MASTER RESEARCH PLAN


           [*]

                                    EXHIBIT A

                           FORM OF OPERATING AGREEMENT




                               OPERATING AGREEMENT

                                       OF

                       HOECHST-ARIAD GENOMICS CENTER, LLC

                               OPERATING AGREEMENT


      This Operating Agreement is dated as of March 18, 1997 (the "Agreement"), by and between HOECHST MARION ROUSSEL, INC., a Delaware corporation ("HMRI"), having its offices at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807-0800, and ARIAD PHARMACEUTICALS, INC., a Delaware corporation ("ARIAD"), having its principal office at 26 Landsdowne Street, Cambridge, Massachusetts 02139. HMRI and ARIAD are sometimes referred to herein individually as a "Member" and collectively as the "Members." Capitalized terms used but not defined herein shall have the same meaning as provided in the Joint Venture Master Agreement dated March 4, 1997 between HMRI and ARIAD (the "JV Master Agreement").

                              PRELIMINARY STATEMENT

      WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics in order to identify Candidate Genes, Validated Targets and Validated Proteins for use in drug discovery, the Members desire to form the HOECHST-ARIAD GENOMICS CENTER, LLC (the "Company"); and

      WHEREAS the purpose of this Agreement is to form the Company in accordance with the Delaware Limited Liability Company Act (the "Act") and to set out fully the rights, obligations and duties of the Members.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the parties hereto agree to form the Company, and to set out fully the rights, obligations and duties of the Members, as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

      1.1 Formation of Limited Liability Company. The Company is hereby formed under the Act. Except as expressly provided herein and in the other Joint Venture Agreements, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Members shall take all actions necessary to assure the filing of a Certificate of Formation of the Company (the "Certificate") with the Secretary of State of the State of Delaware (the "Delaware Secretary") as required by Delaware law upon satisfaction of the conditions to closing set forth in Section 8.2 of the JV Master Agreement. The names and addresses of the Members are as set forth on Schedule A hereto.

      1.2 Name of the Company. The name of the Company shall be the "HOECHST-ARIAD GENOMICS CENTER, LLC" or such other name as the Members may from time to time determine. The Members shall cause to be filed on behalf of the Company such corporate, assumed or fictitious name or foreign qualification certificate or certificates as may from time to time be required by law.

      1.3 Principal Place of Business of the Company; Registered Agent. The initial principal place of business of the Company shall be located at the Principal Office. The Members may, at any time and from time to time, change the location of the Company's principal place of business. The Company shall maintain its records at such address. The registered agent for service of process for the Company in the State of Delaware shall be The Prentice-Hall Corporation System, Inc., with a principal place of business at 1013 Center Road, Wilmington, Delaware 19805.

      1.4 Title to Company Property. All property and rights owned or acquired by the Company by purchase, license or otherwise, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership rights with respect to such property. Title to all such property shall be held in the name of the Company.


      1.5 Representations and Warranties of Members. Each Member represents and warrants to the Company and to the other Member as follows:

            (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

            (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all corporate action and do not and will not: (i) require any consent of its stockholders or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

            (c) This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

            (d) It is not under any obligation to any person, or entity, contractual or otherwise, that is materially conflicting or materially inconsistent in any respect with the terms of this Agreement or that would materially impede the diligent and complete fulfillment of its obligations.

                                   ARTICLE II

                            PURPOSE OF BUSINESS; TERM

      2.1 Company Purpose. The purpose of the Company shall be to pursue Functional Genomics in order to identify Candidate Genes, Validated Targets and Validated Proteins and to do and perform all acts necessary or desirable to carry out the foregoing purpose in accordance with the terms and conditions of this Agreement and the other Joint Venture Agreements, and to take any other action not prohibited under the Act or other applicable law.

      2.2 Term. The term (the "Term") of the Company shall commence upon the filing of the Certificate with the Secretary of State of the State of Delaware and the Company shall continue for ten (10) years unless sooner terminated and dissolved pursuant to Article IX of this Agreement or pursuant to applicable law or extended pursuant to the terms hereof or of the JV Master Agreement.

      2.3 Scope of Members' Authority. Except as expressly provided for herein or in the other Joint Venture Agreements, no Member shall have any authority to act for, hold itself out as the agent of, or assume any obligation or responsibility on behalf of the Company or any other Member.

      2.4 Fiscal Year. The fiscal year of the Company shall be the calendar year.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

      3.1 Initial Capital Contributions. Each of the Members will, immediately following the Closing under the JV Master Agreement and upon execution of this Agreement, contribute in cash to the Company the amount set forth opposite its name in the column entitled "Initial Capital Contribution" on Schedule A hereto. Except as provided in this Section or Section 3.2 herein or by law, no Member shall be required to make any capital contributions or loans to the Company.

      3.2 Additional and Supplemental Capital Contributions.

            (a) Additional Capital Contributions. Each of the Members shall make quarterly Additional Capital Contributions to the Company, in addition to the amount of its Initial Capital Contribution, as will be recommended by the Management Committee from time to time and as agreed to by the Members, for purposes of funding the operating expenses of the Company, on the terms and conditions set forth herein. Notwithstanding the foregoing, each of the Members shall provide its Expense Sharing Percentage of the following aggregate Company operating expenses [*] to the Company as Additional Capital Contributions during the following years:

                                              Company
                    Year                Operating Expenses
                    ----                ------------------
                    1997 [*]                $         [*]
                    1998                    $         [*]
                    1999                    $         [*]
                    2000                    $         [*]
                    2001                    $         [*]
                    2002                    $         [*]


; provided, however, that in the event that capital contributions in any year are less than such amounts, the remainder of the financial commitment will be carried forward to subsequent years, but no later than March 31, 2002. Such Additional Capital Contributions are intended to be used primarily for Reimbursable Costs (as such term is defined in the Scientific Research Services Agreement and the Administrative Services Agreement), and any remainder may be used for other expenses of the Company. HMRI's Expense Sharing Percentage shall be fifty percent (50%), and ARIAD's Expense Sharing Percentage shall be fifty percent (50%), subject to adjustment as set forth in Section 3.2(e).

            (b) Supplemental Capital Contributions. In the event that capital contributions in excess of the Additional Capital Contributions [*] are required in any of such years to cover expenses of the Company such as patent costs, operating costs for Visiting Scientists, transactions with or acquisitions of Technology from third parties, capital purchases beyond the initial plan, contingencies or other expenses of the Company, the Members shall discuss and determine whether to make supplemental capital contributions (the "Supplemental Capital Contributions") by the Members of amounts which exceed the amount set forth in Section 3.2(a) for any year. In order to provide funds to ARIAD for ARIAD's share of any Supplemental Capital Contributions, HMRI shall, on the date the Supplemental Capital Contribution is due, at ARIAD's request, lend the necessary funds to ARIAD (a "Supplemental Capital Loan") which shall be repayable, together with interest at [*] with interest to be reset quarterly on the first business day of each calendar quarter, out of (a) [*] or (b) in cash. Each Supplemental Capital Loan shall provide that it shall be repayable (i) [*] years after the date of this Agreement if additional funding arrangements are not agreed upon pursuant to Section 9.3.2 of the JV Master Agreement or (ii) on terms to be agreed upon as part of such arrangements if additional funding arrangements are agreed upon pursuant to
Section 9.3.2 of the JV Master Agreement; provided, however, that ARIAD may elect to prepay all or part of any Supplemental Capital Loan or Loans at any time and, provided, further, that all Supplemental Capital Loans outstanding at the time of consummation of a Change of Control or Acquisition of ARIAD shall become due [*] after the occurrence of the Change of Control or Acquisition of ARIAD, pursuant to Section 9.6.2 of the JV Master Agreement.

            (c) Procedure for Additional and Supplemental Capital Contributions. If Additional Capital Contributions are required to be made by the Members pursuant to Section 3.2(a) or the Members agree to make Supplemental Capital Contributions pursuant to Section

3.2(b), the Company shall provide each Member with written notice at least thirty (30) days prior to the date such payment is due (the "Call Notice"). The Call Notice shall specify the amount of the Additional Capital Contributions or Supplemental Capital Contributions to be paid, the purposes for the Additional Capital Contributions or Supplemental Capital Contributions and the date by which payment must be made (the "Due Date"), which shall not be less than thirty
(30) days from the date of the Call Notice. The Company shall call for payment of Additional Capital Contributions or Supplemental Capital Contributions from all Members on a pro rata basis based on their respective Percentage Interests as of the date of the Call Notice.

            (d) Failure to Make Additional Capital Contribution or Supplemental Capital Contribution. If a Member fails to make an Additional Capital Contribution or Supplemental Capital Contribution by the Due Date, it (the "Named Member") shall be deemed to be in default of its obligations hereunder as of the Due Date. The following procedures shall then apply:

                  (i) The Company shall immediately send a default notice (the "Default Notice") to the Named Member. If the Named Member has not cured its default within thirty (30) days following receipt of the Default Notice, it shall be deemed to be an Event of Default herein.

                  (ii) Upon such Event of Default, the nondefaulting Member shall have the option, but not the obligation, to pay to the Company the amount of the Named Member's Additional Capital Contribution or Supplemental Capital Contribution that it failed to pay. Such payment must be made within thirty (30) days from the date of the Event of Default.

                  (iii) Upon such Event of Default, and following any payment to the Company by a nondefaulting Member of the Named Member's Additional Capital Contribution or Supplemental Capital Contribution that it failed to pay, the Percentage Interests of the Members shall be adjusted in accordance with Section 3.2(e).

                  (iv) Notwithstanding the foregoing, in the event that the Named Member fails to make a required Additional Capital Contribution or Supplemental Capital Contribution pursuant to this Section 3.2(d), then the Company may proceed to pursue any and all available legal remedies against the Named Member in order to collect the amount owed by the Named Member to the Company. In furtherance thereof, the Company may proceed to collect any amount due from the Named Member as and when due, together with interest thereon from the date for payment stated herein at the lesser of: (a) the prime rate as reported by the Morgan Guaranty Bank and Trust, New York, New York, on the date such payment is due, plus an additional three percent (3%) or (b) the maximum rate permitted by applicable law, and all costs and expenses of collection incurred by the Company (including reasonable fees and disbursements of counsel). So long as a Named Member remains in default, it shall have no right to receive any distributions or allocations of credits, profits or losses under this Agreement. Any actions by the Company under this clause (iv) shall be controlled by, and at the direction of, the Member other than the Named Member.

            (e) When any adjustment of the Percentage Interests is required hereunder, the Percentage Interests shall be adjusted such that each Member's new Percentage Interest shall be equal to the sum of (i) such Member's aggregate paid-in Capital Contributions (including its Initial, Additional and Supplemental Capital Contributions), divided by (ii) aggregate paid-in Capital Contributions (including Initial, Additional and Supplemental Capital Contributions) made by all of the Members.

            (f) Use of Additional and Supplemental Capital Contributions. The Additional and Supplemental Capital Contributions shall be paid or delivered to the Company by wire transfer or by a certified or bank cashier's check when payment thereof is called for pursuant to this Section 3.2. Such Additional and Supplemental Capital Contributions shall be used for the purposes set forth in the Call Notice. All Capital Contributions will be temporarily invested by the Company in short-term United States Treasury securities or other such investment grade instruments and securities as determined by the Management Committee.

            (g) Benefit. The Members shall have no personal liability, one to another, for the payment or repayment of Capital Contributions made pursuant to this Section 3.2, except for Supplemental Capital Loans and as otherwise provided herein. The provisions of this Section 3.2 are not intended to be for the benefit of any creditor of the Company or any Member or other person and no such creditor or other person shall by reason of any such foregoing provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or any of the Members.

      3.3 Loans. In the event the Company's funds are insufficient to meet its costs, expenses, obligations, contingencies, liabilities and charges, or to make any expenditure authorized by this Agreement or the other Joint Venture Agreements, and Additional Capital Contributions or Supplemental Capital Contributions are not required to be made pursuant to Section 3.2 herein or additional funds are not available from third parties on terms acceptable to the Members in their sole discretion, a Member or its Affiliate may (but shall not be required to) advance such funds to the Company upon the prior approval of the Management Committee. Any advance by a Member or an Affiliate of a Member pursuant to this Section 3.3 shall be evidenced by a promissory note and shall bear interest, accrued annually, at a rate of interest equal to [*] with interest to be reset quarterly on the first business day of each calendar quarter. Any such loan made pursuant to this Section 3.3 shall be on a full recourse basis to the Company but without recourse to the Members.

      3.4 Capital Accounts. A separate capital account (each, a "Capital Account") shall be established and maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 3.4 shall be interpreted and applied in a manner consistent therewith. Whenever the Company would be permitted to adjust the Capital Accounts of the Members pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Company property, the Company shall so adjust the Capital Accounts of the Members. In the event that the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Company property, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Member's distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that Code
Section 704(c) applies to the Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

      3.5 Withdrawal of Capital; Voluntary Contribution of Capital. Without the approval of the Management Committee, no Member shall have the right to withdraw from the Company all or any part of its Capital Contribution or to receive any funds or property from the Company, or to make any voluntary contribution of capital to the Company, except as provided herein or in the other Joint Venture Agreements. No Member shall have any right to demand and receive property other than cash of the Company in return of its Capital Contribution except as may be specifically provided in this Agreement or the other Joint Venture Agreements. No interest shall be paid on any Capital Contribution.

                                   ARTICLE IV

                                  DISTRIBUTIONS

      4.1 Distributions. Unless otherwise determined by the Members, to the extent consistent with the maintenance of an appropriate and prudent capital structure, the Management Committee shall have sole discretion to determine whether all cash available in excess of operating and capital expenditure requirements, provision for repayment of borrowings of the Company and maintenance of appropriate reserves shall be: (i) used to fund the further operations of the Company or (ii) paid out to the Members in proportion to their Percentage Interests on the date the distribution is authorized by the Management Committee.

      4.2 Withholding From Certain Distributions. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, foreign, state or local law. All amounts withheld pursuant to the preceding sentence of this Section 4.2 with respect to any distribution or allocation




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
shall be treated as amounts distributed to the Members with respect to which such amounts were withheld pursuant to this Article IV for all purposes of this Agreement.

                                    ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

      5.1 Profits. Net profits shall be allocated:

            (a) First, to reverse any allocations of net losses, determined on a cumulative basis from the inception of the Company, with the most recent allocations of losses being reversed first; and

            (b) Thereafter, among the Members according to their respective Percentage Interests.

      5.2 Losses. Net losses shall be allocated:

            (a) First, to reverse any allocations of net profits, determined on a cumulative basis from the inception of the Company, with the most recent profits being reversed first;

            (b) [*]

            (c) [*]

            (d) Fourth, among the Members in proportion to, and to the extent of, their Capital Contributions made after the Company's first five fiscal years;

            (e) Thereafter, among the Members according to their respective Percentage Interests.

      5.3 Curative Allocations. In the event any losses allocated to a Member under Section 5.2 are not so allocable according to Treasury regulations, such losses shall instead be allocated to the other Member. In such case items of gross income shall be allocated to such other Member to reverse the effect of the preceding sentence as quickly as possible.




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
                                   ARTICLE VI

                                   MANAGEMENT

      6.1 Decision Making. Subject to any express provisions, if any, of the other Joint Venture Agreements reserving to either of ARIAD or HMRI, as the case may be, the right to make unilateral decisions concerning the Company, the general affairs and activities of the Company and the research, development and licensing programs of the Company described in the Master JV Agreement shall be administered, managed and coordinated by a committee (the "Management Committee") consisting of three (3) representatives designated by ARIAD (who shall be officers, directors or employees of ARIAD or an Affiliate of ARIAD) and three (3) representatives designated by HMRI (who shall be officers, directors or employees of HMRI or an Affiliate of HMRI), in each case reasonably acceptable to the other party. The Management Committee may be given such name as the Members may agree upon from time to time.

      6.2 Management Committee Co-Chairs. Each Member shall designate one of its representatives on the Management Committee as its "Co-Chair". The initial Co-Chair designated by ARIAD shall be Harvey J. Berger, M.D., and the initial Co-Chair designated by HMRI shall be Norbert G. Riedel, Ph.D. Each of the Co-Chairs shall have authority to act for the Company, as specified by the Management Committee. Each Member shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the Management Committee, including its Co-Chair, by giving written notice thereof to the other Member.

      6.3 Appointment of Scientific Director and Other Officers. The Management Committee shall select a Scientific Director of the Company (the "Scientific Director"), who shall be responsible for setting the scientific direction of the Company in conjunction with the Management Committee, directing the Company's research programs, and managing the day-to-day operations of the Company, and who shall be an officer, director or employee of ARIAD or HMRI (or their respective Affiliates). The Management Committee shall also appoint a Secretary
- Treasurer of the Company and a Director of Finance and Administration who shall keep the records of the Company and be authorized to act for the Company within the level of authority designated by the Management Committee. The Scientific Director, Secretary - Treasurer and Director of Finance and Administration shall report to the Co-Chairs of the Management Committee.

      6.4 Management Committee Meetings.

            (a) Schedule of Meetings. The Management Committee shall meet at least semi-annually. Meetings shall also be convened upon the determination of the Co-Chairs, or either of them, by written notice thereof to the members of the Management Committee, that a meeting of the Management Committee is required to discuss and/or resolve any matter or matters with respect to the Company. Meetings shall be held in the Principal Office of the Company unless the Co-Chairs otherwise agree; provided, however, that the parties may mutually agree to meet by teleconference or video conference and may act by unanimous written action without a meeting.

            (b) Quorum; Voting; Decisions. At each Management Committee meeting, attendance by at least [*] members appointed by each Member shall constitute a quorum. Each Management Committee member shall have [*] vote on all matters before the Management Committee; provided, however, that the member or members of each Member present at a Management Committee meeting shall have the authority to cast the votes of any of such Member's members on the Management Committee who are absent from the meeting. All decisions of the Management Committee shall be made by majority vote of all of the members. Whenever any action by the Management Committee is called for hereunder during a time period in which the Management Committee is not scheduled to meet, the Co-Chairs shall cause the Management Committee to take the action in the requested time period by calling a special meeting or by action without a meeting. Representatives of each party, in addition to the members of the Management Committee, may attend Management Committee meetings at the invitation of either Member with the approval of the other Member, which shall not be unreasonably withheld. In the event that the Management Committee is unable to resolve any matter before it, such matter shall be resolved as set forth in Section 6.8 herein.

            (c) Minutes. The Management Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. The Co-Chairs shall designate a member of the Management Committee to prepare and circulate a draft of the minutes of each meeting. Drafts of the minutes shall be delivered to the Co-Chairs of the Management Committee within twenty (20) days after the meeting. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form within forty-five (45) days after the meeting only with their approval and agreement as evidenced by their signatures on the minutes.

            (d) Expenses. The Members shall each bear all expenses of their respective Management Committee members related to their participation on the Management Committee and attendance at Management Committee meetings.

      6.5 Decision Making Responsibilities. The Management Committee shall be solely responsible for making all decisions regarding the operation and policies of the Company not expressly reserved to the Members or to one Member, including, but not limited to, decisions with respect to the following matters:

                  (i) any amendments to or changes in the objectives and scope of the Research Program described in Article 5 of the JV Master Agreement;

                  (ii) approval of the Annual Research Plans;

                  (iii) the appointment of the Scientific Director of the Company;

                  (iv) the appointment of the members of the Scientific Advisory Board of the Company;

                  (v) the appointment of consultants and scientific experts on behalf of the Company;

                  (vi) calls for Additional Capital Contributions from the Members;

                  (vii) business plans and annual budgets of the Company, subject to the limitations on Additional Capital Contributions;

                  (viii) prioritization of Research Projects, Special Projects and other activities of the Company;

                  (ix) annual financial statements, distributions to the Members, investment and allocation of surplus funds, establishment of reserves out of earnings (including disposition of such reserves) and establishment of accounting policy, including depreciation rates and accruals and internal accounting controls;

[*]

                  (xv) appointment of a Secretary - Treasurer and Director of Finance and Administration of the Company;

                  (xvi) determination of levels of authority for the Management Committee Co-Chairs, Scientific Director, Secretary - Treasurer and Director of Finance and Administration;

                  (xvii) authorization of individuals to act on behalf of the Company for particular matters or classes of matters (subject to the authority of the Management Committee);

                  (xviii) maintenance of a list of Technology in accordance with
Section 7.3 of the JV Master Agreement;

                  (xix) establishment and amendment of the criteria for determining whether a Candidate Gene, Validated Target or Validated Protein has been discovered by the or the Company; and

                  (xx) recommendations to the Members for modifications of the procedures set forth in Section 7.4 of the JV Master Agreement and the Product Rights Agreement.

      The representatives of a Member on the Management Committee shall at all times be entitled to consult with that Member prior to taking any action as members of the Management Committee. In addition, the Management Committee, as a whole, may from time to time consult with, and act as directed by, the Members on any matter related to the conduct and operations of the Company.

      6.6 Decisions Reserved to the Members. The Members shall reserve to themselves the following decisions:

[*]

                  (ii) capital contributions in excess of the amounts set forth in Section 3.3(b);

                  (iii) Supplemental Capital Contributions;

                  (iv) conduct of litigation involving the Company;

                  (v) control of actions by the Company pursuant to Section 3.2(d)(iv);

                  (vi) hiring of legal counsel and independent public accountants; and

                  (vii) modifications of the procedures set forth in Section 7.4 of the JV Master Agreement and the Product Rights Agreement.

      6.7 Annual Budget. The Management Committee shall annually adopt a budget for the Company. The Management Committee shall use commercially reasonable efforts to adopt such budget thirty (30) days prior to the beginning of each year. Such budget may be amended from time to time by the Management Committee.

      6.8 Dispute Resolution.

            (a) Reference to Senior Officials. In the event that the Management Committee shall not be able to reach a decision or take an action on any matter for which the Management Committee is responsible, or in the event that the parties are unable to resolve any dispute involving any of the Joint Venture Agreements, the matter in question shall be referred for resolution to [*] (or, if [*] is also a member of the Management Committee, [*] if such person is not an employee of ARIAD), and if [*] is an employee of ARIAD, then to [*] who is not an employee of ARIAD, and to [*] (or, if the [*] is also a member of the Management Committee, then to a senior officer of HMRI designated by the Chief Executive Officer of HMRI who is not a member of the Management Committee), respectively, or a person or persons designated by each or both said officials.

            (b) Scientific Issues. In the event that a matter for dispute resolution pursuant to Section 6.8(a) involves a scientific issue, and said persons or their respective designees (none of whom may be a member of the Management Committee) shall be unable to resolve such matter after reasonable efforts to do so and after the passage of a reasonable period of time under the relevant circumstances, in any event not to exceed [*], each party shall, at its own expense, appoint an unaffiliated scientific expert to advise such persons on the matter. The scientific experts shall be chosen based on their experience and expertise in the particular type of issue which is unresolved. The experts shall render a written advisory opinion to such persons, [*].

            (c) Budget Disputes. In the event that the Management Committee is unable to adopt an annual budget for the Joint Venture (or amend such budget as required from time to time) within the annual limitations as set forth in
Section 3.2(a), the matter shall be resolved in accordance with the procedures set forth in Section 6.8(a); provided, however, without the approval of the Members, such budget shall be limited to the amount of Additional Capital Contributions [*] set forth in Section 3.2(a), and such dispute shall not be subject to the dispute resolution procedures set forth in Section 12.1 of the JV Master Agreement. In the event that a dispute regarding an annual budget is not resolved in accordance with the procedures set forth in Section 6.8(a), the amount of the annual budget shall be the amount set forth for the year in question in Section 3.2(a), excluding any carry-forward amounts. Notwithstanding any provision contained herein or in the other Joint Venture Agreements to the contrary, the parties agree that any decision as to whether to make Supplemental Capital Contributions shall be reserved solely to the Members and such decision shall not be subject to the dispute resolution procedures set forth in Section 3.8 or Section 12.1 of the JV Master Agreement or Section 6.8 or Section 10.1 hereof, and under no circumstance shall either Member be required to make Supplemental Capital Contributions without the agreement of the Members.

      6.9 Restrictions on the Authority of the Members and the Management Committee. Notwithstanding any other provisions of this Agreement, neither the Members nor the Management Committee shall have the authority (i) to perform any act in violation of any applicable law; (ii) to perform any act in violation of this Agreement or the other Joint Venture Agreements; (iii) to possess Company property, or assign the Company's rights in specific Company property, for other than a Company purpose; or (iv) to knowingly perform any act, or knowingly cause the Company to perform any act, which would result in the Company being classified as an Investment Company under the Investment Company Act of 1940, as amended.

      6.10 Obligations of the Members.

            (a) The Members shall take such action as may be necessary or appropriate for the continuation of the Company's valid existence under the laws of the State of Delaware and in order to form or qualify the Company under the laws of any jurisdiction in which the Company is doing business or in which such formation or qualification is necessary to protect the limited liability of the Members or in order to continue in effect such formation or qualification. The Members shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates, including limited liability company and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

            (b) Each of the Members hereby recognizes that, for United States federal income tax purposes, the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The Members shall cause to be prepared and filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company.

      6.11 Tax Matters Member. ARIAD shall serve as the tax matters Member for the Company (the "Tax Matters Member"). Each Member by the execution of this Agreement consents to ARIAD serving as the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. To the extent and in the manner provided by applicable law and regulations, the Tax Matters Member shall furnish the name, address, profits interest and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"). The Tax Matters Member shall keep the Members informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceedings referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

      The Tax Matters Member is hereby authorized, subject to the consent of all Members, but not required:

            (a) to make all elections and to take any actions to perfect the election by the Company to be treated for tax purposes only as a partnership under Subchapter K of the Code;

            (b) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Member, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on the behalf of such Member;

            (c) in the event that a notice of a final partnership administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the U.S. Court of Federal Claims;

            (d) to intervene in any action brought by any other Member for judicial review of a final adjustment;

            (e) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

            (f) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

            (g) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

            The Company shall indemnify and reimburse the Tax Matters Member for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made pursuant to
Article IV herein or any discretionary reserves are set aside by the Members. Subject to the provisions of this Section 6.11, the taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability and indemnification set forth in Section 6.14 shall be fully applicable to the Tax Matters Member in its capacity as such.

      6.12 Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the other Joint Venture Agreements, the Act, and other applicable law. Except as required pursuant to the Act or as otherwise provided herein or in the other Joint Venture Agreements, a Member will not be personally liable for any debts or losses of the Company beyond the Member's Capital Contributions.

      6.13 Liability for Certain Acts. The Members shall perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Except as otherwise provided herein or in the other Joint Venture Agreements, each Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) who so performs such duties shall not have any liability by reason of being or having been a Member of the Company. Except as otherwise provided herein or in the other Joint Venture Agreements, no Member (including its affiliates and their respective officers, directors, partners, employees, shareholders and agents) shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the Member (including its affiliates and their respective officers, directors, partners, employees, shareholders and agents).

      6.14 Indemnification of Members.

            (a) To the maximum extent permitted from time-to-time under the Act, each Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) shall be entitled to indemnity from the Company for any liability incurred and/or for any act performed by them within the scope of the authority conferred on them by the Joint Venture Agreements and/or for any act omitted to be performed, except in any case where the alleged act or failure to act giving rise to the claim for indemnification is a result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by such Member, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses.

            (b) To the extent that the activities of a Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) other than in connection with performing its obligations under the Joint Venture Agreements (a "Non-Company Activity"), gives rise to a claim or litigation, such Member shall indemnify the Company and each other Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents) of the Company who was or is made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, which arises by reason of the Non-Company Activities of the indemnifying Member or by reason of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the Member (including its Affiliates and their respective officers, directors, partners, employees, shareholders and agents), against all expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Company or the indemnified Member in connection with such action, suit or proceeding. No amount paid hereunder shall be treated as a Capital Contribution or a loan to the Company by the Member making such payment.

      6.15 Interests of the Parties. Notwithstanding any other provisions of this Agreement, all decisions made and all actions taken by the Management Committee with respect to any Company matter shall be made or taken in the best interest of the Company.

      6.16 Scientific Advisory Board.

            (a) Establishment and Functions. The Management Committee shall establish a Scientific Advisory Board ("SAB") for the Company, consisting of experts in the Field or related fields who may be members of the Scientific Advisory Board of either Member or may be previously unaffiliated with either party. The SAB shall perform such functions and advise the Company on matters as the Management Committee may from time to time determine, including, without limitation, evaluation of the Research Program and the provisions of advice on scientific, technical and intellectual property matters.

            (b) Meetings. The SAB shall meet as needed in Cambridge, Massachusetts at the Principal Office of the Company. Representatives of each Member, in addition to the members of the SAB, may attend such meetings at the invitation of either Member, with the approval of the other Member.

            (c) Expenses. The Company shall bear all expenses of the SAB members related to the participation of the SAB members on the SAB and attendance at SAB meetings, pursuant to the Scientific Research Services Agreement; provided, however, that when appropriate, upon consultation with the Management Committee, ARIAD shall make appropriate provision for the grant of ARIAD stock options to the SAB members pursuant to the Scientific Research Services Agreement.

                                   ARTICLE VII

                       BOOKS AND RECORDS; CONFIDENTIALITY

      7.1 Books and Records; Inspection. ARIAD, on behalf of the Company and pursuant to the Administrative Services Agreement, shall keep just and true books of account with respect to the Company's operations. Such books shall be maintained at the Principal Office, or at such other location as approved by the Members, and each Member, and their duly authorized representatives, shall have access to such books as provided in the Administrative Services Agreement.

      7.2 Accounting Basis and Fiscal Year. The books of the Company shall be kept on the accrual method of accounting, or on such other method of accounting as the Members may from time to time determine, and shall be closed and balanced at the end of each fiscal year. The same method of accounting shall be used for both Company accounting and tax purposes. All decisions as to accounting matters shall be made in accordance with the accounting methods utilized for federal income tax purposes and otherwise in accordance with generally accepted accounting principles applied in a consistent manner. The Company and the Members may rely upon the advice of the firm of independent certified public accountants employed by ARIAD to conduct ARIAD's regular annual audit as to whether such decisions are in accordance with generally accepted accounting principles.

      7.3 Reports. ARIAD, on behalf of the Company and pursuant to the Administrative Services Agreement, shall prepare or cause to be prepared the following unless otherwise determined by the Members:

            (a) Within ninety (90) days after the end of each fiscal year, ARIAD shall cause to be prepared and delivered to each person who was a Member at any time during the fiscal year then ended an audited financial report of the Company, including a balance sheet, a profit and loss statement and a cash flow or source and application of funds statement, all of which shall be prepared on the accrual basis of accounting and audited by the independent certified public accountants hired by the Members pursuant to Section 6.6. In addition, within ninety (90) days after the end of each fiscal year, ARIAD shall cause to be prepared and delivered to each Member such information as may be needed to enable such Member to file its federal income tax return, any required state income tax return and any other reporting or filing requirements imposed by any governmental agency or authority.

            (b) Within forty-five (45) days after the end of each fiscal quarter, ARIAD shall cause to be prepared and distributed to each Member a financial report of the Company, including a balance sheet and a profit and loss statement, and a cash flow or source and application of funds statement, all of which shall be prepared on the accrual basis of accounting. Such report shall contain a status report on all material Company activities for such quarter.

            (c) Promptly after the commencement thereof, ARIAD shall cause to be delivered to the Members notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any assets of the Company.

            (d) The cost of all reporting described in this Section 7.3 shall be paid by the Company to ARIAD in accordance with the terms of the Administrative Services Agreement. HMRI and ARIAD shall each have the right, using the firm of independent certified public accountants employed by the Company to conduct the Company's regular annual audit, or another national firm of independent certified public accountants acceptable to the Company (whose approval of such accountants will not be unreasonably withheld), to audit such books on any one occasion as to each fiscal year within two (2) years after the delivery of year-end financial statements for the fiscal year to which they relate for the purpose of verifying such charges and costs. Such examination shall be made upon reasonable advance notice to the Company during normal business hours at the Principal Office of the Company.

      7.4 Bank Accounts. ARIAD, on behalf of the Company, shall cause one or more separate accounts to be maintained in a bank (or banks) or other reputable financial depository or institution (including, without limitation, money market funds), which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Company, and in which shall be deposited any and all cash receipts of the Company. All such amounts shall be and remain the property of the Company, and shall be received, held and disbursed by the Company and its designees for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.

      7.5 Confidentiality.

            (a) The Company and each Member each recognize that the Confidential Information of the Company and the other Member (including minutes of meetings of the Management Committee) constitute highly valuable and proprietary confidential information. The Company and each Member each agree that during the Term and for five (5) years thereafter, but in no event less than ten (10) years, it will keep confidential, and will cause its employees, consultants, Affiliates and licensees and sublicensees to keep confidential, all Confidential Information of the other party and the Company that is disclosed to it, or to any of its employees, consultants, Affiliates and licensees and sublicensees, pursuant to or in connection with this Agreement, except to the extent that disclosure is required in accordance with the performance of this Agreement. Neither the Company nor each Member nor any of their respective employees, consultants, Affiliates and licensees and sublicensees shall use Confidential Information of the other party or the Company for any purpose whatsoever except as expressly permitted in this Agreement.




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
            (b) The Company and each Member each agree that any disclosure of the Confidential Information of the Company and the other Member (including minutes of meetings of the Management Committee) to any of its officers, employees, consultants or agents or those of any of its Affiliates and licensees and sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. The Company and each Member each agree not to disclose the Confidential Information of the Company or the other party to any third parties under any circumstance without the prior written approval from the other party or the Company (such approval not to be unreasonably withheld), except as required by law, and except as otherwise expressly permitted by this Agreement. The Company and each Member each shall take such action, and shall cause its Affiliates and licensees and sublicensees to take such action, to preserve the confidentiality of the Company's and each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, and in no event, less than reasonable care. The Company and each Member upon the other's request, will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement; provided, however, that a party may retain Confidential Information of the other party relating to any license or right to use Technology or any Candidate Gene, Validated Target or Validated Protein which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

            (c) The Company and each Member each represent that all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates, participating in the Company's activities who shall have access to Confidential Information of the Company or the other party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. The Company and each Member each agrees to enforce confidentiality obligations to which its employees and consultants (and those of its Affiliates) are obligated.

                                  ARTICLE VIII

                      ASSIGNABILITY OF MEMBERSHIP INTERESTS

      8.1 Assignment.

            (a) Neither this Agreement nor any interest or obligation of a Member hereunder may be assigned by either Member without the consent of the other which shall not be unreasonably withheld, except that either Member may assign this Agreement, its interest in the Company, and the rights, obligations and interests of such Member, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either Member's Capital Contributions to the Company, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Member with or into such corporations.

            (b) An assignment of a Member's interest does not of itself dissolve the Company.

      8.2 Substitute Members. No assignee of a Member's interest shall have the right to be admitted as a substitute member (a "Substitute Member") in place of the assignor unless:

            (a) the assignor shall designate in writing to the other Member the intention that the assignee is to become a Substitute Member;

            (b) the assignee shall agree in writing to be bound by all of the terms of this Agreement;

            (c) the assignee shall execute and/or deliver such instruments, including without limitation, an opinion of counsel satisfactory to the Members, to the effect that such proposed assignment and substitution does not violate state or federal securities laws, and such instrument as the Members deem necessary or desirable to effect such assignee's admission as a Substitute Member and to evidence the assignee's acceptance of the terms of this Agreement; and

            (d) the assignee shall pay all reasonable expenses in connection with the assignee's admission as a Substitute Member.

                                   ARTICLE IX

                          TERMINATION AND DISENGAGEMENT

      9.1 Termination. The Term of the Company shall commence on the date first above written and shall be in full force and effect for ten (10) years until the earliest of the following:

            (a) the termination of the JV Master Agreement pursuant to Section
9.3 thereof;

            (b) the entry of a decree of judicial dissolution under Section 802 of the Act; or

            (c) the occurrence of any event, other than those referred to in paragraph (b), which causes dissolution of a limited liability company under the Act.

      9.2 Extension of Term. The Members may agree to extend the Term of the Company beyond ten (10) years by mutual written agreement.

      9.3 Distribution Upon Dissolution.

            (a) After payment of liabilities owing to creditors (other than liabilities to ARIAD under the Administrative Services Agreement and Scientific Research Services Agreement), the Members or liquidator shall set up such reserves as they deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, including the expenses of liquidation. Such reserves may be paid over by the Members or liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Members or liquidator may deem advisable, such reserves shall be distributed to all of the Members or their assigns in the manner set forth below in Section 9.3(b). In the event that any part of such net assets consists of securities or other non-cash assets, the Members or liquidator may (but shall not be required to) take whatever steps they deem appropriate to convert such assets into cash or into any other form that would facilitate the distribution thereof.

            (b) After payment has been made pursuant to Section 9.3(a) hereof,
Section 9.4 of the JV Master Agreement shall be applied with respect to determining the relative rights and obligations of the Members in the event of termination of the Company. Any remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances.

            (c) The Company shall terminate when all property has been distributed among the Members. Upon such termination, the Members shall execute and cause to be filed a certificate of cancellation of the Company, as provided for in Section 203 of the Act, and any and all other documents necessary in connection with the termination of the Company.

      9.4 Survival. Termination of the Company as provided herein shall be without prejudice to those rights and obligations of the parties as described in
Section 9.5 of the JV Master Agreement, and Sections 6.14, 7.5, 10.1 and Article XI hereunder shall survive such termination.

                                    ARTICLE X

                               DISPUTE RESOLUTION

      10.1 Dispute Resolution. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Section 6.8 hereof and Section 12.1 of the JV Master Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Notices. All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.

      11.2 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to the application of principles of conflicts of law.

      11.3 Binding Effect. This Agreement shall take effect as of the date first above written immediately following the Closing under the JV Master Agreement and upon execution of this Agreement and shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

      11.4 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

      11.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

      11.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

      11.7 No Third Party Beneficiaries. Except as set forth in Sections 6.13 and 6.14 hereof, no third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.

      11.8 Assignment and Successors. Neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement, its interest in the Company, and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that no party may make any such assignment to any such entity without the consent of the other party which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD or HMRI hereunder shall be deemed to include the successor thereto and assigns thereof.

      11.9 Force Majeure. Neither ARIAD nor HMRI shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of ARIAD or HMRI. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

      11.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

      11.11 Integration; Severability. This Agreement, together with the other Joint Venture Agreements, constitutes on and as of the date hereof the entire understanding between the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

      11.12 Further Assurances. Each of ARIAD and HMRI agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

      11.13 Partition. The Members hereby agree that no Member, nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of itself and its successors, representatives, heirs, and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement and the other Joint Venture Agreements, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of its interest in the property shall be subject to the limitations and restrictions of this Agreement and the other Joint Venture Agreements.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal as of the day and year first above written.


                                        HOECHST MARION ROUSSEL, INC.



                                        By:
                                           -------------------------------------


                                        Title:


                                        ARIAD PHARMACEUTICALS, INC.



                                        By:
                                           -------------------------------------


                                        Title: Chief Executive Officer

                                   SCHEDULE A
                                       TO
                       HOECHST-ARIAD GENOMICS CENTER, LLC
                               OPERATING AGREEMENT




                                        Initial
                                        Capital
                                     Contribution        Percentage Interest
                                     ------------        -------------------
HOECHST MARION ROUSSEL, INC.          $      [*]                   50%
Route 202-206
P.O. Box 6800
Bridgewater, NJ  08807-0800

ARIAD PHARMACEUTICALS, INC.           $      [*]                   50%
26 Landsdowne Street
Cambridge, MA  02139


                                      ---------                   ---
Total                                 $      [*]                  100%
                                      =========                   ===

                                    EXHIBIT D

                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT

                        ADMINISTRATIVE SERVICES AGREEMENT


         This ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997, by and among ARIAD PHARMACEUTICALS, INC., a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 ("ARIAD"), the HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company"), and HOECHST MARION ROUSSEL, INC., a Delaware corporation having its offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 ("HMRI").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, ARIAD and HMRI have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the Company and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in order to carry out its purpose to pursue Functional Genomics and conduct its business activities and operations pursuant thereto, the Company requires, among other things, certain personnel, facilities and services;

         WHEREAS, the Company desires to engage ARIAD to provide to the Company pursuant to this Agreement, among other things, administrative, managerial, financial, accounting, insurance, human resource, and other corporate services required by the Company to conduct its business and operations as directed by the Management Committee, all on the terms and conditions as set forth herein (the "Administrative Services");

         WHEREAS, ARIAD desires to provide such Administrative Services on the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2.       Administrative Services.

                  Pursuant to the terms herein, ARIAD will use commercially reasonable efforts to provide to the Company such of the Administrative Services as are required by the Company to conduct the business activities and operations of the Company as are proposed to be conducted as determined by the Management Committee, all in accordance with an annual budget approved by the Management Committee as provided in the JV Master Agreement. ARIAD shall provide the Administrative Services in a prompt manner generally consistent with ARIAD's past practices in the conduct of its own business and operations. Without limiting the generality of the foregoing, the Administrative Services to be provided to the Company by ARIAD shall include, but are not limited to:

                  (i) Services concerning accounting and financial matters, government and public relations, personnel administration, recruiting, relocation, procurement, purchasing, planning, auditing, administrative matters and insurance, including, without limitation, maintenance of Company books and records, maintenance of separate Company bank accounts and preparation of forecasts and financial statements.

                  (ii) Treasury services, including without limitation, cashier, payroll and payment services and sales records.

                  (iii) Employee benefits administration, including, without limitation, workers compensation, health, dental, disability and life insurance programs and 401(k) programs.

                  (iv) Services concerning selection, recruitment, supervision and evaluation of personnel assigned to the Company, including, without limitation, immigration matters.

                  (v) Handling of regulatory, legal and tax matters before local, state, United States and international authorities.

                  (vi) Fixed asset management, records retention and communications services.

                  (vii)    Meeting planning and organization.

         3.       Compensation for Administrative Services; Determination of
                  Cost.

                  (a) In consideration of the performance of the Administrative Services by ARIAD, the Company shall pay to ARIAD the Reimbursable Costs (as defined herein) incurred by ARIAD in providing such Administrative Services on a quarterly basis as follows: the amount of the budget for the first calendar quarter will be paid by the Company to ARIAD within thirty (30) days following execution of this Agreement. The amount of the budget for the second calendar quarter will be paid by the Company to ARIAD on or before April 1, 1997. Thereafter, at least forty-five (45) days prior to each calendar quarter, ARIAD will invoice the Company for an amount equal to the budgeted amount for the following quarter as contained in the annual budget (as amended), plus or minus the excess or deficiency of actual expenditures during the calendar quarter preceding the invoice compared to the budgeted amount for such quarter. The invoice will be paid by the Company to ARIAD on or before the first day of the following quarter. For example, if the annual budget for 1998 was $1,200,000 in equal quarterly amounts of $300,000, and actual expenditures were $220,000 in the first quarter, $320,000 in the second quarter, and $300,000 in each of the third and fourth quarters, then the Company would pay to ARIAD $300,000 on January 1, 1998, $300,000 on April 1, 1998, $220,000 on July 1, 1998 ($300,000 less $80,000 deficiency from first quarter) and $320,000 on September 1, 1998 ($300,000 plus $20,000 excess from the second quarter).

                  (b) Each invoice shall set forth in reasonable detail the determination of the cost upon which the amount to be reimbursed is based, broken down by the nature of costs incurred in rendering the Administrative Services and the period to which such invoice relates. A copy of each invoice will be sent to HMRI at the time it is sent to the Company. If HMRI or the Company has objection to the amount of any invoice, the Company shall nevertheless be obligated to pay the undisputed portion of the invoice in full, and the parties shall promptly meet to resolve the matter. If the parties do not resolve the matter within thirty (30) days, the Company or HMRI may thereafter cause ARIAD's records with respect thereto to be audited in accordance with
Section 4 hereof. Following such audit, or at the request of either party after the thirty (30) day period if no audit is requested, the Management Committee shall endeavor in good faith to resolve any disagreement with respect to costs for Administrative Services rendered by ARIAD to the Company under this Agreement. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement. Notwithstanding the foregoing, in the event that ARIAD anticipates that the total amount to be paid to ARIAD for the Administrative Services will exceed the annual budget approved by the Management Committee, ARIAD shall promptly advise the Management Committee, which shall, in consultation with ARIAD, determine whether to reduce the services to be provided or amend the budget. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Section 3.8 of the JV Master Agreement.

                  (c) "Reimbursable Costs" shall mean all direct and indirect costs incurred by ARIAD in performing work under this Agreement. Such Reimbursable Costs shall include, but are not limited to:

                           (i)      Personnel costs, including, without
                                    limitation: salaries, wages and bonuses (but not including stock options); employee benefits, including, without limitation, workers compensation, health, dental, disability and life insurance and 401(k) matching contributions; payroll taxes; and recruiting and relocation, including, without limitation, immigration matters.

                           (ii)     Outside service costs contracted to
                                    institutions, consultants, accountants,
                                    counsel and others, including, without
                                    limitation, out-of-pocket expenses.

                           (iii) General office administration costs, including, without limitation:
                                    communication, networking and data
                                    processing; hardware and software
                                    maintenance; office services, including, without limitation, equipment rental, postage, printing and graphic arts; library and database services; and seminars and other training.

                           (iv) Facilities costs, including, without limitation: rent, depreciation and amortization; maintenance, real estate taxes, utilities and repairs; interest expense; insurance; and parking.

                           (v)      Equipment costs, including, without
                                    limitation: operating lease payments;
                                    finance charges under capital leases;
                                    depreciation and amortization; interest
                                    expense; sales and use taxes; and
                                    maintenance and repairs.

Notwithstanding the foregoing, Reimbursable Costs shall exclude expenses, including compensation, of members of the Management Committee in performance of their duty as members of the Management Committee. Costs and expenses not included in the annual budget shall be authorized in a manner consistent with ARIAD's internal accounting controls, and the application of such accounting controls to the Company shall be subject to approval by the Management Committee.

                  (d) In determining Reimbursable Costs under this Agreement, ARIAD and its Affiliates will employ the following cost accounting policies:

                           (i)      Direct and indirect costs shall be
                                    determined as incurred based on specifically identified personnel, activities, services and materials that are provided by ARIAD to the Company.

                           (ii) General and administrative expenses of ARIAD charged to ARIAD's administrative departments, presently consisting of the finance, corporate administration and operations departments, shall be allocated to the Company based on a ratio of: (A) the total number of ARIAD full time employees assigned to the Company on the last day of a calendar quarter (but not less than [*] to (B) the total number of ARIAD full time employees assigned to all of ARIAD's research and development departments (other than research support departments), including those assigned to the Company on the last day of a calendar quarter (the "Employee Ratio"). For purposes of calculating the Employee Ratio, Visiting Scientists from ARIAD and HMRI will be [*] the total number of full time employees assigned to the Company (as in (A) above) and the total number of full time employees assigned to all of ARIAD's research and development departments (other than research support departments) (as in (B) above). For example, based on ARIAD's expectation that it will have [*] full time employees assigned to its research and development departments (exclusive of those assigned to the Company) on March 31, 1997, the Employee Ratio would be approximately [*] as of [*].

                  (e) All other direct and indirect costs and expenses which are not otherwise covered in this Section 3 and which are in support of Administrative Services pursuant to this

Agreement will be allocated on the basis specified in subparagraph (d), except that if it is not reasonable or appropriate to use the basis specified in subparagraph (d), such costs and expenses shall be allocated on the basis generally employed by ARIAD in allocating costs and expenses among departments.

                  (f) No amount charged under the Scientific Research Services Agreement shall be charged under this Agreement.

         4.       Maintenance of Books and Records; Audits.

                  ARIAD shall maintain true and complete books of account containing an accurate record of the data necessary for the proper determination and computation of all charges and Reimbursable Costs to be reimbursed by the Company to ARIAD under the terms of this Agreement; provided, however, that ARIAD shall not be required hereby to maintain any duplicate books of account or records. ARIAD shall retain and maintain such records in accordance with ARIAD's records retention policy for its other books and records; provided, however, such retained records shall not be destroyed without the consent of HMRI (such consent not to be unreasonably withheld). The Company and HMRI shall each have the right, using the firm of independent certified public accountants employed by ARIAD to conduct ARIAD's regular annual audit, or another national firm of independent certified public accountants acceptable to ARIAD (whose approval of such accountants will not be unreasonably withheld), to audit such books on any one occasion as to each fiscal year within two (2) years after the delivery of year-end financial statements for the fiscal year to which they relate for the purpose of verifying such charges and costs. Such examination shall be made upon reasonable advance notice to ARIAD during normal business hours at the Principal Office of the Company.

         5.       Insurance.

                  ARIAD, on behalf of the Company, shall use commercially reasonable efforts to obtain insurance for the Company, and in the name of the Company, against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated. Each of ARIAD and HMRI shall be responsible for directors and officers liability insurance insuring their respective members serving on the Management Committee, but neither party shall be required to maintain such insurance.

         6.       Quarterly Financial Reports.

                  As part of the Administrative Services, ARIAD shall provide to the Management Committee, within forty-five (45) days after each calendar quarter, a financial report, broken down into reasonable line items and categories, showing costs and expenses of the Company as compared to the budget for such quarter.

         7.       Access.

                  At any time and from time to time during the term of this Agreement and until completion of wind-down of the Company after termination, authorized representatives of ARIAD and HMRI shall have access to the Principal Offices, upon reasonable notice and at reasonable times for specified periods, without further consideration and subject to reasonable confidentiality undertakings, for the purpose of allowing such ARIAD and HMRI authorized representatives to review the operations, books and records of the Company and to assist with the business and purposes of the Company, including, but not limited to, internal auditors of ARIAD or HMRI examining books and records of the Company for the purpose of resolving any disputed invoice amount under this Agreement or the Scientific Research Services Agreement.

         8.       Independent Contractor; Relationship of the Parties.

                  (a) Nothing herein shall be deemed to constitute ARIAD (or any of ARIAD's employees or agents) to be the agent, representative or employee of the Company. ARIAD shall be an independent contractor and shall have responsibility for and control over the details and means of performing the Administrative Services.

                  (b) Nothing herein shall be construed as: (i) an assumption by ARIAD of responsibility for the operations of the Company except as expressly set forth in this Agreement; (ii) an assumption by ARIAD of any financial obligation of the Company; or (iii) the assumption by ARIAD of any responsibility for work performed by outside suppliers employed directly by the Company at the suggestion or recommendation of ARIAD.

         9.       Cooperation.

                  Each of ARIAD, HMRI and the Company shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         10.      Term and Termination.

                  This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement.

         11.      Subcontractors.

                  With the prior consent of the Company, ARIAD may subcontract all or any portion of its services to be provided hereunder to third parties; provided, however, that any such subcontractor shall be bound by the terms of this Agreement; provided, further, however, that for services usually performed for ARIAD by third parties and services performed for ARIAD by its Affiliates, no such consent shall be required. Notwithstanding the foregoing, with the prior consent of the Company, ARIAD may request that HMRI perform certain services, and if HMRI agrees to perform such services, the costs to the Company of such services shall be reasonably determined by the parties, which costs shall include a reasonable allocation of overhead.

         12.      Indemnification of ARIAD.

                  The Company shall, and hereby agrees to, indemnify, protect and hold each ARIAD Indemnitee harmless from and against any and all liabilities, costs or expenses incurred by any ARIAD Indemnitee as a result of services rendered by ARIAD under this Agreement, including lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from ARIAD's or any of its employees or agents' gross negligence or willful misconduct.

         13.      Force Majeure.

                  None of the parties shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         14.      Notices.

                  All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement. Notwithstanding the foregoing, invoices for Reimbursable Costs pursuant to Section 3 hereof shall be sent to HMRI at the following address:

                  Hoechst Marion Roussel, Inc.
                  Route 202-206, P.O. Box 6800
                  Bridgewater, NJ 08807-0800
                  Attn:  R&D Controller


         15.      Further Assurances.

                  Each of the parties hereto agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         16.      Successors and Assigns.

                  Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by a party without the consent of the others which shall not be unreasonably withheld, except that a party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD, HMRI or the Company hereunder shall be deemed to include the successor thereto and assigns thereof.

         17.      Amendments.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by a party therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the parties, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties.

         18.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.




         19.      Severability.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         20.      Headings.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         21.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         22.      Entire Agreement.

                  This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         23.      Dispute Resolution.

                  In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives:


                                         ARIAD PHARMACEUTICALS, INC.



                                         By:  ________________

                                         Title: Chief Executive Officer


                                         HOECHST MARION ROUSSEL, INC.



                                         By:  ________________

                                         Title:


                                         HOECHST-ARIAD GENOMICS CENTER, LLC



                                         By:  ________________

                                         Title: Co-Chair of Management Committee



                                         By:  ________________

                                         Title: Co-Chair of Management Committee

                                    EXHIBIT E

                 FORM OF SCIENTIFIC RESEARCH SERVICES AGREEMENT

                     SCIENTIFIC RESEARCH SERVICES AGREEMENT


         This SCIENTIFIC RESEARCH SERVICES AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997, by and among ARIAD PHARMACEUTICALS, INC., a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 ("ARIAD"), the HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company"), and HOECHST MARION ROUSSEL, INC., a Delaware corporation having its offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 ("HMRI").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, ARIAD and HMRI have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the Company and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in order to carry out its purpose to pursue Functional Genomics and conduct its business activities and operations pursuant thereto, the Company requires, among other things, certain personnel, facilities and services;

         WHEREAS, the Company desires to engage ARIAD to provide to the Company pursuant to this Agreement, among other things, (i) scientists (the "Company Scientists") to conduct research in furtherance of the Master Research Plan and the then current Annual Research Plan as directed by the Scientific Director and the Management Committee; (ii) facilities for the Company to conduct its business activities, including laboratories for Company Scientists and Visiting Scientists to conduct research; (iii) access for Company Scientists and Visiting Scientists to certain common areas of ARIAD's facilities along with other ARIAD employees; (iv) the Scientific Director to manage the day-to-day operations of the Company (subject to the selection of the Scientific Director by the Management Committee); (v) the Scientific Advisory Board (subject to selection of the members of the Scientific Advisory Board by the Management Committee); and (vi) other personnel to support the start-up and ongoing Research Program of the Company, on the terms and conditions as set forth herein (collectively, the "Scientific Research Services");

         WHEREAS, ARIAD desires to provide such Scientific Research Services on the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Definitions.

            Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2. Scientific Research Services.

            (a) Pursuant to the terms herein, ARIAD will use commercially reasonable efforts to provide to the Company such of the Scientific Research Services as are required by the Company to conduct the Research Program as proposed to be conducted as determined by the Management Committee, all in accordance with the Master Research Plan and the then current Annual Research Plan and annual budget approved by the Management Committee as provided in the JV Master Agreement, in a facility or facilities to be owned (or leased) and operated by ARIAD. ARIAD will furnish scientific employees and consultants (e.g., the Scientific Advisory Board), supervision (including the Scientific Director), services, supplies and materials to perform the Scientific Research Services for the Company and provide compensation and benefits, including, without limitation, stock options, for the employees and certain consultants rendering the Scientific Research Services. ARIAD shall provide the Scientific Research Services in a prompt manner generally consistent with ARIAD's past practices in the conduct of its own business and operations.

            (b) ARIAD, with the cooperation of HMRI, will use commercially reasonable efforts to employ at the Company [*] in order to accomplish the Company's scientific objectives as reflected in the Annual Research Plans.

         3. Compensation for Scientific Research Services; Determination of
Cost.

            (a) In consideration of ARIAD's provision of facilities and the performance of the Scientific Research Services, the Company shall pay to ARIAD the Reimbursable Costs (as defined herein) incurred by ARIAD in providing such facilities and services on a quarterly basis as follows: the amount of the budget for the first calendar quarter will be paid by the Company to ARIAD within thirty (30) days following execution of this Agreement. The amount of the budget for the second calendar quarter will be paid by the Company to ARIAD on or before April 1, 1997. Thereafter, at least forty-five (45) days prior to each calendar quarter, ARIAD will invoice the Company for an amount equal to the budgeted amount for the following quarter as contained in the annual budget (as amended), plus or minus the excess or deficiency of actual expenditures during the calendar quarter preceding the invoice compared to the budgeted amount for such quarter. The invoice will be paid by the Company to ARIAD on or before the first day of the following quarter. For example, if the annual budget for 1998 was $12,000,000 in equal quarterly amounts of $3,000,000, and actual expenditures were $2,200,000 in the first quarter, $3,200,000 in the second quarter, and $3,000,000 in each of the third and fourth quarters, then the Company would pay to ARIAD $3,000,000 on January 1, 1998, $3,000,000 on April 1, 1998, $2,200,000 on July 1, 1998 ($3,000,000 less $800,000 deficiency from first quarter) and $3,200,000 on September 1, 1998 ($3,000,000 plus $200,000 excess from the second quarter).

            (b) Each invoice shall set forth in reasonable detail the determination of the cost upon which the amount to be reimbursed is based, broken down by the nature of costs incurred in rendering the Scientific Research Services and the period to which such invoice relates. A copy of each invoice will be sent to HMRI at the time it is sent to the Company. If the Company or HMRI has objection to the amount of any invoice, the Company shall nevertheless be obligated to pay the undisputed portion of the invoice in full, and the parties shall promptly meet to resolve the matter. If the parties do not resolve the matter within thirty (30) days, the Company or HMRI may thereafter cause ARIAD's records with respect thereto to be audited in accordance with Section 4 hereof. Following such audit, or at the request of either party after the thirty
(30) day period if no audit is requested, the Management Committee shall endeavor in good faith to resolve any disagreement with respect to costs for Scientific Research Services rendered by ARIAD to the Company under this Agreement. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement. Notwithstanding the foregoing, in the event that ARIAD anticipates that the total amount to be paid to ARIAD for the Scientific Research Services will exceed the annual budget approved by the Management Committee, ARIAD shall promptly advise the Management Committee, which shall, in consultation with ARIAD, determine whether to reduce the services to be provided or amend the budget. If the Management Committee does not resolve the matter, it shall be resolved in accordance with the procedures set forth in Section 3.8 of the JV Master Agreement.

            (c) "Reimbursable Costs" shall mean all direct, indirect and allocable costs incurred by ARIAD in performing work under this Agreement. Such Reimbursable Costs shall include, but are not limited to:

                           (i)      Personnel costs, including, without
                                    limitation: salaries, wages and bonuses (but not including stock options); employee benefits, including, without limitation, workers compensation, health, dental, disability and life insurance and 401(k) matching contributions; payroll taxes; and recruiting and relocation, including, without limitation, immigration matters.

                           (ii) Laboratory costs, including, without limitation: laboratory supplies; small tools and instruments; laboratory services, including, without limitation, protein sequencing, waste disposal, radiation safety, biohazard control, laboratory uniforms and laboratory cleaning; and media and glassware preparation.

                           (iii)    Outside service costs contracted to
                                    laboratories, institutions, consultants, accountants, counsel and others, including, without limitation: patent and other intellectual property services, consultant fees and travel/meeting expenses.

                           (iv) General office administration costs, including, without limitation:
                                    communication, networking and data
                                    processing; hardware and software
                                    maintenance; office services, including, without limitation, equipment rental, postage, printing and graphic arts; library and database services; travel; and seminars and other training.

                          (v) Facilities costs, including, without limitation: rent; depreciation and amortization; maintenance, real estate taxes, utilities and repairs; interest expense; insurance; and parking.

                          (vi) Equipment costs, including, without limitation: operating lease payments; finance charges under capital leases; depreciation and amortization; interest expense; sales and use taxes; and maintenance and repairs.


Notwithstanding the foregoing, Reimbursable Costs shall exclude expenses, including compensation, of members of the Management Committee in performance of their duty as members of the Management Committee. Costs and expenses not included in the annual budget shall be authorized in a manner consistent with ARIAD's internal accounting controls, and the application of such accounting controls to the Company shall be subject to approval by the Management Committee.

                  (d) In determining Reimbursable Costs under this Agreement, ARIAD and its Affiliates will employ the following cost accounting policies:

                          (i)       Direct and indirect costs shall be
                                    determined as incurred based on specifically identified personnel, activities, services and materials that are provided by ARIAD to the Company.

                          (ii) Costs and expenses incurred by ARIAD's research support departments, presently consisting of the research and development operations department and intellectual property department, shall be allocated to the Company based on a ratio of: (A) the total number of ARIAD full time employees assigned to the Company on the last day of a calendar quarter (but not less than [*]) to
                                    (B) the total number of ARIAD full time
                                    employees assigned to all of ARIAD's
                                    research and development departments (other than research support departments), including those assigned to the Company, on the last day of a calendar quarter (the "Employee Ratio"). For purposes of calculating the Employee Ratio, Visiting Scientists from ARIAD and HMRI will [*] total number of full time employees assigned to the Company (as in (A) above) and the total number of full time employees assigned to all of ARIAD's research and development departments (other than research support departments) (as in (B) above). For example, based on ARIAD's expectation that it will have [*] full time employees assigned to its research and development departments (exclusive of those assigned to the Company) on March 31, 1997, the Employee Ratio would be approximately [*] as of [*].

                          (iii) Facilities expenses shall include all direct, indirect and allocated costs of maintaining and operating the facility occupied or to be occupied by employees assigned to the Company (and associated mechanical areas containing equipment supporting the facility) effective upon execution of this Agreement. Costs and expenses of operating and maintaining common areas within the facility and certain mechanical rooms containing equipment supporting the facility occupied by both the Company and ARIAD shall be allocated to the Company based on the Employee Ratio.

                          (iv) The Company shall pay depreciation or amortization of, and financing and interest charges for, capital acquisitions made by ARIAD utilized in the performance of Scientific Research Services under this Agreement.

                                    (A)       The term "capital acquisition" as
                                              used herein shall mean the portion
                                              of capital equipment or leasehold
                                              improvements which are capitalized
                                              on the accounting records of
                                              ARIAD. Assets acquired under
                                              financing leases will be
                                              considered capital acquisitions
                                              for purposes of this section.
                                              Capital acquisitions will be
                                              assigned an estimated economic (as
                                              opposed to tax) useful life and
                                              salvage value, if any, and
                                              depreciation and amortization will
                                              be computed using the
                                              straight-line method.

                                    (B)       The financing and/or interest
                                              charges will be determined based
                                              on the actual terms of the finance
                                              agreements. Financing charges
                                              under capital lease agreements
                                              shall be determined in accordance
                                              with generally accepted accounting
                                              principles and as reported in
                                              ARIAD's audited financial
                                              statements.

                  (e) In the event that ARIAD employees not assigned to the Company on a full time basis provide supervision for the Scientific Research Services on a part time basis (other than in performance of their duty as members of the Management Committee), they shall be allocated to this Agreement based on the ratio of: (A) the time which is devoted to the performance of Scientific Research Services under this Agreement by such personnel to (B) the total time spent by such personnel on work for ARIAD and the Company. Such costs and expenses shall include all direct and indirect personnel costs supplemented by an overhead allowance of [*].

                  (f) All other direct, indirect and allocable costs and expenses which are not otherwise covered in this Section 3 and which are in support of Scientific Research Services pursuant to this Agreement will be allocated on the basis of the Employee Ratio, except that if it is not reasonable or appropriate to use such basis, such costs and expenses shall be allocated on the basis generally employed by ARIAD in allocating costs and expenses among departments.

            (g) No amount charged under the Administrative Services Agreement shall be charged under this Agreement.

         4. Maintenance of Books and Records; Audits.

            ARIAD shall maintain true and complete books of account containing an accurate record of the data necessary for the proper determination and computation of all charges and Reimbursable Costs to be reimbursed by the Company to ARIAD under the terms of this Agreement; provided, however, that ARIAD shall not be required hereby to maintain any duplicate books of account or records. ARIAD shall retain and maintain such records in accordance with ARIAD's records retention policy for its other books and records; provided, however, such retained records shall not be destroyed without the consent of HMRI (such consent not to be unreasonably withheld). The Company and HMRI shall each have the right, using the firm of independent certified public accountants employed by ARIAD to conduct ARIAD's regular annual audit, or another national firm of independent certified public accountants acceptable to ARIAD (whose approval of such accountants will not be unreasonably withheld), to audit such books on any one occasion as to each fiscal year within two (2) years after the delivery of year-end financial statements for the fiscal year to which they relate for the purpose of verifying such charges and costs. Such examination shall be made upon reasonable advance notice to ARIAD during normal business hours at the Principal Office of the Company.

         5. Reports to Management Committee.

            ARIAD shall furnish to the Management Committee a semi-annual written report setting forth in reasonable detail (i) a summary of the progress of the work done by it under this Agreement pursuant to each Annual Research Plan and (ii) a description of any material developments with respect to the Research Program, at least fifteen (15) days prior to each semi-annual meeting of the Management Committee.

         6. Scientific Cooperation.

            Scientists at ARIAD and HMRI shall cooperate with the Company in the performance of the Research Program and, subject to any confidentiality obligations to third parties, shall exchange information and materials as necessary to carry out the Research Program and to assist the Company in the performance of the Research Program, but subject to the provisions of Article 6 of the JV Master Agreement. Such activities shall be deemed to be a part of the Company, and any Technology developed in such activities will be Joint Venture Technology.

         7. Technology Ownership.

            All Technology developed under this Agreement shall be owned as set forth in the JV Master Agreement.

         8. Visiting Scientists.

            ARIAD, HMRI and the Company expect that scientists from ARIAD and HMRI ("Visiting Scientists") may work on the Research Program at the facility which the Research Services are provided hereunder. Under no circumstances shall any such Visiting Scientist be deemed an agent, representative or employee of the Company, and each shall remain an employee of HMRI or ARIAD, as the case may be. Salary, benefits, housing and relocation expenses of Visiting Scientists will be borne by the party by whom they are employed.

         9. Special Projects for ARIAD and HMRI.

                  [*]


         10. Bioinformatics and Information Services.

             Scientists from ARIAD and HMRI shall cooperate with the Company to establish a Bioinformatics center as required to achieve the objectives of the Research Program and for each of ARIAD's and HMRI's internal use outside the Company, subject to the limitations set forth in Section 7.2(c) of the JV Master Agreement. The Management Committee will establish standards for the network system to be used by the Company, which shall comply with the security requirements of ARIAD and HMRI. The Company will provide overall system administration and support for the network components at the Principal Office. System administration and support for the network components at ARIAD and HMRI will be the responsibility of the respective party.

         11. Compliance with Laws.

             ARIAD shall conduct the Scientific Research Services for the Company under this Agreement in compliance with all applicable laws, rules, regulations and orders.

         12. Independent Contractor; Relationship of the Parties.

            (a) Nothing herein shall be deemed to constitute ARIAD (or any of ARIAD's employees or agents) to be the agent, representative or employee of the Company. ARIAD shall be an independent contractor and shall have responsibility for and control over the details and means of performing the Scientific Research Services.

            (b) Nothing herein shall be construed as: (i) an assumption by ARIAD of responsibility for the operations of the Company except as expressly set forth in this Agreement; (ii) an assumption by ARIAD of any financial obligation of the Company; or (iii) the assumption by ARIAD of any responsibility for work performed by outside suppliers employed directly by the Company at the suggestion or recommendation of ARIAD.

         13. Cooperation.

             Each of ARIAD, HMRI and the Company shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         14. Term and Termination.

             This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement.



         15. Subcontractors.

             With the prior consent of the Company, ARIAD may subcontract all or any portion of its services to be performed hereunder to third parties; provided, however, that any such subcontractor shall be bound by the terms of this Agreement; provided, further, however, that for services usually performed for ARIAD by third parties and services performed for ARIAD by its Affiliates, no such consent shall be required. Notwithstanding the foregoing, with the prior consent of the Company, ARIAD may request that HMRI perform certain services, and if HMRI agrees to perform such services, the costs to the Company of such services shall be reasonably determined by the parties, which costs shall include a reasonable allocation of overhead.

         16. Indemnification of ARIAD.

             The Company shall, and hereby agrees to, indemnify, protect and hold each ARIAD Indemnitee harmless from and against any and all liabilities, costs or expenses incurred by any ARIAD Indemnitee as a result of services rendered by ARIAD under this Agreement, including lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from ARIAD's or any of its employees or agents' gross negligence or willful misconduct.

         17. Force Majeure.

             None of the parties shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         18. Notices.

             All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement. Notwithstanding the foregoing, invoices for Reimbursable Costs pursuant to
Section 3 hereof shall be sent to HMRI at the following address:

                  Hoechst Marion Roussel, Inc.
                  Route 202-206, P.O. Box 6800
                  Bridgewater, NJ  08807-0800
                  Attn:  R&D Controller

         19. Further Assurances.

             Each of the parties hereto agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         20. Successors and Assigns.

             Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by a party without the consent of the other parties which shall not be unreasonably withheld, except that a party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD, HMRI or the Company hereunder shall be deemed to include the successor thereto and assigns thereof.

         21. Amendments.

             No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by a party therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the parties, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the parties.

         22. Governing Law.

             This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

         23. Severability.

             If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         24. Headings.

             Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         25. Execution in Counterparts.

             This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         26. Entire Agreement.

             This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         27. Dispute Resolution.

             In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.


                        ARIAD PHARMACEUTICALS, INC.



                        By:___________________________________________

                        Title:  Chief Executive Officer


                        HOECHST MARION ROUSSEL, INC.



                        By:___________________________________________

                        Title:


                        HOECHST-ARIAD GENOMICS CENTER, LLC



                        By:___________________________________________

                        Title: Co-Chair of Management Committee



                        By:___________________________________________

                        Title: Co-Chair of Management Committee

                                    EXHIBIT F

                         Form of Incyte Letter Agreement

                          Incyte Pharmaceuticals, Inc.
                                3174 Porter Drive
                               Palo Alto, CA 94304

                                                                   March 4, 1997

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139-4234

Hoechst Marion Roussel, Inc.
Global Development Center
Route 202-206
P.O. Box 6800
Bridgewater, NJ 08807-0800

Gentlemen:

         Reference is made to the Collaborative Agreement dated March 4, 1997 between Incyte Pharmaceuticals, Inc. ("Incyte") and ARIAD Pharmaceuticals, Inc. ("ARIAD") (the "ARIAD Agreement") and to the Amended and Restated Collaborative Agreement dated March 4, 1997 between Incyte and Hoechst Aktiengesellschaft and Hoechst Marion Roussel, Inc. (collectively, "Hoechst") (the "Hoechst Agreement"). The ARIAD Agreement and the Hoechst Agreement are referred to herein collectively as the "Agreements." ARIAD and Hoechst Marion Roussel, Inc. have entered into agreements to form a limited liability company known as Hoechst-ARIAD Genomics Center, LLC (the "HMRI-ARIAD JV"). This letter will set forth our mutual understanding regarding the integration of the ARIAD Agreement, the Hoechst Agreement, and certain rights and obligations of Hoechst, ARIAD and the HMRI-ARIAD JV under the

Agreements. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we have agreed as follows:

1. Notwithstanding the definition of "Affiliate" in the Agreements, the HMRI-ARIAD JV shall be treated as an Affiliate of ARIAD under the ARIAD Agreement and as an Affiliate of Hoechst under the Hoechst Agreement. Without limiting the generality of the foregoing, the HMRI-ARIAD JV shall have any and all of the applicable rights (with the corresponding obligations) as fully if it were a party in ARIAD's place under the ARIAD Agreement and as fully if it were a party in Hoechst's place under the Hoechst Agreement, except as set forth in this letter.

2. Section 3.4.3 of the ARIAD Agreement and Section 3.9 of the Hoechst Agreement require ARIAD and Hoechst, respectively, to "use due diligence to pursue the development, governmental approval and commercial exploitation" of products covered by any exclusive license from Incyte, and further provide for termination of licenses from Incyte and grant of licenses by ARIAD or Hoechst respectively, in the event of discontinuation of development or commercialization of such products, all as set forth in such sections. It is hereby agreed that [*]

3. [*] The determination of whether a Product is a Hoechst Product, an HMRI-ARIAD JV Product or an ARIAD Product shall be based on the party named in the IND Filing.

4. Disclosure by the HMRI-ARIAD JV to consultants and third party collaborators of the HMRI-ARIAD JV will be governed by Section 5.2(b) of the ARIAD Agreement and not Section 5.2(b) of the Hoechst Agreement.

         This letter Agreement shall become effective upon the consummation of the Closing under the agreements under which the HMRI-ARIAD JV is formed. All rights granted to the HMRI-ARIAD JV shall terminate upon termination of the HMRI-ARIAD JV, provided, however, that the accrued rights of the HMRI-ARIAD JV shall be governed by Section 7.5 of the Hoechst Agreement and Section 7.6 of the ARIAD Agreement, as appropriate. In the event of any inconsistency between this Letter Agreement and the ARIAD Agreement or the Hoechst Agreement, the provisions of this Letter Agreement shall govern. Except as set forth herein, the ARIAD Agreement and the Hoechst Agreement shall not be modified hereby, and shall remain in full force and effect in accordance with their respective terms.

         If the foregoing accurately sets forth our understanding, please so signify by signing below and returning a copy of this letter, whereupon it will take effect as an amendment to both the ARIAD Agreement and the Hoechst Agreement.

                                                  Very truly yours,

                                                  Incyte Pharmaceuticals, Inc.

                                                  By:  _________________________
                                                           Title:

ACCEPTED AND AGREED:

ARIAD Pharmaceuticals, Inc.

By:  ________________________________
         Title:

Hoechst Aktiengesellschaft

By:  _________________________________
         Title:

Hoechst Marion Roussel, Inc.

By:  ___________________________________
         Title:

                                    EXHIBIT G

                         FORM OF ARIAD LICENSE AGREEMENT

                             ARIAD LICENSE AGREEMENT


         This ARIAD LICENSE AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997, by and between ARIAD PHARMACEUTICALS, INC., a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 ("ARIAD") and the HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, ARIAD and HOECHST MARION ROUSSEL, INC., a Delaware corporation ("HMRI") have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the Company and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in connection with the Company's performance of research in the area of Functional Genomics in order to identify Candidate Genes, Validated Targets and Validated Proteins, ARIAD and the Company desire to enter into this Agreement pursuant to which, among other things, ARIAD will grant to the Company a license or sublicense, as the case may be, for certain uses of ARIAD Background Technology, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2.       ARIAD License to Company.

                  (a) ARIAD hereby grants to the Company [*] license under all ARIAD Background Technology and ARIAD Patent Rights, and [*] (except as set forth in Section 2(b)) sublicense (limited to the field, scope and term of the license to ARIAD) under all licenses of Technology to ARIAD, in the Field to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms and conditions of this Agreement. Except as set forth in Section 2(b), any fees payable to any licensor as a result of the grant of any such sublicense to the Company shall be paid by ARIAD. Set forth on Schedule I hereto is a list (with a reasonable description thereof) designating all ARIAD Background Technology. The initial Schedule I includes Technology which is the subject of licensing or acquisition negotiations with third parties (which is so designated under Section C of such Schedule I). Pursuant to the terms of the JV Master Agreement, to the extent ARIAD [*] acquires

Technology after the date of this Agreement that [*] ARIAD shall so advise the Management Committee, and, upon agreement by HMRI, [*] .

                  (b) If ARIAD would be obligated [*] as a result of granting any sublicense pursuant to Section 2(a), [*] within [*] of the receipt of an invoice therefor, which invoice shall contain a calculation of the amount due in reasonable detail. The party receiving the license shall not be obligated [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  (c) Notwithstanding anything to the contrary in this Section 2, neither ARIAD [*] shall be obligated to [*] for any Technology if ARIAD or its Affiliates are prohibited by law [*]. ARIAD agrees to [*].

                  (d) In the event any license or rights granted to ARIAD under which a sublicense or rights to the Company is granted hereby is due to expire, ARIAD shall give written notice of such potential expiration to the Company at least sixty (60) days prior to the date of expiration, which notice shall specify whether or not ARIAD intends to extend the license or rights and the terms of any proposed extensions. If ARIAD advises the Company that it does not intend to extend the license or rights, the Company may request that ARIAD extend the license or rights and ARIAD will consider such extension in good faith, or the Company may seek to obtain a license or rights to the Technology covered by such license or rights directly from the licensor thereof.

                  (e) Except as expressly set forth in Section 2(a), no license is granted hereby to the Company or HMRI.

         3.       Technology Transfer; Confidentiality; Company Efforts.

         After the date hereof, upon request by the Company, ARIAD shall, within a reasonable time thereafter, make available to the Company the ARIAD Background Technology through such reasonable written and oral disclosures and such reasonable on site training as the Company may request. Without limiting the generality of the foregoing, ARIAD will provide the Company with such manuals, standard operating procedures, process descriptions and the like, as ARIAD employs in its own utilization of such Technology. All disclosures pursuant to this Agreement are subject to the confidentiality provisions of Section 7.5 of the Operating Agreement and Article 6 of the JV Master Agreement. The Company shall use the ARIAD Background Technology and ARIAD Patent Rights licensed to it hereunder in the Field to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms and conditions of this Agreement but for no other purpose.

         4.       Indemnification.

                  The Company (the "Indemnitor"), shall indemnify, defend and hold harmless ARIAD, its Affiliates and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury, product liability and patent infringement matters (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of an Indemnitee) arising out of any actions of the Indemnitor in the use of the ARIAD Background Technology by the Indemnitor or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnitor.

         5.       Warranty Disclaimer.

                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ARIAD MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, PRODUCTS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         6.       Limited Liability.

                  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ARIAD NOR THE COMPANY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         7.       Cooperation.

                  Each of ARIAD and the Company shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         8.       Term and Termination.

                  This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement; provided, however, that in the event of termination the rights and obligations of the parties provided in Sections 2 (with respect to Validated Targets and Validated Proteins discovered at the time of termination), 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 18 and 19 shall survive such termination.

         9.       Force Majeure.

                  Neither ARIAD nor the Company shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of ARIAD or the Company. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         10.      Notices.

                  All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.

         11.      Further Assurances.

                  Each of the parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         12.      Successors and Assigns.

                  Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD or the Company hereunder shall be deemed to include the successor thereto and assigns thereof.

         13.      Amendments.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by each party, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by each party.

         14.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

         15.      Severability.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         16.      Headings.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         17.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         18.      Entire Agreement.

                  This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         19.      Dispute Resolution.

                  Except as otherwise provided herein, in the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

                                    ARIAD PHARMACEUTICALS, INC.


                                    By:_____________________________________

                                    Title: Chief Executive Officer


                                    HOECHST-ARIAD GENOMICS CENTER, LLC


                                    By:_____________________________________

                                    Title: Co-Chair of Management Committee


                                    By:_____________________________________

                                    Title: Co-Chair of Management Committee

                                   Schedule I

                           ARIAD Background Technology



[*]

                                    EXHIBIT H

                         FORM OF HMRI LICENSE AGREEMENT

                             HMRI LICENSE AGREEMENT


         This HMRI LICENSE AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997, by and between HOECHST MARION ROUSSEL, INC., a Delaware Corporation having its offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 (collectively, "HMRI") and the HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, HMRI and ARIAD Pharmaceuticals, Inc., a Delaware Corporation ("ARIAD") have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the Company and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in connection with the Company's performance of research in the area of Functional Genomics in order to identify Candidate Genes, Validated Targets and Validated Proteins, HMRI and the Company desire to enter into this Agreement pursuant to which, among other things, HMRI will grant to the Company a license or sublicense, as the case may be, for certain uses of HMRI Background Technology, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2.       HMRI License to Company.

                  (a) HMRI hereby grants to the Company [*] license under all HMRI Background Technology and HMRI Patent Rights, and [*] (except as set forth in Section 2(b)) sublicense (limited to the field, scope and term of the license to HMRI) under all licenses of Technology to HMRI, in the Field to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms and conditions of this Agreement. Except as set forth in Section 2(b), any fees payable to any licensor as a result of the grant of any such sublicense or right to the Company shall be paid by HMRI. Set forth on Schedule I hereto is a list (with a reasonable description thereof) designating all HMRI Background Technology. The initial Schedule I includes Technology which is the subject of licensing or acquisition negotiations with third parties (which is so designated under Section C of such Schedule I). Pursuant to the terms of the JV Master Agreement (and subject to Section 1.29 thereof), to the extent HMRI [*] acquires Technology after the date of this Agreement that [*], HMRI shall so advise the Management Committee, and, upon agreement by ARIAD, [*].

                  (b) If HMRI would be obligated [*] as a result of granting any sublicense or rights pursuant to Section 2(a), [*] within [*] of the receipt of an invoice therefor, which invoice shall contain a calculation of the amount due in reasonable detail. The party receiving the license shall not be obligated [*], except for those: (i) based on or resulting [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  (c) Notwithstanding anything to the contrary in this Section 2, neither HMRI [*] shall be obligated [*] for any Technology if HMRI or its Affiliates are prohibited by law [*]. HMRI agrees to [*].

                  (d) In the event any license or rights granted to HMRI under which a sublicense or rights to the Company is granted hereby is due to expire, HMRI shall give written notice of such potential expiration to the Company at least sixty (60) days prior to the date of expiration, which notice shall specify whether or not HMRI intends to extend the license or rights and the terms of any proposed extensions. If HMRI advises the Company that it does not intend to extend the license or rights, the Company may request that HMRI extend the license or rights and HMRI will consider such extension in good faith, or the Company may seek to obtain a license or rights to the Technology covered by such license or rights directly from the licensor thereof.

                  (e) Except as expressly set forth in Section 2(a), no license is granted hereby to the Company or HMRI.

         3.       Technology Transfer; Confidentiality; Company Efforts.

         After the date hereof, upon request by the Company, HMRI shall, within a reasonable time thereafter, make available to the Company the HMRI Background Technology through such reasonable written and oral disclosures and such reasonable on site training as the Company may request. Without limiting the generality of the foregoing, HMRI will provide the Company with such manuals, standard operating procedures, process descriptions and the like, as HMRI employs in its own utilization of such Technology. All disclosures pursuant to this Agreement are subject to the confidentiality provisions of Section 7.5 of the Operating Agreement and Article 6 of the JV Master Agreement. The Company shall use the HMRI Background Technology and HMRI Patent Rights licensed to it hereunder in the Field to research, discover, develop, have developed, make and have made Candidate Genes, Validated Targets and Validated Proteins in accordance with the Research Program and the terms and conditions of this Agreement but for no other purpose.

         4.       Indemnification.

                  The Company (the "Indemnitor"), shall indemnify, defend and hold harmless HMRI, its Affiliates and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury, product liability and patent infringement matters (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of an Indemnitee) arising out of any actions of the Indemnitor in the use of the HMRI Background Technology by the Indemnitor or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnitor.

         5.       Warranty Disclaimer.

                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, HMRI MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, PRODUCTS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         6.       Limited Liability.

                  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER HMRI NOR THE COMPANY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         7.       Cooperation.

                  Each of HMRI and the Company shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         8.       Term and Termination.

                  This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement; provided, however, that in the event of termination the rights and obligations of the parties provided in Sections 2 (with respect to Validated Targets and Validated Proteins discovered at the time of termination), 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 18 and 19 shall survive such termination.

         9.       Force Majeure.

                  Neither HMRI nor the Company shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of HMRI or the Company. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         10.      Notices.

                  All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.

         11.      Further Assurances.

                  Each of the parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         12.      Successors and Assigns.

                  Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to HMRI or the Company hereunder shall be deemed to include the successor thereto and assigns thereof.

         13.      Amendments.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by each party, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by each party.

         14.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.


         15.      Severability.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         16.      Headings.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         17.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         18.      Entire Agreement.

                  This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         19.      Dispute Resolution.

                  Except as otherwise provided herein, in the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

                                   HOECHST MARION ROUSSEL, INC.


                                   By: _________________________________________

                                   Title:


                                   HOECHST-ARIAD GENOMICS CENTER, LLC


                                   By: _________________________________________

                                   Title:  Co-Chair of Management Committee


                                   By: _________________________________________

                                   Title:  Co-Chair of Management Committee

                                   SCHEDULE I

                           HMRI BACKGROUND TECHNOLOGY


[*]

                                    EXHIBIT I

                         FORM OF CROSS LICENSE AGREEMENT

                             CROSS LICENSE AGREEMENT


         This CROSS LICENSE AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997 by and between ARIAD PHARMACEUTICALS, INC., a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 ("ARIAD") and HOECHST MARION ROUSSEL, INC., a Delaware corporation having its offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 ("HMRI").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, ARIAD and HMRI have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company") and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in connection with each party's rights to develop, make, use and sell Products as to which it has been granted rights pursuant to the Product Rights Agreement and other Joint Venture Agreements, ARIAD and HMRI desire to enter into this Agreement pursuant to which, among other things, the parties will grant to each other a license or sublicense in the Field, as the case may be, for certain uses of the other party's Background Technology and Patent Rights, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1.       Definitions.

                  Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2.       ARIAD License to HMRI.

                  (a) ARIAD hereby grants to HMRI [*] license and sublicense (limited to the field, scope and term of the license to ARIAD) in the Field under all ARIAD Background Technology and ARIAD Patent Rights for the purposes of: (i) developing, making, using and selling Products to which HMRI shall have been granted rights pursuant to the Product Rights Agreement and the other Joint Venture Agreements, and (ii) utilizing in the Field any Joint Venture Technology licensed to HMRI pursuant to Section 7.2 of the JV Master Agreement, but not for any other purpose.

                  (b) In the event any license to ARIAD under which a sublicense to HMRI is granted hereby is due to expire, ARIAD shall give written notice of such potential expiration to HMRI least sixty (60) days prior to the date of expiration, which notice shall specify whether or not ARIAD intends to extend the license and the terms of any proposed extensions. If ARIAD advises HMRI that it does not intend to extend the license, HMRI may request that ARIAD extend the license and ARIAD will consider such extension in good faith, or HMRI may seek to obtain a license to the Technology covered by such license directly from the licensor thereof.

                  (c) Except as expressly set forth in Section 2(a), no license is granted hereby to HMRI by ARIAD.

         3.       HMRI License to ARIAD.

                  (a) HMRI hereby grants to ARIAD [*] license and sublicense (limited to the field, scope and term of the license to HMRI) in the Field under all HMRI Background Technology and HMRI Patent Rights for the purposes of: (i) developing, making, using and selling Products to which ARIAD shall have been granted rights pursuant to the Product Rights Agreement and the other Joint Venture Agreements, and (ii) utilizing in the Field any Joint Venture Technology licensed to ARIAD pursuant to Section 7.2 of the JV Master Agreement, but not for any other purpose.

                  (b) In the event any license to HMRI under which a sublicense to ARIAD is granted hereby is due to expire, HMRI shall give written notice of such potential expiration to ARIAD least sixty (60) days prior to the date of expiration, which notice shall specify whether or not HMRI intends to extend the license and the terms of any proposed extensions. If HMRI advises ARIAD that it does not intend to extend the license, ARIAD may request that HMRI extend the license and HMRI will consider such extension in good faith, or ARIAD may seek to obtain a license to the Technology covered by such license directly from the licensor thereof.

                  (c) Except as expressly set forth in Section 3(a), no license is granted hereby to ARIAD by HMRI.

         4.       Limitation on In-Licenses of Technology; Payments to Third
                  Parties.

                  (a) ARIAD and HMRI shall each [*] with the terms hereof and of the JV Master Agreement in any in-license of Technology which it enters into for use in the Field. [*] Notwithstanding the foregoing, neither party shall have rights to the other party's combinatorial, natural product or other compound libraries or sources.

                  (b) If the party granting the sublicense or taking such other steps (the "Grantor") would be obligated [*] as a result of granting such sublicense or taking such other steps, [*]. The Grantee shall not be obligated [*], except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

         5.       Technology Transfer; Confidentiality; Efforts.

         After the date hereof, each party shall (upon request by the other party), within a reasonable time thereafter, make available to the other party its Background Technology licensed or sublicensed hereunder pursuant to Section 2(a) and Section 3(a), respectively, through such reasonable written and oral disclosures and such reasonable on site training as the other party may request. Without limiting the generality of the foregoing, each party will provide the other party with such manuals, standard operating procedures, process descriptions and the like, as it in its own utilization of such Technology. All disclosures pursuant to this Agreement are subject to the confidentiality provisions of Section 7.5 of the Operating Agreement and Article 6 of the JV Master Agreement. The other party shall use the Background Technology and Patent Rights licensed to it hereunder in the Field for the purposes of: (i) developing, making, using and selling Products to which it shall have been granted rights pursuant to the Product Rights Agreement and the other Joint Venture Agreements, and (ii) utilizing in the Field any Joint Venture Technology licensed to it pursuant to
Section 7.2 of the JV Master Agreement, but not for any other purpose.

         6.       Indemnification.

                  Each party (the "Indemnitor"), shall indemnify, defend and hold harmless the other party, its Affiliates and its directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury, product liability and patent infringement matters (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of an Indemnitee) arising out of any actions of the Indemnitor in the use of the Indemnitee's Background Technology by the Indemnitor or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnitor.

         7.       Warranty Disclaimer.

                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER ARIAD NOR HMRI MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, PRODUCTS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         8.       Limited Liability.

                  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ARIAD NOR HMRI WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         9.       Cooperation.

                  Each of ARIAD and HMRI shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         10.      Term and Termination.

                  This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement; provided, however, that in the event of termination each party will retain the licenses and sublicenses granted to it by the other party pursuant to Sections 2 and 3 and Sections 4, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 20 and 21 shall survive such termination.

         11.      Notices.

                  All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.

         12.      Force Majeure.

                  Neither ARIAD nor HMRI shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of ARIAD or HMRI. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         13.      Further Assurances.

                  Each of the parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         14.      Successors and Assigns.

                  Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for either party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD or HMRI hereunder shall be deemed to include the successor thereto and assigns thereof.

         15.      Amendments.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by each party, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by each party.

         16.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

         17.      Severability.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         18.      Headings.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         19.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         20.      Entire Agreement.

                  This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         21.      Dispute Resolution.

                  Except as otherwise provided herein, in the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

                                    ARIAD PHARMACEUTICALS, INC.


                                    By:__________________________________

                                    Title: Chief Executive Officer


                                    HOECHST MARION ROUSSEL, INC.


                                    By:__________________________________

                                    Title:

                                    EXHIBIT J

                        FORM OF PRODUCT RIGHTS AGREEMENT



                            PRODUCT RIGHTS AGREEMENT


         This PRODUCT RIGHTS AGREEMENT (the "Agreement") is entered into as of [__________] [___], 1997, by and among ARIAD PHARMACEUTICALS, INC., a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 ("ARIAD"), HOECHST-ARIAD GENOMICS CENTER, LLC, a Delaware limited liability company with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 (the "Company"), and HOECHST MARION ROUSSEL, INC., a Delaware corporation having its offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 ("HMRI").

                                    RECITALS:

         WHEREAS, for the purposes of combining and further developing their respective technologies in the area of Functional Genomics, ARIAD and HMRI have entered into a Joint Venture Master Agreement, dated March 4, 1997 (the "JV Master Agreement") and related Joint Venture Agreements, providing for the formation of the Company and the establishment of a joint venture to pursue Functional Genomics collaboratively;

         WHEREAS, in connection with the Company's performance of research in the area of Functional Genomics in order to identify Validated Targets and Validated Proteins, the parties desire to enter into this Agreement which, among other things, will provide for a mechanism for the granting of rights to ARIAD and HMRI with respect to Validated Targets and Validated Proteins discovered by the Company and the payment of royalties on Products developed by ARIAD or HMRI which are Validated Proteins or based on the use of a Validated Target or Validated Protein, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1. Definitions. Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the JV Master Agreement.

         2. Determination of Discovery of Candidate Genes, Validated Targets and Validated Proteins.

                  Whenever ARIAD, HMRI or the Company believes it has discovered a Candidate Gene, Validated Target or Validated Protein in the course of the Research Program, it shall promptly notify and provide all relevant data to the Management Committee. Upon such notice (and on its own initiative even without notice), the Management Committee shall determine whether a Candidate Gene, Validated Target or Validated Protein has been discovered by the Company utilizing criteria to be established by the Management Committee and furnished to the parties in writing. The Management Committee shall use its best efforts to establish the initial criteria by [*] and shall have the right to amend the criteria from time to time. Regardless of the date of determination of discovery by the Management Committee, any Candidate Gene, Validated Target or Validated Protein will be deemed to have been discovered at the earlier of disclosure of such Candidate Gene, Validated Target or Validated Protein in: [*]. The required scope and contents of such disclosure shall be determined by the Management Committee as part of the criteria for determination of discovery of a Candidate Gene, Validated Target or Validated Protein. Upon a determination by the Management Committee that a Validated Target or Validated Protein has been discovered by the Company, the Management Committee shall provide prompt written notice to each of ARIAD and HMRI, and such Validated Targets and Validated Proteins shall be added to the respective Pools, as described below.

         3.       Establishment of Validated Target Pool and Validated Protein
Pool.

                  The Management Committee shall establish a Validated Target Pool (the "Validated Target Pool") and a Validated Protein Pool (the "Validated Protein Pool"). The [*] discovered by the Company shall constitute the initial Validated Target Pool, and the [*] discovered by the Company shall constitute the initial Validated Protein Pool, and additional Validated Targets and Validated Proteins shall be added to the Pools as the Management Committee determines that they have been discovered in accordance with Section 2. The Management Committee shall provide prompt written notice to each of ARIAD and HMRI of the establishment of each initial Pool. Validated Targets and Validated Proteins will be deemed added to the Pools in the order in which they are discovered; provided, however, that if the Management Committee later determines that the contents of a Pool should have been different at the time of a selection by a party, the party which has made such selection will neither be required nor entitled to return that selection to the Pool or otherwise change its selection. In the event more than one Validated Target or Validated Protein is discovered [*].

         4.       Procedure for Selecting Candidates from Pools.

                  As to each of the Validated Target Pool and Validated Protein Pool, the selection procedures set forth below for ARIAD and HMRI shall apply separately to each such Pool. As used below, the word "Pool" means the Validated Target Pool or the Validated Protein Pool, and the word "Candidate" means a Validated Target or a Validated Protein, as the case may be.

                  (a) Upon receipt from the Management Committee of notice of creation of each initial Pool, [*]; provided, however, that within thirty (30) days of receipt from the Management Committee of notice that the Validated Target Pool is comprised of [*] and the Validated Protein Pool is comprised of [*], with respect to each Pool [*] shall give written notice to the Management Committee of [*].

                  (b) [*] shall have the right to [*] to provide written notice to the Management Committee of [*].

                  (c) If [*] within the [*] shall then have the [*] by the Management Committee.

[*] to provide written notice to the Management Committee of [*].

                  (d) If [*] shall then have the [*] by the Management Committee. [*] to provide written notice to the Management Committee of [*]. If [*] under the circumstances described in subparagraph (c) above, then [*] shall have [*] described in subparagraph (c) to provide written notice to the Management Committee of [*] . Whether or not [*] shall have [*] to provide written notice to the Management Committee of [*] . If [*] under the circumstances described in subparagraph (b) above, then [*] by the Management Committee [*] to provide written notice to the Management Committee of [*] .

                  (e) It is the intention of ARIAD and HMRI that the selection process for Candidates shall continue thereafter in a manner consistent with:
(i) [*].

                  (f) Notwithstanding the foregoing, at any time that ARIAD or HMRI has the [*] right to select a Candidate from a Pool, such party may exercise such right upon written notice to the Management Committee [*] . ARIAD and HMRI may [*] upon mutual agreement.

                  (g) Any selection of a Candidate by ARIAD or HMRI pursuant to this Section 4 shall be deemed to have been made upon receipt by the Management Committee of written notice thereof. In the event ARIAD or HMRI fails to provide written notice to the Management Committee of a selection of a Candidate from a Pool within any such [*] period for selection, [*] in accordance with the procedures described in this Section 4. The Management Committee shall promptly inform ARIAD or HMRI whenever the other has either selected a Candidate from a Pool, or failed to select or affirmatively decided not to select a Candidate within any such [*] period during which such party has a right to select a Candidate.

         5. Rights to Diagnostic Products, Vaccines, Antibody Drugs and Other Products.

         The Company shall have sole and exclusive ownership of all right, title and interest in any Diagnostic Product, Vaccine, Antibody Drug or Other Product derived from any Candidate Gene, Validated Target, Validated Protein or otherwise derived from the Research Program. The Management Committee shall have sole discretion in determining whether to grant any licenses to ARIAD, HMRI or third parties for the development, manufacture, use or sale of any Diagnostic Product, Vaccine, Antibody Drug or Other Product, and the terms and conditions of any such licenses, in order to maximize the value of the Company.

         6.       Licenses to Drugs Derived from Validated Targets.

         Effective upon selection of a Validated Target by ARIAD or HMRI, the Company shall be deemed, without further action, to have granted to the party selecting such Validated Target [*] license under all Joint Venture Technology and Joint Venture Patent Rights, and [*] to use such Validated Target for purposes of developing, making, having made, using, having used, selling, having sold, offering for sale and importing any Small-molecule Drug, Peptidomimetic Drug, or Antisense Drug. If the Company [*] , the party receiving the license [*] . The party receiving the license shall not be obligated [*] , except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

         7.       Licenses to Drugs Derived from Validated Proteins.

         Effective upon selection of a Validated Protein by ARIAD or HMRI, the Company shall be deemed, without further action, to have granted to the party selecting such Validated Protein [*] license under all Joint Venture Technology and Joint Venture Patent Rights, and [*] sublicense (limited to the field and scope of the license to the Company) under all licenses of Technology to the Company to use such Validated Protein for purposes of developing, making, having made, using, having used, selling, having sold, offering for sale and importing any Protein Drug, Derivative Protein Drug, Protein Mimetic Drug, Analog Protein Drug or Gene Therapy Drug. If the Company [*] as a result of granting such licenses, [*] . The party receiving the license shall not be obligated [*] , except for those: (i) based on or resulting [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

         8.       Diligence and Product Reversion.

         With respect to each Validated Target or Validated Protein selected by ARIAD or HMRI, the party selecting such Validated Target or Validated Protein shall, by virtue of selecting the Validated Target or Validated Protein and without further action, be deemed to have committed in good faith to apply [*], consistent with the efforts it devotes to its other projects, to diligently pursue the discovery, development and/or commercialization of at least [*] derived from such Validated Target or Validated Protein. Notwithstanding the fact that, as set forth in Section 7.1.5 of the JV Master Agreement and in the Cross License Agreement, neither party has any rights to the other party's combinatorial, natural product or other compound libraries or sources, if the party selecting the Validated Target or Validated Protein fails to utilize such diligent efforts or ceases to pursue such Validated Target or Validated Protein, the relevant Validated Target or Validated Protein [*] , and the party which failed to utilize such diligent efforts or ceased pursuit [*] : If [*] accepts the transfer of the Validated Target or Validated Protein, by virtue of such transfer and without further action it will be deemed to have received a license under Section 6 or Section 7, as the case may be, and to have [*], to diligently pursue the discovery, development and/or commercialization of such Validated Target, Validated Protein or Product. If the party which originally selected the Validated Target or Validated Protein [*] as a result of the transfer of the Validated Target or Validated Protein [*] . If [*] does not wish to acquire rights to such Validated Target or Validated Protein, or if, after acquiring rights to such Validated Target or Validated Protein fails to utilize diligent efforts or ceases to pursue for any reason such Validated Target or Validated Protein, the relevant Validated Target or Validated Protein shall be [*].

         9. Rights to Validated Targets and Validated Proteins Remaining in Pool.

         The Management Committee shall have the authority, at such times as the Management Committee deems appropriate, to assess the Pools containing Candidates that each of ARIAD and HMRI has not selected or has returned, for purposes of determining whether to grant any licenses to third parties for rights to such Candidates previously unselected or returned by ARIAD and HMRI. The Management Committee shall have sole discretion in determining the terms and conditions of any such licenses.

         10.      Royalties.

                  (a) In the event ARIAD or HMRI develops a Product that is [*] Validated Target or Validated Protein or the associated Candidate Gene, it shall pay a [*] royalty on its Net Sales and those of its Affiliates to the other party.

                  (b) In the event ARIAD or HMRI shall grant a sublicense to a third party to make, use or sell a Product that is [*] a Validated Target or Validated Protein, the royalty shall be the lesser of the amount set forth in
Section 10(a) calculated on the sublicensee's Net Sales or [*] of the royalties actually received by a party from the sublicensee.

                  (c) In the event that ARIAD and HMRI shall be obligated to pay royalties in excess of [*] of its Net Sales and those of its Affiliates or sublicensees to a third party with respect to a particular Product being developed or sold by it under a license from the third party for a Gene or Protein necessary to develop or sell such Product, then the paying party shall be entitled to reduce the royalty payable hereunder to the other party [*] ; provided that the royalty payable to the other party under Section 10(a) shall not be reduced below [*] of Net Sales and the royalty payable to the other party under Section 10(b) shall not be reduced below [*] of the royalties actually received by the paying party from the sublicensee.

                  (d) In the event that ARIAD or HMRI shall be obligated to pay royalties or other payments to a third party with respect to a particular Product being developed or sold by the other party or its Affiliates or sublicensees as a result of the grant of a sublicense to the Company or the other party, [*] after receipt of an invoice for such payment from the party granting the sublicense. The party receiving the license shall not be obligated [*] , except for those: (i) based on or resulting from [*] or (ii) as otherwise expressly provided in the Joint Venture Agreements.

                  (e) "Net Sales" shall mean the gross amount billed by ARIAD or HMRI or their Affiliates or licensees or sublicensees to third parties worldwide for the sales of Products, less (a) allowances for normal and customary trade, quantity and cash discounts actually allowed and taken, (b) transportation, insurance and postage charges, if prepaid by a party or any Affiliate, licensee or sublicensee of a party and billed on a party's or any Affiliate's, licensee's or sublicensee's invoices as a separate item, (c) credits, rebates, returns (including, but not limited to, wholesaler and retailer returns), to the extent actually allowed, and royalties payable to third parties, and (d) sales, use and other taxes similarly incurred to the extent stated on the invoice as a separate item, all subject to the following:

               (i) In the case of pharmacy incentive programs, hospital performance incentive program chargebacks, disease management programs, similar programs or discounts on "bundles" of products, all discounts and the like shall be allocated among products on the basis on which such discounts and the like were actually granted, or if such basis cannot be determined, proportionately to the list prices of such products.

              (ii) In the case of any sale or other disposal by ARIAD or HMRI to an Affiliate, for resale, the Net Sales shall be calculated as above on the value charged or invoiced on the first arm's length sale to a party who is not an Affiliate.

             (iii) In the case of any other sale or other disposal, such as barter or counter-trade, of any Product, or part thereof, otherwise than in an arm's length transaction exclusively for money, the Net Sales shall be calculated as above on the fair market price (if higher) in the relevant country of sale or disposal.

                  (f) Royalties shall be paid by ARIAD or HMRI to the other party on Net Sales within sixty (60) days after the end of each fiscal quarter in which such Net Sales are made. Such payments shall be accompanied by a report showing the quantity and Net Sales of each Product sold by ARIAD or HMRI or any Affiliate, licensee or sublicensee of ARIAD or HMRI in each country, the applicable royalty rate for such Product, and a calculation of the amount of royalty due.

                  (g) The Net Sales used for computing the royalties payable to ARIAD or HMRI from the other party shall be computed, and royalties shall be paid, in U.S. dollars. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as reported in The Wall Street Journal on the last business day of the fiscal quarter to which a royalty payment relates.

                  (h) ARIAD and HMRI and their respective Affiliates, licensees and sublicensees shall keep for five (5) years from the date of each payment of royalties complete and accurate records of sales by each of them and their Affiliates, licensees and sublicensees of each Product in sufficient detail to allow the accruing royalties to be determined accurately. Each of ARIAD and HMRI shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to the other party to inspect the relevant records of the other party and its Affiliates, licensees and sublicensees to verify such report or statement. ARIAD and HMRI and their respective Affiliates, licensees and sublicensees shall each make their records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the other party, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Product in any given period. ARIAD and HMRI agree to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for a party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The results of each inspection, if any, shall be binding on both ARIAD and HMRI. The party requesting inspection shall pay for such inspection, except that in the event there is any upward adjustment in aggregate royalties payable for any fiscal year shown by such inspection of more than two percent (2%) of the amount paid, the party whose records were inspected shall pay for such inspection.

                  (i) Royalties not paid within the time period set forth in subparagraph (e) shall bear interest at the lesser of: (i) the prime rate as reported by the Morgan Guaranty Bank and Trust, New York, New York, on the date such payment is due, plus an additional three percent (3%) or (ii) the maximum rate permitted by applicable law, from the due date until paid in full.

         11.      Patents.

                  (a) If either party selects a Validated Protein pursuant to
Section 4 or Section 8,
such party shall assume prosecution and maintenance of pending and issued patent applications and patents with claims directed only to such Validated Protein and its Candidate Gene, effective as of the time of selection. Each of ARIAD and HMRI, with respect to any Product as to which it has rights pursuant to this Agreement, shall, on its own behalf and expense (directly or through another entity), be responsible for filing patent applications, continuing prosecution of such applications, and obtaining patents claiming inventions made by such party with respect to any such Product. The party filing or continuing to prosecute a patent application shall be entitled to control the prosecution of such application and make all decisions necessary or appropriate to the conduct of such prosecution, including decisions to resolve any interference or opposition. In the event that any patent is issued, the party with responsibility for prosecution shall control the maintenance and enforcement of such patent and shall be entitled to make all decisions concerning payment of all taxes and fees necessary for the maintenance and enforcement of such patent. The party with responsibility for prosecution shall furnish copies of relevant filings and correspondence to the Company as reasonably requested by the Company and cooperate with the Company and the other party to achieve consistency in prosecution of all patent applications relating to the Research Program. The parties undertake that they shall take such actions which are reasonably necessary or desirable to establish, maintain and assert any rights or interest of the parties in respective patent rights, including the execution of all documents necessary or desirable so that title or other rights can be established and maintained and so that any patent filings permitted hereunder can be made, prosecuted and maintained. Such actions shall include cooperative efforts as reasonable to obtain the broadest possible protection for Product(s) in all jurisdictions, to the mutual benefit of the parties, taking into account the nature of the invention(s) and the state of the law in the respective jurisdictions.

                  (b) ARIAD and HMRI shall notify each other and the Company in a timely manner of any decision to abandon a pending patent application or an issued patent directed to a Product. Thereafter, the Company shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

                  (c) In the event that either of ARIAD or HMRI becomes aware of any infringement or alleged infringement by a third party of any patent rights with respect to a Product as to which ARIAD or HMRI has rights pursuant to this Agreement, it shall promptly notify the Company in writing and provide available evidence, if any, of such infringement. The party with rights to the Product shall have the right at its own expense to initiate and prosecute litigation against the alleged infringer, and shall be entitled to any amounts recovered. In the event any such proceeding is instituted, the Company and the other party shall cooperate with the party pursuing the proceeding at the expense of such party, and shall execute all documents and perform such other acts as may be reasonably requested in the circumstances.

                  (d) In the event that any action, suit or proceeding is brought against ARIAD, HMRI, or any Affiliate, licensee or sublicensee of ARIAD or HMRI, alleging the infringement of the intellectual property rights of a third party by reason of the development, manufacture, use, sale, importation or offer for sale of a Product, the party whose Product is the subject matter of the action, suit or proceeding shall have the obligation to defend itself, the other party and the Company in such action, suit or proceeding at its own expense; provided, however, that any other party named in such action, suit or proceeding shall be allowed to participate in the defense of such action, suit or proceeding with its own counsel at its own expense. The defending party shall provide the Company and the other party with prompt written notice of the commencement of any such action, suit, proceeding or claim of infringement and will furnish to the Company and the other party a copy of each substantive communication relating to the alleged infringement. The Company and the other party will cooperate with the defending party in the defense of any such action, suit or proceeding at the expense of the defending party, and shall execute all documents and take all other actions which may reasonably be requested in connection with the prosecution of such action, suit or proceeding.

                  (e) ARIAD and HMRI, as the owners of the Company, agree that they will not challenge the validity of any patent owned by or licensed to the Company or either party which claims any Candidate Gene, Validated Target, Validated Protein or Product.

         12.      Right of First Negotiation.

                  (a) For a period of [*] by ARIAD or HMRI under Section 4 or
Section 8, in the event that ARIAD or HMRI determines to license or sublicense to any non-Affiliate rights to any such Validated Target or Validated Protein, or any Products derived therefrom, it shall give written notice to the other party, specifying in reasonable detail the rights it intends to license (the "Negotiation Notice"). The party receiving the Negotiation Notice (the "Recipient") shall have [*] after the date of the Negotiation Notice to provide a written response (the "Response") to the party sending the Negotiation Notice (the "Sender") as to whether or not the Recipient wishes to enter into negotiations with the Sender concerning the licensing of such rights. If the Sender does not receive a Response within such [*] period or if the Recipient declines to enter into negotiations, the Sender shall thereafter have the right to license the rights which were the subject of the Negotiation Notice free of any restriction, limitation or duty to the Recipient whatsoever. If the Response states that the Recipient wishes to enter into negotiations with the Sender, the parties shall negotiate in good faith the licensing of such rights to the Recipient for a period of [*] from the date of the Response.

                  (b) If the parties do not agree upon and execute a written agreement for such rights within such [*] period, as such period may be extended by written agreement of both parties, the Recipient [*]

         13.      Indemnification.

                  Each party, with respect to any Product as to which it has rights pursuant to this Agreement (the "Indemnitor"), shall indemnify, defend and hold harmless the other party, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments of third parties, including, without limitation, personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from a material breach of this Agreement, gross negligence or willful misconduct on the part of an Indemnitee) arising out of any actions of the Indemnitor in the development, testing, production, manufacture, promotion, import, sale or use by any person of any Product which is manufactured or sold by the Indemnitor or by an Affiliate, licensee, sublicensee, distributor or agent of the Indemnitor other than a Licensee.

         14.      Warranty Disclaimer.

                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE COMPANY MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, PRODUCTS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

         15.      Limited Liability.

                  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ARIAD, HMRI NOR THE COMPANY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

         16.      Cooperation.

                  Each of ARIAD, HMRI and the Company shall use commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it under this Agreement.

         17.      Term and Termination.

                  This Agreement shall take effect as of the date first written above and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement; provided, however, that in the event of termination:

                  (a) the procedures set forth in Section 4 shall be applied until there are no more Candidates in either Pool;

                  (b) the procedures set forth in Section 9.4.1(f) of the JV Master Agreement shall be applied with respect to rights to Diagnostic Products, Vaccines, Antibody Drugs and Other Products described in Section 5 herein;

                  (c) ARIAD and HMRI will retain the licenses granted to each in Sections 6 and 7 prior to termination;

                  (d) each of ARIAD's and HMRI's rights to receive royalty payments pursuant to Section 10 shall survive such termination; and,

                  (e) Sections 11, 12, 13, 14, 15, 19, 20, 22, 23, 24, 25, 26,
28 and 29 shall survive such termination.

         18.      Force Majeure.

                  None of the parties shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party seeking to be excused on the basis of force majeure shall advise the other party of the beginning and end of the circumstances constituting the force majeure, and shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         19.      Notices.

                  All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.


         20.      Further Assurances.

                  Each of the parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

         21.      Hart-Scott-Rodino Filing.

                  The parties shall cooperate fully and use their best efforts to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations issued thereunder (the "HSR Act"), to determine if a Notification Report form is required thereunder, and to file any required Notification Report form with the Federal Trade Commission and the Department of Justice in accordance with such rules and regulations with respect to transactions contemplated in this Agreement.

         22.      Successors and Assigns.

                  Except as otherwise provided herein, neither this Agreement nor any obligation of a party hereunder may be assigned by either party without the consent of the other which shall not be unreasonably withheld, except that each party may assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any entity created for the purpose of providing financing for a party's contributions to the Company (provided, however, that any such assignment by a party to such entity shall not be permitted without the prior consent of the other party, which shall not be unreasonably withheld), to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations. Subject to the foregoing, any reference to ARIAD, HMRI or the Company hereunder shall be deemed to include the successor thereto and assigns thereof.

         23.      Amendments.

                  No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure by the parties therefrom, shall in any event be effective unless the same shall he in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by each party, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by each party.


         24.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

         25.      Severability.

                  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may he possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         26.      Headings.

                  Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         27.      Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts each of which counterpart when so executed and delivered, shall be deemed to be an original, and all of which counterparts together, shall constitute one and the same instrument.

         28.      Entire Agreement.

                  This Agreement, together with the other Joint Venture Agreements, constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

         29.      Dispute Resolution.

                  In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of any party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives.

                                    ARIAD PHARMACEUTICALS, INC.


                                    By:______________________________________

                                    Title: Chief Executive Officer


                                    HOECHST MARION ROUSSEL, INC.


                                    By:______________________________________


                                    Title:


                                    HOECHST-ARIAD GENOMICS CENTER, LLC


                                    By:______________________________________

                                    Title: Co-Chair of Management Committee


                                    By:______________________________________

                                    Title: Co-Chair of Management Committee